UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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THE PROGRESSIVE CORPORATION

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
The Progressive Corporation (NYSE:PGR) will hold its Annual Meeting of Shareholders on Friday, May 12, 2023, at 10:00 a.m., eastern time. The meeting will be held by online audio webcast only. There will be no physical location for the meeting. You will be able to attend the Annual Meeting, vote, and submit your questions during the meeting via live audio-only webcast by visiting virtualshareholdermeeting.com/PGR2023. To participate in the Annual Meeting, you must have your 16-digit control number that is shown on your proxy card. You will not be able to attend the Annual Meeting in person.

At the Annual Meeting, shareholders will be asked to:
1.Elect as directors the 12 nominees identified in the attached Proxy Statement, each to serve for a term of one year;
2.Cast an advisory vote to approve our executive compensation program;
3.Cast an advisory vote on the frequency of the advisory vote to approve our executive compensation program;
4.Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023; and
5.Transact such other business as may properly come before the meeting.
The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice. Only shareholders of record of The Progressive Corporation at the close of business on March 17, 2023, are entitled to receive notice of and to vote at the meeting or any adjournment or postponement of the meeting.
Your vote is important. Whether or not you plan to participate in the meeting via the live audio-only webcast, please vote by Internet or telephone (following the instructions on the enclosed proxy card), or by completing and returning the proxy card in the enclosed postage-paid envelope. If you later choose to revoke your proxy or change your vote, you may do so by following the procedures described in the “Questions and Answers about the Annual Meeting and Voting” section in the attached Proxy Statement.
By Order of the Board of Directors,
Daniel P. Mascaro, Secretary
March 27, 2023
The Proxy Statement and the 2022 Annual Report to Shareholders
are also available at progressiveproxy.com

A MESSAGE FROM THE BOARD OF DIRECTORS
March 27, 2023
Coming into 2022, many of us were cautiously optimistic that the year would bring initial steps toward a more normal operating environment for Progressive and the world at large, although we did not necessarily anticipate a quick turnaround given the depth of the turbulence that we had seen over the prior couple of years. Well, it’s a good thing that Progressive people enjoy a good challenge, because 2022 ended up being full of them! Whether it was the business impacts of inflation and investment volatility, rapidly changing driving behavior as pandemic restrictions continued to ease, or the largest catastrophe in company history (Hurricane Ian), the company and its employees once again demonstrated their talent for proactive and forward-thinking problem solving. Despite these challenges, the team achieved impressive results and positioned the company for future success.
It is the Board’s job both to oversee the “here and now” and to focus on longer-term opportunities and challenges, and our work in 2023 reflects those dual responsibilities. We were actively involved in advising and supporting management, monitoring results, overseeing risks and controls, and staying close to developments in the business by receiving regular reports about a wide variety of operating metrics as well as hearing “deep dive” presentations at Board meetings. Tricia and her senior team provided frequent updates between meetings.
At the same time, our annual program of work ensured that we spent ample time on three critical areas of long-term Board oversight: strategy, the evolving risk environment, and the bench of leadership talent for the future.
As always, this space does not permit a detailed recitation of the Board’s activities, but we want to highlight a few areas.
•Our annual multi-day, deep dive on the company’s strategy took place early in the year, just as some of the economic disruptions were coming into focus. It provided not only an excellent opportunity to evaluate and provide feedback on management’s current and longer-term plans, but also to probe and question those plans against the dynamic environment unfolding around us. The immersion in strategy and detailed presentations from each member of senior management provided a valuable foundation to on-going discussions and decisions throughout the year.

•One of the major responsibilities of the Board is the oversight of risk and risk management activities. Progressive has a very well-developed risk management process and risk framework that is used to identify and monitor the risks in the business, articulate risk appetites and track risk mitigation activities. It is a living document under constant review and amendment as conditions change. At the Board, oversight of the risk management process itself is the responsibility of the Audit Committee. Oversight of major categories of operating risks has been assigned to the Board committees best suited to address them. For example, consideration of financial statement and internal control risks rests with the Audit Committee. Cybersecurity risks are overseen by the Technology Committee. The Investment and Capital Committee has active oversight of investment risk. Each committee reports on its activities to the full board on a regular basis. In addition, at least once a year, the Board receives a comprehensive presentation on risk management activities and their evolution from the prior year.
•While we have written at length in the past about the company’s operating activities, we do not often write about our oversight of investment activities, but they are a critical aspect of Progressive’s strength and competitive position. The Progressive Capital Management group manages a pool of capital in excess of $50 billion that meets regulatory obligations, provides additional capital to mitigate risk in the business and, equally importantly, provides a platform that enables Progressive to grow its businesses. Investment markets in 2022 were exceptionally challenging as the outlook for interest rates changed, inflation expectations gyrated, and the likelihood of recession remained a subject of debate. Through the Investment and Capital Committee, the Board oversees the asset allocation, risk positioning and results of the investment portfolio and provides advice and support to the investment team. In addition, the full board hears detailed presentations directly from the investment team about market conditions, investment strategy, talent development, investment results and other topics in an annual visit to the capital management team’s offices.

•The final – and perhaps most important – area of Board focus is talent development and succession planning throughout the organization. We often discuss this topic in detail with senior executives and receive an annual presentation from Tricia and the team that reviews talent acquisition, training, retention and development in detail. We also seek to see future leaders for ourselves, so we encourage regular opportunities for high performers to present directly to the Board and its committees. These sessions typically involve a subject matter expert presenting in their area of expertise, which not only enhances our understanding of the many complex topics faced by the company, but just as importantly, gives us the chance to assess these senior leaders’ knowledge and skills and, more broadly, their potential to become future leaders. From this perspective, we are continually impressed with the quality and diversity of the management “bench” available and rigorous approach to leadership development that Progressive demonstrates. We believe it to be a huge competitive advantage.

We are pleased to have the many challenges of 2022 behind us and enter the new year hopeful, once again, for improvements that will benefit Progressive, the broader economic environment, and the world at large. We do so, however, with open eyes that the ongoing challenges, and unexpected obstacles, will undoubtedly require further active and nimble responses by Progressive. We embrace this uncertainty and look forward to continuing to work hard for the company’s shareholders and other stakeholders.
We would like to thank Progressive’s employees for their hard work and customer focus during these trying times. We would also like to thank shareholders for your continuing ownership interest in The Progressive Corporation.
On behalf of the Board of Directors,
/s/ Lawton W. Fitt
Lawton W. Fitt
Chairperson of the Board

THE PROGRESSIVE CORPORATION
PROXY STATEMENT
i

THE PROGRESSIVE CORPORATION
PROXY STATEMENT
GENERAL INFORMATION REGARDING PROXY MATERIALS AND
THE ANNUAL MEETING OF SHAREHOLDERS
The Board of Directors (Board) of The Progressive Corporation (NYSE:PGR) (Progressive or Company) provides this Proxy Statement to you to solicit your proxy to act upon the matters outlined in the accompanying Notice of Annual Meeting of Shareholders, each described in more detail in this document.
The Annual Meeting will take place on Friday, May 12, 2023, at 10:00 a.m., eastern time, via a live audio-only webcast that is available at virtualshareholdermeeting.com/PGR2023. There will be no physical meeting location and the meeting will only be conducted via the live audio-only webcast to allow for greater participation by all of our shareholders, regardless of their geographic location. Your proxy also may be voted at any adjournment or postponement of the meeting.
The proxy card, this Proxy Statement, and Progressive’s 2022 Annual Report to Shareholders will be mailed to shareholders beginning on or about March 27, 2023.
All proxies that are properly completed and submitted over the Internet or by telephone, and all properly executed written proxies, will be voted at the meeting in accordance with the directions given by the shareholder, unless the shareholder properly revokes their proxy before voting occurs at the meeting. If a shareholder executes and delivers their proxy card without directions on how to vote their shares, then the shares represented by the proxy card will be voted as recommended by the Board.
Only shareholders of record of The Progressive Corporation's common shares, $1.00 par value, at the close of business on March 17, 2023, the record date, are entitled to receive notice of and to vote at the meeting or any adjournment or postponement of the meeting. Each shareholder on the record date is entitled to one vote for each of our common shares held by the shareholder. On the record date, we had 585,366,448 common shares outstanding.
For additional information regarding the proxy materials and the Annual Meeting, see “Questions and Answers About the Annual Meeting and Voting” in this Proxy Statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS STRONGLY ENCOURAGES YOU TO VOTE YOUR SHARES BY PROXY PRIOR TO THE MEETING. YOUR VOTE IS IMPORTANT. PLEASE FOLLOW THE VOTING INSTRUCTIONS CAREFULLY TO MAKE SURE THAT YOUR SHARES ARE VOTED APPROPRIATELY.

PROXY STATEMENT SUMMARY
This summary highlights certain information contained in this Proxy Statement. It also highlights our approach to sustainability, environmental (including climate change), social, and governance (ESG) initiatives, summarizes our human capital management efforts, provides a brief description of our 2022 business performance, and summarizes stakeholder engagement efforts. It does not contain all of the information you should consider when voting your shares. Please read the entire Proxy Statement and Annual Report to Shareholders carefully before voting. For additional information about how to vote your shares, including voting options and standards, see “Questions and Answers about the Annual Meeting and Voting” in this Proxy Statement.
VOTING MATTERS AND BOARD RECOMMENDATION

Item Number	Voting Matter	Board Recommendation
1	Elect as directors the 12 nominees identified in this Proxy Statement, each to serve for a term of one year	FOR each nominee
2	Cast an advisory vote to approve our executive compensation program	FOR
3	Cast an advisory vote on the frequency of the advisory vote on our executive compensation program	ONE YEAR
4	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023	FOR

NOMINEES FOR DIRECTOR
The Board has nominated 12 directors, 11 of whom are current directors and one of whom is a new nominee, with a broad and complementary set of skills, experiences, backgrounds, and perspectives.
Diversity
Skills and Experiences

CORPORATE GOVERNANCE HIGHLIGHTS
Corporate Governance Practices
We are committed to meeting high standards of ethical behavior, corporate governance, and business conduct. Some of our corporate governance practices include:

Effective Structure and Composition		Additional Practices and Policies		Shareholder Rights
✔	Independent, experienced Chairperson	✔	Robust director stock ownership guidelines	✔	Single class voting
✔	Independent committee leadership and strong independent committee membership	✔	Established Board and committee risk oversight practices	✔	Annual election of all directors
✔	A diverse and highly qualified Board	✔	Board technology/cybersecurity expertise and oversight	✔	Majority voting in uncontested director elections
✔	Five new directors and one new nominee in the last six years, four of which are women and two are ethnically diverse	✔	Environmental (including climate change), social, and governance (ESG) oversight and reporting	✔	Proxy access available
✔	Mandatory director retirement policy (no exemptions or waivers within the past three years)	✔	Diversity, equity, and inclusion (DEI) oversight and reporting	✔	No poison pill
✔	Independent directors meet regularly without management	✔	Ongoing director education
✔	Restrictions limiting the number of public company boards on which a director may serve	✔	Annual Board and committee evaluation process
Board Risk Oversight
The Board is ultimately responsible for overseeing our risk profile and risk management processes. To facilitate these responsibilities, the Board assigns certain risk oversight responsibilities to each of its main committees through each committee’s charter. The committees continue to undertake the increasingly detailed oversight work for which they are responsible, to interact with and oversee management, and to report back significant matters to the full Board. A more detailed discussion of this oversight function is contained in the “Board Risk Oversight” section of this Proxy Statement.

ESG HIGHLIGHTS
Sustainability and ESG initiatives have been an integral part of the company’s business. Our Core Values (Integrity, Golden Rule, Excellence, Objectives, and Profit), first introduced in 1987, are a cornerstone of our business and, as such, the tenets of sustainability have evolved naturally as we work to not only grow our business, but also to support our customers, community, and employees.
The Board’s Approach
The Board and its committees oversee the assessment and management of various sustainability and ESG matters. In their oversight role, our directors ask questions, probe our thinking, provide strategic input, and give guidance informed by their diverse skills and experiences. The following chart highlights some of our Board’s involvement with these matters.

Audit Committee

- Oversees our risk management programs, which address climate change and our reinsurance programs
- Oversees the independent attestation of our Scope 1 and 2 location-based greenhouse gas emissions related to our carbon neutrality goal

Compensation Committee

- Approves overall compensation strategy
- Reviews Say on Pay vote results
- Oversees our DEI efforts

Nominating and Governance Committee

- Oversees our ESG activities, including climate change
- Oversees political spending & reporting
- Oversees shareholder engagement efforts

Technology Committee

- Oversees data privacy and our cybersecurity program
- Reviews talent assessments and workforce strategies in the IT group

Our Sustainability Efforts
At Progressive, we aim to take a forward-looking approach to everything we do, from the products we offer to the way we interact with the world around us. We work to drive sustainable change for our shareholders, employees, agents, communities, and the millions of customers who trust us to protect what is important to them. As our efforts evolve with the world around us, we expect to adapt our sustainability reporting.
Our most recent Corporate Sustainability Report was prepared with guidance from the Nominating and Governance Committee, our executive leadership, and various subject matter experts. The report was informed by elements from various reporting frameworks, namely the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-Related Financial Disclosure (TCFD), and includes indices to each of these reporting frameworks. The report provides information regarding our philosophy and practices on a number of topics, including:

Governance

- Risk management, cybersecurity, data privacy, purchasing/procurement

Human capital management

- Overall strategy, DEI, and pay equity

Social capital

- Community outreach and contributions, public advocacy, and public policy

Environmental stewardship

- Energy and carbon emissions management and reduction efforts, waste management efforts, and greenhouse gas emission reduction goals

To review our most recent Corporate Sustainability Report, please visit our sustainability site at investors.progressive.com/sustainability-reports. The report and any other information on the sustainability site are not incorporated by reference in, and do not form part of, this Proxy Statement or any other SEC filing.

Spotlight on Environmental Stewardship
We continue to make increasing efforts to reduce carbon emissions and operate efficiently in all aspects of our business. We report our environmental efforts to inform our stakeholders of the efforts we are making, the initiatives and steps taken, and the forward movement on our commitments. We continue to advance our environmental stewardship efforts by seeking investments in green energy usage for our facilities, exploring opportunities to shift toward a lower-emissions vehicle fleet, and reducing paper correspondence with our customers. We believe that if we can yield positive environmental results from our business operations, we can create a sustainable business in line with our Core Values.

As we look forward to the future, we are excited to continue to be responsible environmental stewards. Recently we announced a goal of carbon neutrality by the end of 2025 for Scopes 1 and 2, which will help set the path to net-zero in the following decade. To enhance our accountability, we engaged an independent third party to provide limited assurance on our Scope 1 and Scope 2 location-based greenhouse gas emissions reporting.

HUMAN CAPITAL MANAGEMENT
We believe that our people and our culture remain our most significant competitive advantage, and that having the right people working together in the right way is critical to driving our results, building our enduring business, and creating long-term shareholder value. Our culture is deeply rooted in our Core Values and is the foundation for our human capital management strategies to attract, retain, and motivate highly qualified employees.
Our People
We believe that our culture and continued success has enabled us to attract, engage, and retain highly talented people in diverse markets and from a broad range of backgrounds and experiences.
Attract and Hire We employ extensive recruiting practices with a goal of developing qualified and deep candidate pools and attracting candidates from both established and new sources. We believe that our recruitment efforts generally have enabled us to present diverse and high-potential pools of job candidates to our hiring managers. In turn, we train our hiring managers about identifying and avoiding unconscious biases they may have during the interview and selection process and the importance of employing individuals with different kinds of experiences and backgrounds. We believe these strategies collectively enhance our applicant pools and contribute to our continued success.
Engage and Retain We understand that engaged employees are more productive, provide better service to our customers and are more likely to stay with Progressive. Each year, we survey our people to measure their engagement. We use the results, along with other information, to evaluate our human capital strategies and the health of our culture.
Employee retention is an important part of our strategy. Promoting from within is also a key part of our strategy. Many of our leaders, including most current executive team members, joined Progressive in a more junior position and advanced to significant leadership positions within the organization.
Demographic Data We publish employee and manager demographic information on our website and update this data on an annual basis. We also disclose our consolidated EEO-1 data online.
As of December 31, 2022, we had about 55,100 employees, of which 59% were women and 39% were people of color. We also had over 1,000 senior leaders, of which 39% were women and 17% were people of color.
Supporting our People and Culture
We strive to support our employees by providing challenging work experiences, career opportunities, and a culture of learning. We are focused on coaching and development, which we believe promotes greater engagement in our business and improved individual performance.
Training and Development We actively foster a learning culture and offer several leadership development programs, including our Multicultural Leadership Development Program. Moreover, our personal development strategy, “Own It,” encourages employees to take control of their career through team-building exercises, coaching techniques, and communication strategies. Available to new and tenured employees, our learning solutions are tailored to both individual contributors and leaders and cover a broad swath of skills and competencies.
ERGs Over a decade ago, our first employee resource groups (ERGs) were created to help build communities for our employees with common backgrounds, life experiences, interests, and professional goals. In the time since their inception, our nine ERGs have grown in both influence and size with 43% of Progressive people belonging to at least one of the following ERGs as of December 31, 2022:
•Asian American Network
•Disabilities Awareness Network
•LGBTQ+ Network
•Military Network
•Network of Empowering Women
•Parent Connection
•Progressive African American Network
•Progressive Latin American Networking Association
•Young Professionals Network
Compensation and Benefits As part of employee compensation, nearly all Progressive people participate in our annual cash incentive program named Gainshare, which measures the growth and profitability of our insurance businesses. We believe Gainshare contributes to the cooperative and collaborative way we work together and, in part, defines our culture. We also monitor overall pay equity among employees with similar performance, experience, and job responsibilities, and publish the results annually on our DEI website. Additionally, our employee benefits are intended to be competitive and to support the needs of our people and their families. We invest in physical, emotional, and financial health of Progressive people by providing a broad range of benefits.

Diversity, Equity, and Inclusion
We believe that in order to be consumers’, agents’, and business owners’ number one destination for insurance and other financial needs, we need to anticipate and understand the needs of our customers. Therefore, we seek to be diverse in our employee demographics, experiences, and perspectives.
Our commitment to diversity starts at the top with our highly skilled and diverse Board, as discussed above. We are one of the few public companies with a female CEO, as well as a female independent Board Chairperson. Our DEI efforts are overseen by our Compensation Committee on behalf of the entire Board, and those efforts are implemented at all levels of the organization.
Our efforts focus on four primary objectives, which have been in place for several years:
•To maintain a fair and inclusive work environment
•To reflect the customers we serve
•For our leaders to reflect the people they lead
•To contribute to our communities
In line with this focus, in 2020 we introduced an ambitious goal to double the representation of people of color in senior leadership from 10% to 20% by the end of 2025. During 2022, we increased this senior leadership representation from 16% to 17%, more than halfway to our goal.
We support DEI awareness among our employees in several ways. This includes hosting an annual weeklong event focused on diversity and inclusion, where employees have the opportunity to attend webinars and panel discussions, take part in group activities, listen to podcasts featuring Progressive employees, and more. We also have DEI leadership job objectives for our executive team and managers aimed at fostering a diverse and inclusive workplace.
Moreover, we support efforts to contribute to our communities, through our Keys to Progress® programs (which include providing vehicles to veterans and furnishing homes for individuals emerging from homelessness), our various education and engagement efforts, and our financial contributions to various community organizations.
For over 20 years, we have also contributed to The Progressive Insurance Foundation, which provided matching funds to eligible 501(c)(3) charitable organizations to which employees contributed. To more broadly represent our employees and their communities, in 2020, The Progressive Insurance Foundation began funding national charitable organizations identified by our Employee Resource Groups and, beginning mid-2022, through the Name Your Cause program each employee can recommend that the Foundation give a minimum of $100 to a charity of their choice, without requiring an out-of-pocket donation from the employee. This is the Foundation’s way of supporting more causes and reaching more communities across the country where Progressive’s people, and its customers, live and work.
We know we still have much more work to do, but we are committed to these efforts. To learn more visit our DEI site at progressive.com/about/diversity-and-inclusion. The information on the DEI site is not incorporated by reference in, and does not form part of, this Proxy Statement or any other SEC filing.
See “Compensation Discussion and Analysis – The Role of Diversity, Equity, and Inclusion” for more information.
2022 BUSINESS PERFORMANCE HIGHLIGHTS
As a property-casualty insurance company, we have earnings streams from both underwriting activity and investment activity. During 2022, we wrote $4.7 billion more in net premiums, compared to 2021, and added 0.9 million policies in force to end the year at $51.1 billion in net premiums written and 27.4 million policies in force. Despite the business challenges during 2021 that continued into 2022, we recognized an underwriting profit margin of 4.2%, or $2.1 billion of pretax underwriting profit. While our underwriting margin decreased 0.5 points in 2022, primarily driven by higher catastrophe losses and higher loss severity, partially offset by significant rate increases and lower frequency, it exceeded our companywide profitability target of 4% for 2022.
Changes in the value of our equity securities, which represented 7.5% of the fair value of our investment portfolio at December 31, 2022, are reflected in net income. Consistent with market trends and decreases in market valuations of our equity security portfolio, in 2022, net income included total net realized losses on securities of $1.9 billion and our fully taxable equivalent total return was (7.8)%.
During 2022, we returned aggregate dividends of $0.40 per common share to our shareholders, representing our $0.10 per common share quarterly dividends, and repurchased 0.9 million of our common shares at an average cost of $115.44 per common share. The Board decided not to declare an annual-variable dividend for 2022 after assessing our capital position, existing capital resources, and expected future capital needs, including the then current market conditions that could present opportunities for further growth in 2023. We ended 2022 with $22.3 billion of total capital and a debt-to-total capital ratio of 28.7%.

Following are a few key performance metrics for 2022:

Net premiums written growth	10%
Policies in force growth	3%
Combined ratio	95.8
Underwriting profit margin	4.2%
Returns on average common shareholders’ equity:
Net income	4.4%
Comprehensive income (loss)	(13.5)%
Net income	$0.7 billion
Net income per common share	$1.18
Declared common shareholder dividends	$0.2 billion
Repurchased common shares	$0.1 billion
We encourage you to review our Annual Report to Shareholders for additional information on our 2022 performance and our financial results.
EXECUTIVE COMPENSATION HIGHLIGHTS
We believe that our executive compensation program, including the closely aligned companywide annual cash incentive program we call Gainshare, has been a critical component of our strong operating results and, in turn, shareholder returns in recent years. We believe this program’s structure supports a strong pay-for-performance linkage. Our Gainshare program has paid out an average of 164% of target over the last five-year period and, for 2022, paid out at 86% of target, which reflected the challenging year in terms of both profitability and growth. Regarding our performance-based equity awards, we have grown faster than the market for the business lines we measure, resulting in the vesting of these awards above targets in each of the past five years.
Our executive compensation program is overseen by the Compensation Committee of the Board. Compensation Committee decisions are made after considering third-party compensation data for comparable companies, internal analyses, and recommendations presented by management. The executive compensation decisions for executive officers generally represent the culmination of extensive analysis and discussion, which typically take place over the course of multiple committee meetings and in meetings between the committee and management, including our CEO, our Chief Human Resources Officer, members of our compensation and law departments, and sometimes compensation consultants.
Our executive compensation program has a number of important structural features and guiding policies, including following these executive compensation practices:

What We DO Have
✔	Independent Compensation Committee that establishes compensation for executive officers

✔	Heavy weighting of at-risk “pay for performance” compensation

✔	Typically below market base salary with opportunity to exceed median with strong performance

✔	Stock ownership guidelines
✔	Clawback/forfeiture provisions (including restatements and reputational harm)

✔	DEI-related goal embedded into each executive officer’s job objectives, which factors into setting overall annual target compensation

What We DON’T Have
✘	Employment agreements

✘	Guaranteed salary increases or bonuses

✘	Hedging/pledging of our stock

✘	“Timing” of equity awards

✘	Single-trigger change in control benefits

✘	Pension plan or supplemental retirement benefits provided to executives

STAKEHOLDER ENGAGEMENT
We seek to provide transparency into our business, our performance, our strategic priorities, our governance practices, and how our Core Values guide our decisions and support our culture. We share information with our stakeholders in a variety of ways, including monthly earnings releases, quarterly earnings calls, annual shareholder meetings, quarterly letters from our CEO, and annual letters from our Chairperson of the Board.
We recognize the value in maintaining open lines of communication with our stakeholders and engage with our stakeholders throughout the year to:
•provide visibility and transparency into our business, our performance, and our corporate governance, ESG, and compensation practices;
•discuss with our investors the issues that are important to them, hear their expectations for us, and share our views; and
•assess emerging issues that may affect our business, inform our decision making, and enhance our corporate disclosures.

ITEM 1: ELECTION OF DIRECTORS
Our Code of Regulations establishes the number of directors at no fewer than five and no more than 13. The number of directors has been fixed at 12, and there are currently 12 directors on the Board. As stated in our Corporate Governance Guidelines, the Board may change the size of the Board from time to time depending on its needs and the availability of qualified candidates. In this proposal, we are asking shareholders to elect as directors the 12 nominees named below.
Each director elected will serve a one-year term and until their successor is duly elected. If, by reason of death or other unexpected occurrence, any one or more of the nominees named below is not available for election, the proxies will be voted for substitute nominee(s), if any, as the Board may propose.
NOMINEES FOR DIRECTOR
Based upon a recommendation from the Board’s Nominating and Governance Committee, the Board has nominated the following persons for election to the Board of whom 11 are current directors and one is a new nominee:
•Danelle M. Barrett
•Philip Bleser
•Stuart B. Burgdoerfer
•Pamela J. Craig
•Charles A. Davis
•Roger N. Farah
•Lawton W. Fitt
•Susan Patricia Griffith
•Devin C. Johnson
•Jeffrey D. Kelly
•Barbara R. Snyder
•Kahina Van Dyke
Information regarding the nominees can be found below under “– Director Nominee Highlights” and “ – Director Nominee Information.”

The Board of Directors recommends that you vote FOR the election of each nominee.
DIRECTOR NOMINEE SELECTION PROCESS
The Board is responsible for recommending director candidates for election by the shareholders and for electing directors to fill vacancies or newly created directorships. The Board has delegated the screening and evaluation process for director candidates to the Nominating and Governance Committee, which identifies, evaluates, and recruits highly qualified director candidates and recommends them to the Board.

Qualifications, Experiences, and Skills
The Nominating and Governance Committee evaluates each director candidate individually when considering whether the candidate should be nominated to serve on the Board. The committee will give due consideration to factors deemed relevant by the committee or the Board, including whether the candidate possesses the general qualities required to serve successfully as a director, including: intelligence, thoughtfulness, diligence, judgement, character, and commitment.
The committee reviews the candidate’s relevant experiences, the extent of their demonstrated excellence and success in their chosen career and the specific attributes, skills, talents, or knowledge the candidate would be expected to add to the Board.
In addition to the qualifications that each director nominee must have, the Board believes that one or more of its Board members should possess the following experiences and expertise because of their particular relevance to the company’s business, strategy and structure. These experiences and expertise were considered by the committee in connection with this year’s director nomination process:
•Accounting & Finance
•Corporate Governance
•Highly Regulated Businesses
•Insurance/Financial Services
•Investment & Capital Management
•Leadership
•Retail/Marketing
•Risk Management
•Technology/Cybersecurity
The committee also considers the company’s and the Board’s needs, the qualifications of other available candidates, and how the addition of the candidate to, or the continued service on, the Board would enhance the Board’s overall diversity and capabilities.
Diversity
The Board’s policy is to include individuals with a wide variety of tenure, talents, skills, experiences, and perspectives, in addition to considering demographic criteria such as race, ethnicity, sexual orientation, gender, nationality, age, and disability, whenever possible. The directors believe that such diversity provides the Board with broader perspectives, a wide array of thoughts and ideas, and insight into the views and priorities of our diverse investor, customer, agent, and employee bases.
The committee’s work in recruiting new members will continue to reflect their commitment to achieve such diversity. To evaluate the impact of the addition of a candidate on the diversity of the Board, the committee considers how distinct the candidate’s background, experiences, skills, and personal characteristics are from those of the incumbent directors and whether the candidate would bring a unique perspective to the Board. The committee assesses the effectiveness of its practices for consideration of diversity in nominating director candidates by periodically analyzing the diversity of the Board as a whole and, based on that analysis, determining whether it may be desirable to add to the Board a director with a certain type of background, talent, experience, personal characteristic, skill, or a combination thereof.
Other Public Company Board Commitments
The Board expects that each director will devote sufficient time and effort as necessary to serve as a director and as a member of the Board’s committee(s) to which the director may be assigned.
Therefore, in accordance with our Corporate Governance Guidelines:
•directors that are actively involved in an executive capacity with the company or another publicly held company can sit on no more than two public companies' boards in addition to the company (excluding subsidiaries or companies in which the director’s employer holds an investment); and
•directors that are not actively involved in management of the company or another company (including a non-executive board chairperson) can sit on no more than four public companies' boards in addition to the company.
Director commitment levels are reviewed at least annually to confirm that each director has sufficient time to perform their duties.

DIRECTOR NOMINEE HIGHLIGHTS
Director Nominee Diversity
We are one of a few companies in the Fortune 500 with a female CEO, as well as a female independent Board chairperson. The nominees include a diverse mix of directors.

Director Nominee Experiences, Qualifications, Attributes, and Skills
The Board believes that it is desirable that the following experiences, qualifications, attributes, and skills be possessed by one or more of its Board members because of their particular relevance to the company’s business and structure, and these were all considered by the Nominating and Governance Committee in connection with this year’s director nomination process:

	Accounting & Finance	Corporate Governance	Highly Regulated Businesses	Insurance/ Financial Services	Investment & Capital Management	Leadership	Retail/Marketing	Risk Management	Technology/Cybersecurity
Danelle M. Barrett		●	●			●		●	●
Philip Bleser	●	●	●	●	●	●	●	●
Stuart B. Burgdoerfer	●	●			●	●	●	●
Pamela J. Craig	●	●			●	●		●	●
Charles A. Davis	●	●	●	●	●	●		●
Roger N. Farah	●	●				●	●	●
Lawton W. Fitt	●	●	●	●	●	●		●
Susan Patricia Griffith		●	●	●		●	●	●
Devin C. Johnson	●					●	●		●
Jeffrey D. Kelly	●	●	●	●	●	●		●
Barbara R. Snyder			●	●		●	●	●	●
Kahina Van Dyke				●	●	●	●		●

DIRECTOR NOMINEE INFORMATION
The following information is provided for each nominee and includes descriptions of each nominee’s specific experience, qualifications, attributes, and skills that led the Nominating and Governance Committee and the Board to conclude that the nominee should serve on the Board. Unless otherwise indicated, each nominee has held the principal occupation indicated for more than five years. Current directorships and former directorships (held during the last five years) at other public companies are also shown. The term of each current director expires at the Annual Meeting.

Name (Age)	Principal Occupation, Business Experience, and Qualifications	Other Directorships
Danelle M. Barrett (55) Director since: Not Applicable	U.S. Navy, Rear Admiral, Retired; Cybersecurity Division Director and Deputy Chief Information Officer (military)

	Danelle M. Barrett has been nominated to serve as one of our directors. Prior to retiring, Rear Admiral Barrett served in Navy leadership positions for 30 years. She most recently served as the Navy Cybersecurity Division Director and Deputy Chief Information Officer on the Chief of Naval Operations staff from 2017 to 2019, where she led the U.S. Navy’s strategic development and execution of digital and cybersecurity efforts including key enterprise information technology modernization improvements to enhance warfighting and business operations. Rear Admiral Barrett also held several prior leadership positions including Director of Current Operations at the U.S. Cyber Command and the Chief of Staff at the Navy Information Forces Command. She received her commission as an officer from the U.S. Naval Reserve Officer Training Corps. In addition to holding a M.A. in National Security Strategic Studies from the U.S. Naval War College, she also holds a M.S. in Information Management and two additional M.A.s in Management and Human Resource Development. In addition to her current and past service as a director of two public companies, including serving as a member of their compensation and governance committees, Rear Admiral Barrett brings to the Board extensive leadership and operational experiences in complex cybersecurity matters, digital modernization and innovation, information technology systems, technology risk management, and strategic assessment, planning, and implementation.	Current ShoulderUp Technology Acquisition Corp Former KVH Industries, Inc.

Key Skills: Corporate Governance Highly Regulated Businesses Leadership Risk Management Technology/Cybersecurity

Name (Age)	Principal Occupation, Business Experience, and Qualifications	Other Directorships
Philip Bleser (68) Director since: 2017	Retired; Chairman of Global Corporate Banking, JPMorgan Chase & Co., New York, New York (financial services)

	Prior to retiring in 2016, Mr. Bleser served on the executive leadership team at JPMorgan Chase, a preeminent commercial bank and financial services company, where he led the firm’s global corporate banking efforts. In these roles, Mr. Bleser’s responsibilities included, among others, strategic direction and execution, risk management, and operations of a global, technology- and customer-driven corporate banking operation. Mr. Bleser also previously served on the board of a specialty retail company, enhancing his experience in the areas of public company governance and the operations of its audit and governance committees, as well as deepening his understanding of a consumer-facing retail business. Mr. Bleser also has earned a climate leadership certificate, enhancing the Board’s oversight of climate risks and sustainable growth strategies. His financial and operational roles also position him well to be a valuable member of our Audit Committee as an Audit Committee Financial Expert.	Current None Former Francesca’s Holding Corp.

Key Skills: Accounting & Finance Corporate Governance Highly Regulated Businesses Insurance/Financial Services Investment & Capital Management Leadership Retail/Marketing Risk Management
Stuart B. Burgdoerfer (60) Director since: 2009	Retired; Executive Vice President and Chief Financial Officer, L Brands, Inc., Columbus, Ohio (retailing) from April 2007 to August 2021; Interim Chief Executive Officer of VS NewCo (retailing) from May 2020 to February 2021

	Mr. Burgdoerfer’s experience includes work as a CPA at Deloitte, as a management consultant and in financial leadership roles at PepsiCo/YUM Brands subsidiary Pizza Hut, and as Senior Vice President of Finance at The Home Depot. He was the Executive Vice President and Chief Financial Officer of L Brands from April 2007 through August 2021, and served from May 2020 through February 2021 as Interim Chief Executive Officer of L Brand’s subsidiary Victoria's Secret (VS NewCo), expanding his executive and leadership responsibilities at this global retail company. Mr. Burgdoerfer’s experience also includes service as a member of the Board of Trustees at Spelman College. Mr. Burgdoerfer’s substantial experience in leadership roles as a financial professional and senior executive also enhances the Board’s financial expertise and adds great value to the Audit Committee as the Committee Chair and an Audit Committee Financial Expert.	Current None Former None

Key Skills: Accounting & Finance Corporate Governance Investment & Capital Management Leadership Retail/Marketing Risk Management

Name (Age)	Principal Occupation, Business Experience, and Qualifications	Other Directorships
Pamela J. Craig (66) Director since: 2018	Retired; Chief Financial Officer, Accenture PLC, Dublin, Ireland (global management consulting)

	Ms. Craig is the former Chief Financial Officer of the global professional services firm, Accenture PLC. Ms. Craig worked at Accenture for 34 years in a variety of consulting and executive roles, where she developed extensive finance, capital management, operational, enterprise risk management, and technology expertise, as well as leadership experience in the context of a large, growth-oriented organization. In addition, her current and past service as a director of Progressive and other public companies, including companies in the retail, technology services and security, and manufacturing industries, and as a member of other audit, compensation, governance, and corporate responsibility and sustainability committees, provide her with valuable experience in addressing the many risks and governance issues facing public companies. Additionally, as a member of our Compensation Committee, Ms. Craig has developed a strong understanding of our culture and DEI efforts.	Current Merck & Co., Inc. 3M Company Corning Incorporated Former Akamai Technologies, Inc.

Key Skills: Accounting & Finance Corporate Governance Investment & Capital Management Leadership Risk Management Technology/Cybersecurity
Charles A. Davis (74) Director since: 1996	Chief Executive Officer, Stone Point Capital LLC, Greenwich, Connecticut (private equity investing)

Mr. Davis has broad financial, investment, and capital management expertise developed through his work as a partner at Goldman Sachs Group, investment management experience at MMC Capital, Inc., and as Chief Executive Officer of Stone Point Capital LLC. Mr. Davis has extensive knowledge of Progressive’s business and history, which he has gained through his service as a director of the company since 1996. He has substantial corporate governance and risk expertise from his decades of investment banking and private equity experience, as well as his service on the boards of other public and private companies, including in the reinsurance industry.

Current AXIS Capital Holdings Limited Former The Hershey Company

Key Skills: Accounting & Finance Corporate Governance Highly Regulated Businesses Insurance/Financial Services Investment & Capital Management Leadership Risk Management

Name (Age)	Principal Occupation, Business Experience, and Qualifications	Other Directorships
Roger N. Farah (70) Director since: 2008	Retired; Executive Director, Tory Burch LLC, New York, New York (retailing)

	Mr. Farah previously served in executive officer positions at Ralph Lauren Corporation and Tory Burch LLC and as a director at other public companies, primarily in the retail and health insurance industries. The extensive management and operational experience Mr. Farah has in over 40 years in the retail industry enables him to provide insights, particularly in the area of customer trends, product development, brand management, and risk analysis, from a consumer-focused industry that is different than the property and casualty insurance industry. Due to his current and past service as a director of other public companies, he also has significant experience addressing the risks and corporate governance issues facing public companies, including serving as a member of their compensation, governance, and corporate social responsibility committees. Additionally, as a member of our Compensation Committee, Mr. Farah has developed a strong understanding of our culture and DEI efforts.	Current CVS Health Corporation Former Aetna, Inc. Metro Bank PLC Tiffany & Co.

Key Skills: Accounting & Finance Corporate Governance Leadership Retail/Marketing Risk Management
Lawton W. Fitt (69) Director since: 2009	Chairperson of the Board, The Progressive Corporation, Mayfield Village, Ohio since May 2018; Lead Independent Director, Progressive, prior to May 2018; Retired Partner, Goldman Sachs Group, New York, New York (financial services)

	Ms. Fitt brings a strong financial and corporate governance background to her service as Chairperson of our Board. She has substantial experience in the areas of investment banking and risk analysis, including insight into the operation of capital markets, as a result of her work as a partner at Goldman Sachs Group. In addition, she attained executive management experience through her work as the Secretary of the Royal Academy of Arts in London. Ms. Fitt also has significant experience as a director at various other public, for-profit and non-profit organizations, including service on the audit, compensation and governance committees of public companies.	Current Ciena Corporation The Carlyle Group Inc. Former Micro Focus International plc

Key Skills: Accounting & Finance Corporate Governance Highly Regulated Businesses Insurance/Financial Services Investment & Capital Management Leadership Risk Management

Name (Age)	Principal Occupation, Business Experience, and Qualifications	Other Directorships
Susan Patricia Griffith (58) Director since: 2016	President and Chief Executive Officer, The Progressive Corporation, Mayfield Village, Ohio

Mrs. Griffith has been with the company since 1988 and has held a series of executive leadership positions, including Chief Executive Officer (since 2016), Chief Human Resource Officer, Claims Group President (in charge of the entire Claims organization), President of Customer Operations (overseeing the contact center (sales and delivery), customer experience, systems experience, and workforce management groups), and Personal Lines Chief Operating Officer, where she oversaw the Personal Lines, Claims, and Customer Relationship Management groups. Mrs. Griffith’s intimate knowledge of the company and her leadership experience gives her a deep understanding of our culture, DEI efforts, operations, challenges, and opportunities.
Current FedEx Corporation Former None

Key Skills: Corporate Governance Highly Regulated Businesses Insurance/Financial Services Leadership Retail/Marketing Risk Management
Devin C. Johnson (49) Director since: 2020	President, The SpringHill Company (global consumer and entertainment) since March 2022; Chief Operating Officer, The SpringHill Company from April 2020 to March 2022; President and Chief Operating Officer, UNINTERRUPTED, LLC (entertainment and media) prior to April 2020

	Mr. Johnson brings a strong history of executive management and operational experience in digital and social media, brand creation and marketing, and content production, developed through his experience at The SpringHill Company and through prior executive roles at Tribune Media and NBCUniversal. Mr. Johnson has extensive leadership experience in marketing, understanding and applying consumer insights, media and content delivery in the consumer products arena, and start-up and business development. Through his roles as the President and Chief Operating Officer of The SpringHill Company and previously as the President of UNINTERRUPTED, LLC, he has gained expertise in creating culturally inspired brands, entertainment, and products.	Current None Former None

Key Skills: Accounting & Finance Leadership Retail/Marketing Technology/Cybersecurity

Name (Age)	Principal Occupation, Business Experience, and Qualifications	Other Directorships
Jeffrey D. Kelly (69) Director since: 2012 Prior service: 2000-2009	Retired; Chief Operating Officer and Chief Financial Officer, RenaissanceRe Holdings Ltd., Pembroke, Bermuda (reinsurance services)

Mr. Kelly brings a strong history of executive management, investment management, capital markets, and operational experience in the financial services industry. Among other responsibilities, he has served as the principal financial officer at a major commercial bank and a large publicly traded reinsurer. Mr. Kelly’s experience on the Board also gives him insight into our insurance and investment operations. Due to his past roles at RenaissanceRe, Mr. Kelly also provides a different perspective about the insurance industry and understanding of reinsurance markets. Mr. Kelly’s financial expertise is also utilized in his role as an Audit Committee Financial Expert on our Audit Committee.
Current None Former None

Key Skills: Accounting & Finance Corporate Governance Highly Regulated Businesses Insurance/Financial Services Investment & Capital Management Leadership Risk Management
Barbara R. Snyder (67) Director since: 2014	President, The Association of American Universities (higher education) since October 2020; President, Case Western Reserve University, Cleveland, Ohio, prior to October 2020

Ms. Snyder has extensive leadership experience as the President of The Association of American Universities (AAU), an organization composed of the country’s leading research universities helping shape higher education policy. This extensive expertise was also previously gained as the President of Case Western Reserve University (Case) and in leadership positions she held at other non-profit and university organizations. Ms. Snyder has for many years been a member of the board of directors of a large publicly traded financial services company, where she serves on the compensation and governance committees. Additionally, as a member of our Compensation Committee, Ms. Snyder has developed a strong understanding of our culture and DEI efforts. At Case, she led a revitalization of the school while overseeing enhancements of academic excellence, faculty collaboration, strategic planning, fundraising efforts, cybersecurity initiatives, and the qualifications and diversity of Case’s student body. Her executive role at a leading university, and now the broader outlook that comes with the presidency of AAU, brings a unique perspective to our Board.
Current KeyCorp Former None

Key Skills: Highly Regulated Businesses Insurance/Financial Services Leadership Retail/Marketing Risk Management Technology/Cybersecurity

Name (Age)	Principal Occupation, Business Experience, and Qualifications	Other Directorships
Kahina Van Dyke (51) Director since: 2018
Global Head, Digital Channels and Client Data Analytics, Standard Chartered PLC, London, England (international banking) since February 2020; Senior Vice President of Business and Corporate Development, Ripple Labs, Inc., San Francisco, California (global digital payments network) from July 2018 through December 2019; Global Director of Financial Services & Payment Partnerships, Facebook, Inc., Menlo Park, California (online social media) prior to May 2018.

Ms. Van Dyke is the Global Head, Digital Channels and Client Data Analytics at Standard Chartered’s Corporate Commercial and Institutional Banking Division where she is focused on developing a digital banking platform for global trade, commerce, and financial services. In previous roles at Ripple and Facebook, she was responsible for strategic partnerships and investments across the global financial and technology industries and working with external companies to develop and grow financial products and services. Prior to these roles, Ms. Van Dyke held senior international executive positions for more than 15 years in the global financial services industry. She is also the Founder and Chair of the Global Women Executive Leadership Council, a group that promotes leadership and peer mentoring for women in more than 70 countries. She brings to our Board extensive senior management experience in international consumer and corporate banking combined with leadership at a major technology company, and she is a global female leader in emerging digital banking models and financial technology.
Current None Former None

Key Skills: Insurance/Financial Services Investment & Capital Management Leadership Retail/Marketing Technology/Cybersecurity

DIRECTOR WHOSE TERM WILL NOT CONTINUE AFTER THE ANNUAL MEETING
Jan E. Tighe decided to not stand for re-election of the Board. Vice Admiral Tighe has served on the Board since 2019. Her term will end on the date of the Annual Meeting of Shareholders.
VOTE REQUIRED FOR ELECTION
Proxies cannot be voted at the Annual Meeting for a greater number of persons than the 12 nominees named in this Proxy Statement.
A nominee for director in an uncontested election will be elected as a director only if the nominee receives a majority of the votes cast, which is sometimes referred to as a majority voting standard. If the election for directors is contested (that is, there are more nominees than the number of director positions up for election), the majority voting standard does not apply, and the nominees receiving the highest number of votes will be elected (a plurality voting standard). The election of directors at this year’s Annual Meeting is an uncontested election, so each nominee must receive a majority of the votes cast to be elected. Abstentions and unvoted shares
(including broker non-votes) will not be considered as votes cast.
If an incumbent director is not elected by a majority of the votes cast in an uncontested election, the director is not automatically removed from the Board, but under our Corporate Governance Guidelines, they are expected to tender a resignation from the Board within 10 days after the certification of the shareholder vote. If that resignation is not made contingent on the Board’s determination to accept or reject such resignation, the resignation will be effective immediately. If the resignation is contingent on Board action, the Nominating and Governance Committee will review the resignation and make a recommendation to the Board, and the Board will announce its determination about whether to accept or reject the resignation within 120 days from the certification of the shareholder vote. If a director is not elected by a majority of the votes cast, but fails to tender their resignation during the 10-day period after certification, their term of office will expire automatically upon the expiration of the 10-day period. There have been no exceptions or waivers to this policy in the last three years.
If written notice is given by any shareholder to the President, a Vice President, or the Secretary not less than 48 hours before the time fixed for holding the Annual Meeting that the shareholder desires the voting for election of directors be cumulative, and if an announcement of the giving of such notice is made at the meeting by the Chairperson or Secretary or by or on behalf of the shareholder giving such notice, each shareholder will have the right to cumulate their voting power in the election of directors. Under cumulative voting, each shareholder may give one nominee a number of votes equal to the number of directors to be elected, multiplied by the number of shares the shareholder holds, or distribute such number of votes among the nominees, as the shareholder sees fit. If the enclosed proxy is executed and returned, or the shareholder submits their proxy by telephone or over the Internet, and voting for the election of directors is cumulative, the persons named as their proxies on the proxy card will have the authority to cumulate votes and to vote the shares represented by their proxy, and by other proxies held by them, so as to elect as many of the 12 nominees named above as possible.

OTHER BOARD OF DIRECTORS INFORMATION
BOARD OF DIRECTORS INDEPENDENCE
DETERMINATIONS
We are required to have a majority of independent directors under New York Stock Exchange (NYSE) listing standards. The NYSE’s listing standards prescribe specific independence tests and require the Board to make affirmative independence determinations regarding each of our directors. Accordingly, the Board has considered the independence of our current Board members and the new nominee. In conducting this review, the Board took into account each individual’s current employment situation (if any) and other relationships that could impact the independence determination under NYSE listing standards, including certain transactions that took place in 2022 or are expected in 2023 between Progressive and companies with which the individual is affiliated. Specifically, the Board considered ordinary course transactions involving reinsurance, cyber liability and director’s and officer’s insurance, claims resolution and administration, agency commissions and administration, employee benefits and administration, data and software services, and background checks for potential employees, among others. Based on this review, the Board determined that each of our current directors and the new nominee are independent under the NYSE listing standards, other than Mrs. Griffith, who is an executive officer of the company.

BOARD LEADERSHIP STRUCTURE
Lawton W. Fitt has been Chairperson of the Board since May 2018. Ms. Fitt is independent from management under NYSE listing standards, and she has a strong business background, executive management experience, and additional experience as a member of a number of public company boards. Ms. Fitt’s knowledge of our businesses acquired as a Board and committee member, her demonstrated willingness to challenge management and the status quo, and her effective working relationship with Mrs. Griffith also contributed to the Board’s decision to elect Ms. Fitt as Chairperson of the Board.

BOARD RISK OVERSIGHT
The Board is ultimately responsible for overseeing our risk profile and risk management processes. To facilitate these responsibilities, the Board assigns certain risk oversight to each of its main committees through each committee’s charter. Annually, each committee reviews and reassesses the adequacy of its charter, and the Nominating and Governance Committee oversees the allocation of risk among the committees and makes appropriate recommendations to the Board. Each committee regularly reports to the full Board on the risks that it oversees.
The assignment of the Board’s risk oversight function as described above enables the Board to function more effectively because the whole Board is required to focus only on those risk issues deemed most critical by the applicable committee. Further, the committees provide a deeper focus on overseeing management with respect to the full range of risks we confront. The Board’s Chairperson, Ms. Fitt, consults with the committee Chairs, as necessary, to ensure that significant risk issues are brought to the attention of the full Board. Otherwise, the Board’s administration of its risk oversight function has not affected the Board’s leadership structure. Please see “– Board Committees” for additional information on each committee, including their responsibilities.

RISK GOVERNANCE
The company has a well-established risk governance process. The Board oversees and our executive leadership maintains the risk governance process with a view towards continuous improvement to identify, monitor, and manage current and emerging risks.
ERM Program
The Audit Committee oversees our ERM program. These responsibilities include the review of the guidelines, policies, and procedures that govern how we assess and manage our exposure to risk, and meeting periodically with management. This includes meeting with leaders and other representatives of the risk management department, compliance and ethics group, law department, internal audit, physical and information security group, external auditors, and other business units, as necessary, to review our major operational, financial, reputational, and other risk exposures, as well as the steps management has taken to identify, monitor, assess, and mitigate such exposures.
We believe that our ERM program supports Board oversight of the most significant risks facing the company and was established to ensure a companywide holistic approach to evaluating risk over five distinct but overlapping risk categories:

Insurance	Risks associated with assuming, or indemnifying for, the losses or liabilities incurred by policyholders
Operating	Risks stemming from external or internal events or circumstances that directly or indirectly may affect our insurance operations
Market	Risks that may cause changes in the value of assets held in our investment portfolios
Liquidity	Risk that our financial condition will be adversely affected by the inability to meet our short-term cash, collateral, or other financial obligations
Credit and Other Financial	Risks that the other party to a transaction will fail to perform according to the terms of a contract, or that we will be unable to satisfy our obligations when due or obtain capital when necessary
Using this risk framework, we have defined our risk tolerances, identified roles and responsibilities for managing risk, and implemented a risk review and reporting structure. We assess how these risks may affect our financial condition, cash flows, and results of operations, as well as our ability to achieve our business objectives.
Although our ERM program is mature and effective, we continuously work to improve the quality of the models we use and the processes we have in place to identify and quantify current and emerging risks.
Management Risk Committee
Our MRC, which comprises members of management representing a cross-section of business units and functions, regularly performs an enterprise risk assessment and, with input from executive management, identifies the most critical risks facing the company. The MRC then formulates recommendations for managing those risks, which it presents to the Audit Committee for review. The Audit Committee oversees our ERM program and MRC risk assessment and the full Board receives an update at least annually.

Spotlight on:
Climate Change Risk Management
We manage climate risks through our ERM program. Our MRC is charged with understanding our climate-related risks, among other things. In the MRC’s annual risk assessment process, we evaluate the longer-term effects of climate change and attempt to evaluate the impact on capital, pricing, our customers, and investments. Our Nominating and Governance Committee oversees climate change risk on behalf of the Board.
Cybersecurity Risk Management
Our overall efforts to safeguard the systems and confidential information critical to our operations include preventative and detective internal processes, technological defenses, and other controls designed to provide multiple layers of security protection. This integrated approach to protect data and systems is also built into the company’s project management, development, and operations. Our Technology Committee oversees cybersecurity risk on behalf of the Board.

MEETINGS OF THE BOARD OF DIRECTORS AND ATTENDANCE
During 2022, the Board held five meetings and adopted resolutions by written action one time, pursuant to Ohio corporation law.
All directors attended at least 75% of their scheduled Board and committee meetings during their committee tenure in 2022. Pursuant to our Corporate Governance Guidelines, directors are expected to attend our Annual Meeting of Shareholders whenever possible. Normally, a meeting of the Board is scheduled on the date of the Annual Meeting. Our 2022 Annual Meeting was attended by all of the then-current directors.
A copy of our Corporate Governance Guidelines can be found on our website at progressive.com/governance.
MEETINGS OF THE NON-MANAGEMENT AND INDEPENDENT DIRECTORS
Our non-management directors meet in executive session periodically throughout the year, typically at the conclusion of regularly scheduled Board meetings. In the event that the Chairperson is not available to lead the meetings of non-management directors, the presiding director would be chosen by the non-management directors in attendance. In 2022, under the lead of the Chairperson, the non-management directors met in executive session five times, and each meeting of the non-management directors also was a meeting of the independent directors.
BOARD COMMITTEES
The Board has named an Audit Committee, a Compensation Committee, an Investment and Capital Committee, a Nominating and Governance Committee, a Technology Committee, and an Executive Committee, as described below. The written charter for each of the committees (other than the Executive Committee, which does not have a charter) can be found on our website at progressive.com/governance.
The following table summarizes the Board's current committee assignments:

Name	Audit	Compensation	Investment and Capital	Nominating and Governance	Technology	Executive
Philip Bleser	✓*			✓
Stuart B. Burgdoerfer	C*				✓
Pamela J. Craig		✓			C
Charles A. Davis			C
Roger N. Farah		C		✓		✓
Lawton W. Fitt			✓	C		✓
Susan Patricia Griffith						C
Devin C. Johnson					✓
Jeffrey D. Kelly	✓*
Barbara R. Snyder		✓
Jan E. Tighe		✓			✓
Kahina Van Dyke			✓		✓
✓Member of the committee
C Chair of the committee
* Audit Committee Financial Expert

Audit Committee
Members
Stuart B. Burgdoerfer, Chair
Philip Bleser
Jeffrey D. Kelly

Meetings Held in 2022	Primary Responsibilities
9
•Ensuring that the organizational structure, policies, controls, and systems are in place to monitor and accurately report performance.
•Monitoring the integrity of our financial statements, our financial reporting processes, internal control over financial reporting, and the public release of financial information.
•Overseeing our compliance and ethics and risk management programs.
•Confirming the independence of, and the selection, appointment, compensation, retention, and oversight of the work of, our independent registered public accounting firms.
•Providing an independent channel to receive appropriate communications from employees, shareholders, auditors, legal counsel, bankers, consultants, and other interested parties.
Please see “Item 1: Election of Directors – Director Nominee Information” for disclosure of each member’s relevant experience qualifying such member as an Audit Committee Financial Expert. See also the “Report of the Audit Committee,” “Item 4: Proposal To Ratify The Appointment Of PricewaterhouseCoopers LLP As Our Independent Registered Public Accounting Firm For 2023,” and “Other Independent Public Accounting Firm Information” for additional related information.

Resolutions Adopted by Written Action
The committee adopted resolutions by written action pursuant to Ohio corporation law on one occasion.

Independence
The Board has determined that all members are independent (including the additional requirements for audit committee members).

Financial Literacy/Audit Committee Financial Expert
The Board has determined that all members are financially literate and are each an Audit Committee Financial Expert, as that term is defined in the applicable SEC rules.

Compensation Committee
Members
Roger N. Farah, Chair
Pamela J. Craig
Barbara R. Snyder
Jan E. Tighe

Meetings Held in 2022	Primary Responsibilities
6
•Making final determinations regarding executive compensation, including salary, equity-based awards, and annual cash incentive targets, and related performance goals, formulae, and procedures.
•Approving (or in certain circumstances, recommending to the full Board for approval) the terms of the various compensation and benefit plans in which executive officers and other employees may participate.
•Reporting to the full Board on executive compensation, DEI, and several aspects of our human capital management efforts.
The committee’s determinations regarding incentive compensation for executive officers (for example, performance criteria and standards relating to Gainshare, our annual cash incentive program) generally also apply to incentive plans covering most other employees. Under this program, executives and non-executives alike are motivated to achieve the same performance objectives. The committee has delegated to management the authority to implement such plans, and make other compensation-related decisions (such as salary and equity-based awards), for employees other than executive officers.
Please see “Compensation Discussion and Analysis” and “Compensation Committee Report” for additional related information.

Resolutions Adopted by Written Action
The committee adopted resolutions by written action pursuant to Ohio corporation law on three occasions.

Independence
The Board has determined that all members are independent (including the additional requirements for compensation committee members).

Investment and Capital Committee
Members
Charles A. Davis, Chair
Lawton W. Fitt
Kahina Van Dyke

Meetings Held in 2022	Primary Responsibilities
5
•Monitoring whether the company has adopted and adheres to rational and prudent investment and capital management policies.
•Monitoring whether management’s investment and capital management actions are consistent with our investment policy, financial objectives, and business goals.
•Monitoring our compliance with legal and regulatory requirements and internal guidelines pertaining to investment and capital management.
•Monitoring the competence and performance of the company’s internal and external money managers.
•Monitoring the compensation of external money managers.
•Monitoring the company’s Strategy Group and proposed strategic investments, including mergers and acquisitions.
The committee does not make operating decisions about money manager selection or compensation, asset allocation, market timing, sector rotation, or security selection, which are the responsibilities of management. The full Board must approve significant changes to the company’s capital structure, dividend policy, or portfolio asset allocation, as well as significant strategic investments.

Independence
The Board has determined that all members are independent.

Nominating and Governance Committee
Members
Lawton W. Fitt, Chair
Philip Bleser
Roger N. Farah

Meetings Held in 2022	Primary Responsibilities
5
•Considering the qualifications of individuals who are proposed as possible nominees for election to the Board and making recommendations to the Board with respect to such potential candidates.
•Overseeing the process for evaluating director, committee, and board performance.
•Monitoring corporate governance matters affecting the Board and the company.
•Regularly reviewing our Corporate Governance Guidelines to ensure that they continue to correspond to and support the Board’s governance philosophy and considers and, where appropriate, recommending to the Board for approval, changes to the Corporate Governance Guidelines based on suggestions from its members, other Board members, or management.
•Overseeing environmental, including climate change, and social factors and initiatives impacting us.
At each of its meetings during 2022, the committee received updates from the company’s management concerning ESG matters.
The committee welcomes input from shareholders regarding potential director nominees. Shareholders can recommend a candidate for consideration by the committee by following the procedures described under “Other Matters – Procedures for Recommendations and Nominations of Directors and Shareholder Proposals.”

Independence
The Board has determined that all members are independent.

Technology Committee
Members
Pamela J. Craig, Chair
Stuart B. Burgdoerfer
Devin C. Johnson
Jan E. Tighe
Kahina Van Dyke

Meetings Held in 2022	Primary Responsibilities
5
•Overseeing the use of technology in executing our business strategies, including:
◦Technology strategies (including digital strategies) and technology investments,
◦Cybersecurity programs, and
◦Operational performance, technology-related business continuity, and disaster recovery efforts.
•Monitoring related industry trends.
At each meeting, the committee received updates from the company’s Chief Information Officer and Chief Security Officer, among other members of management, on technology investments, IT programs and operations, and the company’s information security programs, matters, and efforts.

Independence
The Board has determined that all members are independent.

Executive Committee
The Board has an Executive Committee made up of Susan Patricia Griffith (Chair), Roger N. Farah, and Lawton W. Fitt. This committee exercises all powers of the Board between Board meetings, except the power to fill vacancies on the Board or its committees and the power to adopt amendments to our Code of Regulations. During 2022, the Executive Committee adopted resolutions by written action pursuant to Ohio corporation law on seven occasions.
BOARD EVALUATION PROCESS
Our Board recognizes that a constructive evaluation process enhances our Board’s effectiveness and supports good corporate governance. Every year, the Nominating and Governance Committee oversees a self-evaluation process of our Board’s overall performance, and of each of our Board’s committees, which is designed to elicit feedback from the directors that will improve the effectiveness of the Board and the committees, and enable each director to contribute actively to the work of the Board. The committee reports these results to the full Board for discussion, and feedback is shared with directors.
In assessing their performance, the Board and its committees take a multi-year perspective to identify and evaluate trends. Each year, the committee re-examines the evaluation process to ensure that the process allows directors the opportunity to provide actionable feedback. Accordingly, the process varies year to year and involves one or a combination of evaluative approaches, including written surveys, individual interviews, group discussions in executive session, and/or engagement of a third-party facilitator.
In 2021, the committee engaged an independent third party to conduct the annual evaluations to gain an additional perspective and encourage even more candid participation and feedback. The Nominating and Governance Committee plans to continue to evaluate the use of an independent third party for the evaluations every few years as part of its multi-year approach.
In early 2022 and 2023, the process utilized a written survey addressing a wide range of topics including:
•Board overall effectiveness
•Board composition
•Committee structure and effectiveness
•Board meeting content and structure
•Board and committee information needs
The Nominating and Governance Committee reported these results to the full Board for discussion, and utilized the information obtained to enhance Board and committee performance and processes.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Shareholders or other interested parties may send written communications to the entire Board or to the non-management directors. Such communications must be clearly addressed to the Board or the non-management directors and sent to either of the following:
•Lawton W. Fitt, Chairperson of the Board
The Progressive Corporation
    email: chair@progressive.com
•Daniel P. Mascaro, Secretary
    The Progressive Corporation
    6300 Wilson Mills Road
    Mayfield Village, OH 44143
    or email: secretary@progressive.com
The recipient will promptly forward appropriate communications to the full Board or to the non-management directors, as specified by the sending party.
TRANSACTIONS WITH RELATED PERSONS
From time to time, we may enter into transactions with a director or executive officer, certain of their relatives, or an entity in which one or more of our directors or executive officers, or a relative of such person, is an owner, director, or executive officer. With limited exceptions relating to transactions made in the ordinary course of business and certain low dollar transactions, such transactions must be disclosed to and approved by our Board under our Code of Business Conduct and Ethics. This policy is carried out by the Secretary of the company as transactions with such persons or entities, or proposals for such transactions, are identified by management or disclosed by members of the Board. The Board reviews these transactions as they are identified and, for ongoing transactions, on an annual basis thereafter.
During 2022, no transactions with related persons exceeding $120,000 in value were identified and reportable under SEC rules. For purposes of these disclosures, we exclude purchases of Progressive insurance policies, payments of claims required by our insurance policies, and other ordinary course transactions that were determined not to confer a material interest in our director, executive officer, or other related person.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Mr. Farah (Chair), Ms. Craig, Ms. Snyder, and Ms. Tighe served as members of the Board’s Compensation Committee during 2022. There were no Compensation Committee interlocks.
EQUITY OWNERSHIP GUIDELINES FOR DIRECTORS
Within five years after being elected to the Board, each director must acquire common shares having a value equal to at least three times the director’s compensation (based on primary committee assignment) for the most recently completed term, and then maintain such level of holdings throughout their tenure as a director. See “Director Compensation – Narrative Disclosure to Director Compensation Table” for additional information.

MANDATORY DIRECTOR RETIREMENT
Although the Board does not believe that term limits are appropriate, the Board does support a mandatory retirement age for directors. Accordingly, our Corporate Governance Guidelines provide that the Board will not nominate for election by shareholders a candidate for director who is eighty years of age or older at the time of such nomination, nor will the Board appoint such an individual to a vacant seat on the Board. The Board has not waived this requirement in the last three years.

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Progressive filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Progressive specifically incorporates this Report by reference therein.

The Audit Committee of the Board of Directors consists of the three directors named below, each of whom the Board has determined meets the applicable independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission (SEC). In addition, the Board has determined that each of Mr. Burgdoerfer, Mr. Bleser, and Mr. Kelly is an Audit Committee Financial Expert, as that term is defined by the SEC.

The Audit Committee is responsible, on behalf of the Board, for ensuring that the organizational structure, policies, controls, and systems are in place to monitor and accurately report the company’s performance. The committee monitors the integrity of the company’s financial statements, its financial reporting processes, its system of internal control over financial reporting, and the public release of financial information. In addition, the committee oversees the company’s compliance and ethics and enterprise risk management programs. During 2022, the committee held 9 meetings to review these matters and conduct other business.

The committee also is directly responsible for the appointment, compensation, retention, and oversight of the company’s independent registered public accounting firm and for reviewing that firm’s independence. For 2022, the committee appointed PricewaterhouseCoopers LLP (PwC) as the company’s independent registered public accounting firm. The committee’s appointment of PwC was ratified by shareholders at the company’s 2022 Annual Meeting of Shareholders.

In supervising the work of PwC on the 2022 audit, the committee received the written disclosures and letter from PwC concerning its independence as required by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB), and the committee has discussed with PwC its independence. In addition, the committee reviewed, and discussed with PwC, among other matters: PwC’s report on its internal quality control procedures, including issues raised by governmental investigations of PwC in the preceding five years; the publicly available parts of the PCAOB’s report on its most recent inspection of PwC; regulatory developments during the year that impacted PwC’s audit work for the company or its communications with the committee; and the other matters that PwC is required to communicate to the committee under the applicable requirements of the PCAOB.

The committee’s role relating to the financial statements is one of oversight. The company’s management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Management reports to the committee on financial, accounting, and operational developments that may impact the financial statements, and on issues relating to the company’s internal controls, among other matters. The committee also oversees the work of PwC and the company’s internal audit staff. During the 2022 audit, the committee discussed with PwC and the internal auditors the overall scope and plans for their respective audits. The committee then met with PwC and the internal auditors at various times throughout the year, with and without management present, to discuss the results of their examinations, evaluations of the company’s internal controls, the overall quality of the company’s financial reporting, and the critical accounting matters addressed during PwC's audit.

Notwithstanding the committee’s oversight efforts, and the work performed by the company’s internal audit staff, PwC alone is responsible for expressing its opinion on the conformity of the company’s consolidated year-end financial statements with accounting principles generally accepted in the United States of America and its assessment of the effectiveness of the company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the company’s audited consolidated financial statements for the year ended December 31, 2022. These discussions included assessments of the quality, not just the acceptability, of the accounting policies used by the company, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the committee has discussed with PwC its judgment as to the quality, not just the acceptability, of the company’s accounting policies.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited consolidated financial statements be included in The Progressive Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

After reviewing the performance of PwC in planning and conducting the 2022 audit, and considering PwC's independence, quality of services and communications, and sufficiency of resources, among other matters, the committee has selected and retained PwC to serve as the independent registered public accounting firm for Progressive and its subsidiaries for 2023. Shareholders are being given the opportunity to vote on the ratification of this selection at the 2023 Annual Meeting of Shareholders.

The committee operates under a written charter, the terms of which are reviewed annually by the committee. The current charter, as approved by the Board, is posted on the company’s website at progressive.com/governance.

AUDIT COMMITTEE

Stuart B. Burgdoerfer, Chair
Philip Bleser
Jeffrey D. Kelly

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following information is set forth with respect to persons known to management to be the beneficial owners of more than 5% of Progressive’s common shares, $1.00 par value, as of December 31, 2022.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Class
The Vanguard Group Inc. 100 Vanguard Blvd. Malvern, PA 19355	50,562,142 [2]	8.6%
BlackRock, Inc. and subsidiaries 55 East 52nd Street New York, NY 10055	43,452,644 [3]	7.4%
1The information contained in this table, including related footnotes, is derived from the Schedule 13G/A filings made by the identified beneficial owners as of December 31, 2022.
2The Vanguard Group Inc. has sole investment power over 48,116,052 shares, shared investment power over 2,446,090 shares, shared voting power over 866,195 shares, and does not have sole voting power over any shares.
3BlackRock, Inc. and its subsidiaries have sole investment power over 43,452,644 shares, sole voting power over 38,749,215 shares, and does not have shared investment or voting power over any shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following information summarizes the beneficial ownership of Progressive’s common shares as of January 31, 2023, by each current director of Progressive, each nominee for director, and each of the named executive officers (as identified in “Executive Compensation – Summary Compensation Table”) and all current directors and executive officers as a group. In addition, to provide a more complete picture of the economic interests of certain individuals in Progressive common shares, the final two columns include certain units held in our benefit and equity incentive plans that are equal in value to a share of our stock, but do not technically qualify as “beneficially owned” under the applicable regulations, also as of January 31, 2023.

Name	Total Common Shares Beneficially Owned[1]	Percent of Class[2]	Units Equivalent to Common Shares[3]	Total Interest in Common Shares and Unit Equivalents
Karen B. Bailo	35,550	*	14,159	49,709
Danelle M. Barrett	—	*	—	—
Philip Bleser	22,044	*	1,524	23,568
Stuart B. Burgdoerfer	26,426	*	—	26,426
Patrick K. Callahan	15,186	*	110,701	125,887
Pamela J. Craig	10,729	*	216	10,945
Charles A. Davis	343,415	*	12,704	356,119
Roger N. Farah	113,487	*	30,783	144,270
Lawton W. Fitt	111,692	*	22,753	134,445
Susan Patricia Griffith	549,063	*	95,718	644,781
Devin C. Johnson	6,427	*	—	6,427
Jeffrey D. Kelly	50,415	*	—	50,415
John Murphy	43,945	*	17,549	61,494
John P. Sauerland	420,679	*	22,085	442,764
Barbara R. Snyder	34,371	*	14,235	48,606
Jan E. Tighe	3,473	*	5,634	9,107
Kahina Van Dyke	11,966	*	—	11,966
All 24 Current Executive Officers and Directors as a Group	1,980,055	*	450,802	2,430,857
*Less than 1% of Progressive’s outstanding common shares.

1 Total Common Shares Beneficially Owned is comprised of the following:

Name	Common Shares Subject to Restricted Stock Awards[a]	Beneficially Owned Common Share Equivalent Units[b]	Other Common Shares Beneficially Owned[c]
Karen B. Bailo	—	—	35,550
Danelle M. Barrett	—	—	—
Philip Bleser	2,962	19,082	—
Stuart B. Burgdoerfer	1,914	—	24,512
Patrick K. Callahan	—	—	15,186
Pamela J. Craig	1,859	4,509	4,361
Charles A. Davis	2,962	10,768	329,685
Roger N. Farah	3,098	102,850	7,539
Lawton W. Fitt	4,739	97,564	9,389
Susan Patricia Griffith	—	—	549,063
Devin C. Johnson	2,734	—	3,693
Jeffrey D. Kelly	1,695	—	48,720
John Murphy	—	—	43,945
John P. Sauerland	—	—	420,679
Barbara R. Snyder	2,734	9,907	21,730
Jan E. Tighe	2,871	602	—
Kahina Van Dyke	2,871	—	9,095
All 24 Current Executive Officers and Directors as a Group	30,439	245,282	1,704,334
a Represents common shares held pursuant to unvested restricted stock awards issued under the Amended and Restated 2017 Directors Equity Incentive Plan. The beneficial owner has sole voting power and no investment power with respect to these shares during the restriction period.
b This number represents units (excluding dividend equivalents) that have been credited to the director’s account under The Progressive Corporation Directors Restricted Stock Deferral Plan, as amended and restated (the Directors Restricted Stock Deferral Plan), under which each director has the right to defer restricted stock awards, to the extent that distributions from the Directors Restricted Stock Deferral Plan will be made in Progressive common shares upon the termination of a director’s service as a director. As to the number of shares that will be so distributed, the director has the right to acquire those shares within 60 days, and those shares are deemed “beneficially owned.” See “Director Compensation – Narrative Disclosure to Director Compensation Table” for a description of the Directors Restricted Stock Deferral Plan.
c Includes common shares held directly by the individual, holdings in our 401(k) plan, and shares held by, or for the benefit of, family members. For Mrs. Griffith, the amount includes a total of 82,811 common shares held in trust for the benefit of her spouse and 19,108 common shares held by her spouse. For Mr. Sauerland, this amount includes 64,074 shares beneficially owned by his family members and related entities, of which he may be deemed a beneficial owner by virtue of voting, investment and dispositive power over such shares but in which he has no pecuniary interest. Mr. Sauerland disclaims beneficial interest over such shares. For Mr. Burgdoerfer, this amount includes 11 common shares held by his spouse.
2 Percentage based solely on “Total Common Shares Beneficially Owned.”
3 The units disclosed are in addition to “Total Common Shares Beneficially Owned” and have been credited to the applicable director's or executive officer’s account under one or more of our deferred compensation plans as dividend equivalent units, or, as it relates to our executive officers, under our 2015 Equity Incentive Plan. In each case, the holder has neither voting nor investment power. Each unit is equal in value to one Progressive common share. For the applicable executive officers, amounts in this column: (a) include outstanding time-based restricted stock unit awards, some of which, for certain executives officers, could vest upon retirement assuming that the executive officer has satisfied the Rule of 70 requirements, but for which distribution to the executive officer is delayed under Section 409A of the Internal Revenue Code, and (b) exclude outstanding performance-based restricted stock unit awards, due to the variable nature of such awards. See “Executive Compensation – Outstanding Equity Awards at Fiscal Year-End” and “Executive Compensation – Potential Payments Upon Termination or Change in Control” for additional information on these awards.

COMPENSATION DISCUSSION AND ANALYSIS
OVERVIEW
Our vision is to become consumers’, agents’, and business owners' number one destination for insurance and other financial needs. For many years, our goal has been to grow as fast as we can at a 96 or better combined ratio while continuing to deliver high-quality customer service. The combined ratio represents the profitability of our insurance operations. We believe that focusing on this profitable growth goal has and will continue to increase shareholder value over the long term.
We structure our executive compensation programs to support this goal, providing a strong alignment between pay and performance. We generally provide target compensation to our executives below the market median, with performance-based compensation providing upside potential when we perform well against pre-established and objective measures that we believe correlate to shareholder value. In addition, we provide a high percentage of total compensation to executives in the form of equity awards, and we believe these awards support a strong pay-for-performance linkage and further align the interests of our executives with those of our shareholders.
We believe that our compensation programs have contributed to our exceptional and profitable growth in recent years. For example, over the past three years we have profitably grown our net premiums earned (the source of nearly all of our non-investment revenue) by $13.0 billion, or 36%. During 2022, net premiums written grew by 10% and net premiums earned grew by 11%, at a profitable 95.8 combined ratio. We believe this performance exceeds the underwriting performance of our industry peers.
We continue to demonstrate strong pay-for-performance alignment in our equity and cash incentive awards. During the past five years:
•we grew faster than the markets for the insurance business lines we measure, resulting in the related vesting of the performance-based restricted stock unit awards above target,
•our Gainshare program paid out an average of 164% of target based on the growth in average policies in force and profitability of our insurance businesses (for 2022, it paid out at 86% of target), and
•we achieved above-market longer-term fixed-income portfolio performance, resulting in the vesting of the performance-based restricted stock unit awards that reflect our investment results above target.

In addition, our cumulative total shareholder return over the past five years exceeded that of the S&P 500 by 3.0 times (x), as disclosed in our performance graph in our 2022 Annual Report to Shareholders. Our cumulative total shareholder return over the past three years also exceeded that of our chosen industry peer group by 2.0x, as disclosed in "Pay Versus Performance."
See “Proxy Statement Summary” for more information regarding our annual financial results for 2022 and "Pay Versus Performance" for an additional discussion related to our pay-for-performance alignment.
COMPENSATION HIGHLIGHTS FOR 2022
Consistent with prior years, the total target compensation in 2022 for our Chief Executive Officer (CEO) and the other named executive officers or NEOs (identified in “2022 Other NEOs Compensation” below) were heavily weighted toward at-risk, including performance-based, compensation.
2022 CEO Compensation
At-risk annual cash incentive and equity awards remained unchanged and represented 96% of maximum potential compensation and 93% of target compensation.
Salary remained unchanged and well below the market median.
Annual Cash Incentive (Gainshare) could range from zero to 5.0x salary, with a 2.5x target.
Annual Equity awards:
•Time-based: 3.0x salary
•Performance-based at target:
•Insurance operations: 6.0x salary, and
•Investment results: 1.0x salary.

CEO Target Compensation
Cash
Equity
At-Risk
Salary
Cash Incentive
Time-Based Equity
Performance-Based Equity

CEO’s equity ownership (as of January 31, 2023): Our CEO directly owned shares valued at 64x salary, well in excess of the 6x required by our Corporate Governance Guidelines (which excludes all unvested equity awards).
2022 Other NEOs Compensation
At-risk annual cash incentive and equity awards averaged 90% of maximum potential compensation and 82% of target compensation.
Each NEO received a salary increase.
Annual cash incentives vary by executive and could range between zero and 3.0x salary; targets range between 1.0x and 1.5x salary.
Annual Equity awards:
•Time-based: 1.0x salary, and
•Performance-based at target: 2.18x salary, on average.

NEO Annualized Target Compensation
Cash
Equity
At-Risk
Salary
Cash Incentive
Time-Based Equity
Performance-Based Equity

Equity ownership requirements (as of January 31, 2023): Each of the NEOs was in compliance with the expectation in our Corporate Governance Guidelines that they hold equity (including unvested time-based equity awards) valued at a minimum of 3x salary.
For 2022, the other NEOs included John P. Sauerland, our Vice President and Chief Financial Officer, Patrick K. Callahan, our Personal Lines President, John Murphy, our Claims President, and Karen B. Bailo, our Commercial Lines President.
2022 Say-on-Pay Vote
At our 2022 Annual Meeting of Shareholders, shareholders cast advisory votes on our executive compensation program, sometimes referred to as the “say-on-pay” vote. In that vote, shareholders approved our executive compensation program, with 94% of the votes cast in support. During 2022, the Compensation Committee of the Board of Directors reviewed these results with management. Due to the strong level of shareholder support and the absence of specific concerns expressed by shareholders, the committee determined that no specific actions with respect to 2023 compensation should be taken as a result of the say-on-pay vote.
OUR EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program is designed and implemented under the direction and guidance of the Compensation Committee. Broadly stated, we seek to maintain a consistent executive compensation program with the following objectives:
•attract and retain outstanding executives with the leadership skills and expertise necessary to drive results, build an enduring business, and create long-term shareholder value;
•motivate executives to achieve our long-term strategic goals while meeting challenging short-term business objectives;
•reward performance and differentiate compensation based on the achievement of challenging goals; and
•align the interests of our executives with those of shareholders.
Progressive’s executive compensation program is designed to serve the shareholders’ interests by strongly tying our executives’ compensation to the achievement of important operating goals and the value of our common shares. As a result, while we seek to offer competitive salaries to our executives, the more significant aspects of our executive compensation program are annual cash incentive opportunities and equity awards. In the spirit of aligning compensation across the company, nearly every employee participates in our Gainshare program and employees at senior levels are eligible to receive equity awards.
As a general matter, executive salaries are intended to be somewhat lower than median amounts paid to executives who have similar responsibilities at comparable companies, while our annual incentive and performance-based equity programs provide the potential to earn above market median total compensation when the company achieves challenging goals designed into these plans.
While we consider market data when making decisions on executive compensation, variations occur for a number of reasons, including the unique nature of a specific executive’s responsibilities, individual performance, the tenure and experience of an executive, the executive’s future potential, and our business needs.

THE ROLE OF DIVERSITY, EQUITY, AND INCLUSION
We believe that our people and our culture remain our most significant competitive advantage and that having the right people working together in the right way is critical to driving our results, building an enduring business, and creating long-term shareholder value.
In our view, supporting diversity, equity, and inclusion (DEI) in the workplace is a top priority, and critical to achieving our goals of attracting, retaining, and motivating our highly qualified employees to build upon our enduring business and create long-term shareholder value.
For several years, the job objectives for our executive officers, including our NEOs, have included an objective related to supporting our commitment to advancing DEI, demonstrating our intentional focus on DEI efforts, and appreciating the critical role DEI plays in our success.
In addition to the assessment of market data, in establishing 2022 target total compensation for our NEOs, the Compensation Committee broadly considered the investments and actions taken during 2021 under our executive team’s leadership to further support our DEI efforts, including:
•Establishing a DEI leadership job objective for our managers focused on inclusion, building intercultural competencies and leading diverse teams, among other things.
•Supporting awareness efforts (e.g., facilitating DEI discussions and participating in related training and development).
•Launching two career development boot camps (IT Programmer and Analyst) to accelerate career opportunities for all.
•Investing in two leadership development programs to accelerate our employees’ progress.
•Serving as sponsors for many of our nine Employee Resource Groups (ERGs).
•Supporting efforts to contribute to our communities through our Keys to Progress® program (which includes providing vehicles to veterans and furnishing homes to individuals emerging from homelessness), our various education and engagement efforts, and our financial contributions to various community organizations.

The momentum and focus on DEI continued throughout 2022. We continued to strive for diversity in our teams, equity in our practices, and inclusion in our culture. Accordingly, the Compensation Committee made a similar assessment with respect to establishing 2023 target total compensation for the NEOs and broadly considered the several DEI investments and actions taken during 2022 under our executive team’s leadership, including:
•Guiding companywide strategy and efforts that strengthened the company’s commitment to ensuring a healthy culture where all our talented people can thrive.
•Meaningfully supporting our DEI awareness efforts and serving as sponsors for many of our nine ERGs.
•Creating several leadership development offerings at the business function level.
•Expanding our Multicultural Leadership Development program to include two programs for high performing, motivated individual contributors who aspire to take on roles in leadership.
•Launching forums to support new senior leaders.
•Supporting efforts in our hybrid work environment aimed at ensuring a culture of belonging where all of our people are welcomed, valued and respected.
•Striving to create products, services and communications that are relevant and desirable in our multicultural marketplace and enhancing and expanding our customer-focused multilingual experiences.
•Including minority-, women-, and military-veteran-owned underwriting firms in our 2022 $1.5 billion public debt offering.
•Supporting efforts to contribute to our communities through our Keys to Progress® program.
•Supporting a change in The Progressive Insurance Foundation’s traditional matching gift program to a new equitable giving program called “Name Your Cause” intended to broaden employee participation.
•Serving as the stewards of our Core Values and culture, which contributed to the company receiving several recognitions for 2022, including: Fortune 100 Best Companies to Work For, Forbes Best Employers for Diversity, Gallup Exceptional Workplace Award and NACD Diversity, Equity and Inclusion Award.

ELEMENTS OF COMPENSATION – 2022 DECISIONS AND AWARDS
The following chart provides general information about the elements of compensation for our executive compensation program:

		Element	Why We Use This Element
Fixed	Annual	Salary	Attracts and retains executive talent and rewards individual performance
Variable		Gainshare cash incentive
Motivates nearly all employees, including our executives, to achieve challenging and objective operating goals in our insurance businesses
Measures the annual growth in policies in force and profitability in our insurance businesses
Generally, provides executives with the potential (when combined with other compensation elements) to earn compensation above the market median

Progressive Capital Management cash incentive
Motivates our investment professionals, including our Chief Investment Officer (CIO), to balance short- and long-term performance of our fixed-income portfolio with our investment goal of protecting our balance sheet (no current NEO participates in this plan)
Measures the performance of our fixed-income portfolio over a one-year and a three-year period against the performance results of a benchmark group
Provides the CIO with the potential (when combined with other compensation elements) to earn compensation above the market median

	Long-Term	Performance-Based Restricted Stock Units Growth in Market Share*
Motivates executives to focus on longer-term operating performance of our insurance businesses
Rewards our profitable growth in market share of our insurance businesses over a three-year period
Aligns the interests of executives with those of shareholders by tying the value of compensation to the market value of our common shares
Generally, provides executives with the potential (when combined with other compensation elements) to earn compensation above the market median

Performance-Based Restricted Stock Units Investment Results*
Motivates our CEO, CFO, and CIO to achieve longer-term fixed-income portfolio investment performance
Measures the performance of our fixed-income portfolio over a three-year period against the performance results of a benchmark group
Aligns the interests of these executives with those of shareholders by tying the value of compensation to the market value of our common shares
Provides these executives with the potential (when combined with other compensation elements) to earn compensation above the market median

		Time-Based Restricted Stock Units	Further aligns the interests of executives with those of shareholders by tying the value of compensation to the market value of our common shares
*The pay-for-performance alignment of these elements of compensation are described in more detail in "Pay Versus Performance."

Salaries
For 2022, annual salaries for our NEOs were as follows:

Name	2022 Salary[1]	Change From Prior Salary
Susan Patricia Griffith	$950,000	—%
John P. Sauerland	675,000	3.8
Patrick K. Callahan	625,000	4.2
John Murphy	550,000	10.0
Karen B. Bailo	550,000	37.5
1Amounts may differ from the salary amounts shown in “Executive Compensation – Summary Compensation Table” as salary changes are typically implemented in January or February of each year.
After a review of market conditions and performance, annual salary increases were generally provided where necessary to improve the competitive nature of our total compensation. The Compensation Committee adjusted the annual salaries for Mr. Murphy in light of his new role as our Claims President (he previously was our Customer Relationship Management President) and Ms. Bailo after considering her performance following her first year in this position. Mrs. Griffith requested that her target compensation, including her salary, remain the same as 2021 and the Compensation Committee honored her request. After taking into account the increases, the 2022 salaries for each applicable NEO remained below the median for executives at comparable companies, with the exception of Mr. Murphy (whose salary was slightly above the median), based on the data reviewed by the Compensation Committee in late 2021.
Annual Cash Incentive Payments (Gainshare)
Gainshare is designed to reward performance relative to our long-standing companywide goal to grow as fast as we can at a 96 or better combined ratio while continuing to deliver high-quality customer service. We reinforce this goal through regular employee communications that also include the importance of following our Core Values in pursuit of that goal.
Our Gainshare program has been around for three decades and has been the primary vehicle to motivate and reward our employees to achieve our goal. While most companies of our size utilize some form of bonus program, nearly all of our employees participate in Gainshare, and we win or lose together based on our collective performance. We believe that Gainshare is a differentiator and contributes to the “all for one and one for all” attitude that in part defines our culture.
The Gainshare plan is currently comprised of five matrices that objectively measure our various products and channels. We use a different matrix for each line of business to reflect the different growth and profitability expectations given the wide variance in our market share across business lines and channels.
Gainshare payments for NEOs are determined using the same performance criteria we use for the Gainshare payments for all of our employees, resulting in a consistent set of goals across our employee population. Gainshare payments are determined using the following formula:

Paid Salary	X	Target Percentage	X	Gainshare (i.e., Performance) Factor	=	Annual Incentive Payment
Each executive’s salary and target percentage are established by the Compensation Committee each year during the first calendar quarter. When the executive’s paid salary is multiplied by the assigned target percentage, the product is referred to as the participant’s “target annual incentive payment” for the year. The Gainshare Factor can range from zero to 2.0 each year, and annual cash incentive payments, therefore, can vary between 0x and 2x the target annual incentive payment amount, depending on our actual performance results for the year.
Throughout the 30-year history of our companywide Gainshare program (including 2022), the final Gainshare Factor has ranged from zero to 2.0 and over the past 5 years of profitable growth has averaged 1.64. These results confirm management’s view that our Gainshare program has operated to provide annual cash incentive payments to our employees, including our executive officers, commensurate with our level of achievement.
The Compensation Committee set the following Gainshare target percentages for 2022:

Name	2022 Target (Multiple of Salary)
Susan Patricia Griffith	2.50	x
John P. Sauerland	1.50
Patrick K. Callahan	1.50
John Murphy	1.00
Karen B. Bailo	1.00
For each NEO, the target percentage values remained unchanged from 2021.
The Gainshare payout was determined based on the performance of our Agency auto, Direct auto, and special lines business units (collectively, Personal Lines), Commercial Lines, and Property, in each case subject to limited exclusions. The business lines excluded from profitability results (i.e., our umbrella, renters, flood, business owners policy, and the business of Protective Insurance Corporation and subsidiaries acquired in 2021) represented less than 2% of our companywide net premiums earned. For 2022, the transportation network company (TNC) business was included in the Commercial Lines' profitability results for the first time, but remained excluded from the average policies in force calculations. The Gainshare Factor for 2022 was 0.86 out of a possible 2.0 and all Gainshare payments for the NEOs are reported in the “Executive Compensation – Summary Compensation Table” as “Non-Equity Incentive Plan Compensation.”
Focusing on performance at the business level was consistent with management’s approach to evaluating our operations. We used the average number of “policies in force” to measure growth for each of those businesses because it represents the average of all policies under which coverage was in effect as of the end of the periods specified. The combined ratio represents the profitability of our insurance operations.
Our 2022 Gainshare plan evaluated the growth and profitability of each of our core lines of business separately and determined a score between zero and 2.0 for each business. The individual scores were calculated based on a matrix that was approved by the Compensation Committee at the beginning of the year that contemplated several profit and growth scenarios. Each matrix was built by anchoring the 1.0 score at the established profitability target for the line of business, along with an aggressive growth goal when compared to historical industry growth rates. Each possible combination of growth and profitability would produce a score, and a score at or near 1.0 could be earned with a variety of other growth and profitability combinations; that is, if growth was below expectations, a 1.0 could still be achieved if profitability increased and, likewise, a moderate decrease in profitability could be offset by higher growth to generate a score around 1.0. To evaluate the difficulty of the matrices, we compared historical industry performance for several of our largest lines of business to our Gainshare matrices and determined that the growth and profitability required to earn a 1.0 in our Gainshare plan generally required us to perform considerably better than our competitors.
The nature of the Gainshare program and the measures that we use were relatively unchanged over the past several years. Although we review the interplay of profitability and growth levels for each business unit matrix annually, any changes are more in the nature of refinements based on market trends and internal expectations. Because the goals are relatively consistent over time and represent management’s expectations and goals on a business unit level, we believe that our competitors could glean valuable information about our current operations, strategies, and operating goals if we were to disclose the performance goals in greater detail, even for the previous fiscal year. We therefore believe that the specific goals for our current and prior fiscal years constitute competitive information, which, if disclosed, would harm our competitive position and that our current level of disclosure regarding performance goals and actual performance levels is in the best interests of our shareholders.
The following table presents the overall 2022 growth and profitability data for the individual core business units that contributed to the 0.86 Gainshare Factor:

Business Unit	Combined Ratio[1]	Increase in Policies in Force (%)[2]
Agency auto	95.9	(3)%
Direct auto	96.2	3
Special lines	—	6
Commercial Lines	91.1	11
Property	110.5	3
1Consistent with the presentation of the combined ratio of our Personal Lines segment in our public reports, the combined ratio results for our special lines business are not presented separately and, instead, are included in either the Agency or Direct results, depending on whether the underlying policy was written through agents/brokers or directly by us.
2Based on average policies in force outstanding during the year and, for Agency and Direct, represents auto policies in force only.
Using the actual performance results for the year and the Gainshare matrices discussed above, we determined the performance score for each core business unit, weighted those scores based on each business unit’s relative contribution to overall net premiums earned, and then added the weighted scores to determine the Gainshare Factor, as follows:

Business Unit	Business Unit Performance Score	Weighting Factor (%)	Weighted Performance Score
Agency auto	0.26	33.8%	0.09
Direct auto	0.94	39.4	0.37
Special lines	1.70	4.9	0.08
Commercial Lines	1.79	17.6	0.32
Property	0.00	4.3	0.00
Gainshare Factor			0.86
For 2022, the Gainshare Factor we earned was below our target factor of a 1.0, reflecting the challenging year in terms of both profitability and growth. As previously stated, our financial objective is to grow profitably and, in times when we are challenged to achieve both, to prioritize profitability over growth.

While our companywide combined ratio was 95.8, which is better than our target combined ratio of a 96.0, our policies in force growth was negatively impacted by our focus on achieving our profitability target, especially in our personal auto products.

During 2022, we raised our personal auto rates in aggregate 13% on a countrywide basis, following an 8% aggregate countrywide rate increase in 2021. We also closely monitored our media spend throughout the year and reduced the amount of advertising we delivered when we were not meeting our profitability goals. These rate and non-rate actions reduced the growth that we generated, especially during the first half of 2022. Our growth started to accelerate during the second half of the year as our competitors began to raise rates, but still fell short of our auto policies in force growth contemplated in our Gainshare matrices to achieve a score of 1.0. Our Agency auto business was impacted to a greater extent than our Direct auto business given the decrease in policies in force over the prior year, which in part reflected the nature of the distribution channel and the ability for independent agents to not offer our rates when our competitors' rates were lower on a comparison basis.
As depicted in the previous table, Commercial Lines and special lines achieved business unit scores above the 1.0 target, at 1.79 and 1.70, respectively. These results reflect the strong profitability and policies in force growth in the products used to calculate each business unit’s Gainshare performance score. Property produced a factor of zero given both its underwriting loss for 2022, which was driven by catastrophe losses, and lower policies in force growth than anticipated in the Gainshare matrix.
Under the Gainshare calculations, average policies in force for the included products grew by about 2%. Along with this unit growth, during 2022, companywide net premiums written grew 10% and net premiums earned grew 11%, at a 95.8 combined ratio.
We believe that the resulting 0.86 Gainshare Factor was an appropriate and reasonable outcome based on the overall profitability and growth achieved in 2022. Although we expected 2022 to be a challenging year given the rising loss cost trends that we were experiencing in light of the inflationary environment and other factors, we continued to calibrate our Gainshare matrices to focus on achieving profitable growth. The fact that the 2022 Gainshare Factor was lower than the factors for the past 5 years, and the lowest since 2009, further demonstrates our strong pay-for-performance alignment in our Gainshare program.

Equity Awards
Our executive compensation program also provides longer-term incentives through grants of equity-based awards, currently in the form of restricted stock units. Under a restricted stock unit grant, the executive receives an award of a specified number of units; upon vesting of the award, the executive is entitled to receive one Progressive common share for each unit that is vesting. Annual awards of restricted stock units are made to the NEOs in the form of time-based awards and performance-based awards.
Since 2021, our agreements include a non-compete provision and contain different provisions for death, disability and retirement than prior awards (see “Executive Compensation – Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table”).
Annual Time-Based Awards In 2022, time-based restricted stock unit awards were granted to the NEOs and 1,052 other senior level employees, comprising approximately 2% of our entire employee population. These awards will vest in three equal annual installments, in January of 2025, 2026, and 2027, subject to accelerated vesting and forfeiture provisions in the 2015 Equity Incentive Plan (2015 Plan) and the grant agreement.
Annual Performance-Based Awards – Performance versus Market Insurance Results In addition, each of the NEOs and 57 other senior managers were granted performance-based restricted stock unit awards that measure the growth of our insurance businesses, and compare that growth to the growth of the market as a whole, over a three-year performance period, and also include a profitability requirement of a combined ratio of 96 or better over the most recent 12-month period when the vesting is determined.

These awards require our business lines to outgrow the market by a specified percentage for that business line to contribute the actual number of units eligible to vest. Specifically, the awards measure the growth of three business lines (private passenger auto, commercial auto, and homeowners multiple-peril) from 2022 through 2024 and compare that growth to the growth rate of each of these markets as a whole (excluding our results) over that same period. We measure against these business lines since they represent market categories that align with financial reporting to insurance regulatory authorities and are publicly available and compiled routinely by third parties.

Each business unit will receive a score, which will then be weighted based on the business lines’ relative contribution to net premiums earned. These scores will then be combined to produce a final performance factor. In each case, we will use A.M. Best data to make these calculations. The final performance factor will be used as a “multiplier” to increase or decrease the number of units (compared to target) that can vest. Although these awards are designed to reward growth, they do not reward growth at all cost, and also include a restriction on vesting based on the profitability requirement previously described.

The performance score for each business unit will be determined as follows:

Performance vs. Business Line Market[1]	Determination of the Performance Score for the Business Line
If our growth for the business line exceeds the market growth rate by the maximum measure for that business line or more	Score will be 2.5x; this is the maximum possible score
If our growth rate for the business line exceeds the market growth rate by more than the target measure for that business line but less than the maximum measure for that business line	Score will be between 1.0x and 2.5x, in proportion to the extent to which each business line’s growth rate exceeds the market’s growth rate above the target rate
If our growth rate for the business line exceeds the market growth rate by less than the target measure for that business line	Score will be up to 1.0x of the target in proportion to the extent to which each business line’s growth rate exceeds the market’s growth rate
If the business line’s growth rate is equal to or less than the market growth rate	The score for the business line will be 0
1 Growth is measured by premium growth, which is calculated as the percentage change in annual direct earned premium (defined as the sum of net earned premium and earned premiums ceded under reinsurance).
For 2022, the target growth rate measure and maximum growth rate measure for each business line is as follows:

Business Line	Target Growth Rate Measure	Maximum Growth Rate Measure
Private passenger auto	Two percentage points	Three and a half percentage points
Commercial auto	Two percentage points	Three and a half percentage points
Homeowners multiple-peril	Three and a half percentage points	Five percentage points
For the 2022 awards, the performance factor is expected to be determined in July 2025. If the performance factor is zero, the awards will not vest and will be forfeited. If the performance factor is greater than zero, the performance factor is determined and the awards are eligible to vest, if and when the 12-month profitability requirement is satisfied. For the 2022 awards, if the profitability requirement is not satisfied by January 31, 2027, the awards will not vest and will expire.
We believe that this approach, with a potential upside for outperformance as compared with the private passenger auto, commercial auto, and homeowners insurance markets, provides appropriate focus on our full competitor set in the insurance market, consistent with our profitable growth goals. In addition, the profitability requirement imposes an additional challenge to our growth in market share, given the fact that some of our competitors do not consistently show a profit in their insurance operations and rely instead on their investment activity to fund insurance liabilities.

Annual Performance-Based Equity Awards – Investment Results In March 2022, the committee also awarded performance-based restricted stock units to Mrs. Griffith, Mr. Sauerland, and our CIO, with a performance goal relating to investment performance. These awards did not increase the aggregate size of the equity awards to the CEO or CFO, but represented a portion of the total performance-based awards that otherwise would have been granted to them.

These awards measure the performance of our fixed-income portfolio for the three-year period of 2022 through 2024, on the basis of the fully taxable equivalent total return (FTE). The FTE is calculated by dividing the recurring investment income (which includes 50% of the benefit of state premium tax abatements associated with certain municipal securities held in our portfolio, and the total net realized (and changes in total unrealized) gains or losses on the applicable securities), by the average outstanding fixed income investments for the period. Those results are then compared to the performance results achieved by a benchmark group of comparable firms meeting a series of objective criteria for the same time periods. The fixed-income portfolio was chosen for these equity awards because it represents a substantial portion of our investment portfolio (over 94% at year-end) and our CIO and other investment professionals actively manage this fixed-income portfolio and do not manage our equity investments.
Each eligible NEO received a target number of restricted stock units and the number of units that will ultimately vest can vary between zero and 2.0 times target. At the end of the performance period, using performance data supplied by an independent third party, the performance factor will be determined based on our percentile ranking in the benchmark group as follows:

Score=0 Rank at or below the percentile	Score=1.0 Rank equal to the percentile	Score=2.0 Rank at or above the percentile
25th	50th	75th
The percentile ranking will be interpolated based on the positioning of our actual return compared to the other firms included in the peer set (e.g., a ranking at the 40th percentile will receive a score between zero and 1.0).
These performance-based awards are intended to align the compensation of these executives with their responsibilities in connection with the longer-term performance of our fixed-income portfolio. The use of the 25th percentile as the minimum performance level, and of the 75th percentile as the maximum performance level, reflects the Compensation Committee’s decision that our investment constraints and guidelines differ from other firms included in the comparison. The committee felt that requiring “average” performance prior to vesting and/or rewarding performance above the 75th percentile might create an incentive to increase investment risks to a level that would exceed the company’s overall risk tolerance, and that below target payouts for performance between the 25th and 50th percentiles would be, on balance, fair compensation for the results achieved.
2022 Annual Equity Awards For 2022, the aggregate dollar value (fair value on the date of grant) of annual equity awards made to the NEOs was approximately $5.3 million in time-based awards and $11.9 million in performance-based awards (at target value).
Those awards were determined based on the following target levels:

	Time-Based Award Value (Multiple of Salary)				Performance-Based Award Target Value (Multiple of Salary)[1]
Name	2022		2021		2022			2021
Susan Patricia Griffith	3.00	x	3.00	x	7.00	x	[2]	7.00	x	[2]
John P. Sauerland	1.00		1.00		2.75		[2]	2.75		[2]
Patrick K. Callahan	1.00		1.00		2.75			2.50
John Murphy	1.00		1.00		1.50			1.25
Karen B. Bailo	1.00		1.00		1.50			1.25
1Pursuant to performance-based awards, between zero-2.5x (zero-2.0x for investment-based awards) of the number of units awarded can vest. See discussions above.
2For the following executives, investment-based awards represented the indicated percentage of each executive's total performance-based award for the year: Mrs. Griffith, 14%; and Mr. Sauerland, 16%.
Clawback Provisions
Our cash and equity incentive plans each include one or more provisions that permit recoupment of performance-based compensation when specified events occur or an executive officer engages in specified conduct. If our operating or financial results used to calculate a payment or vesting factor are restated within three years of the payment or vesting, and the payment or amount of common shares delivered at vesting was inflated as a result of the incorrect results, we can recoup from the NEO the inflated portion of the payment or common shares delivered (or equivalent value). In addition, if an executive officer engaged in fraud or other misconduct that led to a restatement of operating or financial results, we can recoup from them the entire payment or value of common shares delivered at vesting, plus interest and collection costs, even if the restatement occurred more than three years after the payment or vesting event.
Our equity awards also address conduct that results in reputational harm. Under the 2015 Plan, if an executive officer engages in a “disqualifying activity,” they forfeit all outstanding equity awards (time-based and performance-based) held at the time the activity began. If an equity award vests after the conduct began but before we become aware of it, we can recoup the vested award. Among conduct that constitutes a “disqualifying activity” is conduct that is materially detrimental to our reputation or that is a material violation of our Code of Conduct.

Additional Comments Regarding 2022 Compensation Decisions
Consistent with our compensation philosophy and history with respect to executive compensation, the committee granted a large proportion of each NEO’s compensation in the form of performance-based compensation, including equity compensation. In this way, overall compensation for these individuals is competitive, while providing the opportunity to earn above average compensation if and when justified by the company’s performance and our stock price and aligning the interests of these individuals with those of shareholders. It should be noted, however, that the ultimate value of these awards remains dependent on our achievement of applicable performance goals and the value of our common shares at the time of vesting of restricted stock unit awards. Thus, for each NEO, a substantial portion of the compensation used to establish the NEO’s potential percentile position compared to market, and the value of those awards, will remain at risk for years before it is earned, and some of the restricted stock unit awards in fact may never vest. See "Pay Versus Performance" for additional information regarding the change in fair value of these awards until they vest.
Chief Executive Officer Mrs. Griffith requested that her target compensation for 2022 remain the same since 2020, and the Compensation Committee honored her request. As has been the case in prior years, Mrs. Griffith’s salary amount remained well below the 50th percentile of approximately $1.44 million for CEO salaries reflected in the market data reviewed by the committee and Mrs. Griffith’s annual cash incentive (Gainshare) target has remained the same since 2019. In 2022, the Compensation Committee again granted a large portion of Mrs. Griffith’s potential compensation in the form of equity-based awards. The committee determined that these equity awards would continue to keep Mrs. Griffith’s overall compensation at a competitive level while maintaining a very high portion of her potential compensation at risk and dependent on our performance and our stock price. In this way, the company was able to present appropriate incentives to drive our performance and maximize the extent to which Mrs. Griffith’s interests are aligned with the interests of shareholders. The committee believed that this pay package was consistent with the company’s compensation philosophy and presented an appropriate pay package that is largely performance-based.

The result of these determinations for 2022 was that, despite her below median salary and target cash incentive, Mrs. Griffith continues to have the potential to earn total compensation significantly above the median if the company performs exceptionally well over the various performance periods related to her compensation granted in 2022. If Mrs. Griffith were to have received a cash incentive payment based on a 1.0 Gainshare Factor and her annual performance-based restricted stock unit awards were to vest at their target amounts, her total annual compensation would be just below the 25th percentile for CEOs. However, her annual compensation would be above the 75th percentile if all performance-based compensation payouts were to be maximized.
Other Current Named Executive Officers Market comparison information is only one of a number of factors considered by the committee in setting compensation each year, along with other factors such as the length of the executive’s experience in the specific job, the nature of the job held and related responsibilities, individual performance, expected future contributions, the reliability of the comparison data, and our business needs. However, we present comparison data here for the shareholders’ information (see “– Procedures and Policies – Compensation Comparisons” below for further information on our market comparison process).
Assuming that cash incentives had paid out at a 1.0 performance factor for the year and annual performance-based equity also were to vest at the target 1.0 factor, Mr. Sauerland would receive total compensation for 2022 between the 25th and 50th percentile level reflected in the market data reviewed by the committee, Mr. Callahan and Ms. Bailo would receive total compensation between the 50th and 75th percentile level, and Mr. Murphy would receive total compensation above the 75th percentile. In the event that all of their annual incentive based compensation were to pay out at their maximum level, the total compensation for Mr. Sauerland, Mr. Callahan, Ms. Bailo, and Mr. Murphy would be above the 75th percentile.

Changes for 2023
While the basic structure of the annual compensation for the NEOs approved by the Compensation Committee in February 2023 was consistent with 2022, after a review of market data, Mrs. Griffith received a 5.3% salary increase for 2023, and the other NEOs received salary increases between 3.7% and 9.1%.
The committee revised the allocation of Mrs. Griffith's annual equity awards between time-based and performance-based awards as noted below. The committee believes that this shift in allocation of Mrs. Griffith's equity awards will provide her compensation at an appropriate level, while adding significantly to the performance-based nature and further aligning her interests with those of our shareholders.

Multiple of Salary
Equity Award Allocation	2023	2022
Time-based award	1x	3x
Performance-based award (insurance business lines growth) at target	8x	6x
Performance-based award (investment results) at target	1x	1x
Total annual equity award grant target value	10x	10x
With respect to the 2023 Performance-Based Awards (Growth in Market Share), in light of the focus on growing in states with traditionally less catastrophe exposure and limiting growth in coastal and hail-prone states, the homeowners multiple-peril business line was removed from the awards.
With respect to the 2023 Gainshare Plan, the Property business was split into two matrices for the reason described above and Protective Insurance was included in the Commercial Lines’ profitability results for the first time, but continued to be excluded from the growth results. Additionally, both of these business units are subject to new profitability thresholds. If the combined ratio of the business unit in its entirety equals or exceeds 100, the Gainshare Factor for that business unit will be 0.
OTHER ELEMENTS OF COMPENSATION
Perquisites
We provide perquisites to our executives only when the Board or the Compensation Committee determines that such benefits are in the interests of Progressive and our shareholders. We own an aircraft that is used primarily for the CEO’s and other executive officers’ business travel. At the request of the Board, Mrs. Griffith also uses the company aircraft for her personal travel and that of her spouse and children when they accompany her. Such personal use of the aircraft constitutes a perquisite and is provided to enhance the CEO and her family’s personal security and the confidentiality of their travel. During 2022, we incurred approximately $227,373 in incremental costs as a result of Mrs. Griffith’s personal use of the aircraft. Such personal trips by the CEO also result in taxable income being imputed as required under IRS regulations, and Mrs. Griffith is responsible for paying the taxes on such income without further contribution or reimbursement from the company. Other executives and guests may occasionally accompany the CEO on personal trips, at the CEO’s discretion.
Mrs. Griffith is also provided with a company-owned vehicle and a driver for business needs to facilitate transportation to and among our headquarters and many other local facilities, and to allow her to use that travel time for work purposes. To the extent that the CEO uses the company car for personal matters, she receives a perquisite.
See the “All Other Compensation” column of “Executive Compensation – Summary Compensation Table” and related footnote for additional information concerning perquisites.
Deferral Arrangements
NEOs and certain other senior level employees are given the opportunity to defer the receipt of annual cash incentive payments and annual equity awards under our Executive Deferred Compensation Plan (EDCP). This deferral mechanism allows NEOs to delay receipt of cash incentives or the vesting of equity awards that have been earned in full and otherwise would have been received as of a specific date. The EDCP is made available to executives in order to keep our executive compensation program competitive and to allow executives to manage their receipt of compensation to better fit their life circumstances and to manage their tax obligations. We do not contribute additional amounts to a participant’s deferral account, either in the year of deferral or in future years. We also do not guarantee a specific investment return to participants in the deferral plan.
Deferred amounts are deemed to be invested in specific investments selected by the participant, including an option to invest in Progressive common shares. Deferrals of currently outstanding equity awards are required to be invested in Progressive common shares throughout the deferral period. The value of each participant’s deferred account thus varies based on the participant’s investment choices and market factors. Deferred amounts are at risk and may decrease in value if Progressive common shares or the other investments selected by the participant do not perform well during the deferral period. Additional details concerning this plan, including the NEOs’ respective holdings in the plan, can be found under “Executive Compensation – Nonqualified Deferred Compensation.”
Retirement
We do not provide pension benefits or supplemental retirement benefits to our NEOs. NEOs are eligible to participate in our 401(k) plan on the same terms and conditions available to all other regular employees, subject to limitations under applicable law. Also, upon leaving the company, the NEO may receive a payout of unused paid time off and, where legally required, paid sick leave, subject to limitations applicable to all employees.
We do not provide other payments or benefits to executives related to retirement or eligibility for retirement other than with respect to equity awards. Our NEOs, along with all other equity award recipients, are eligible for “qualified retirement” treatment under our 2015 Plan.
Beginning with the 2021 awards, if an NEO retires after satisfying the Rule of 70 requirements (age 55 with at least 15 years of service or age 60 with at least 10 years of service) and remained employed through the end of 2022:
•100% of their 2022 time-based award will vest
•the NEO will retain 100% of the applicable performance-based award, which will vest if, when and to the extent that the applicable performance measures or any profitability requirement, are achieved
For additional information regarding retirement benefits under earlier equity awards, see “Executive Compensation – Potential Payments Upon Termination or Change in Control.”
As discussed in the preceding section, an executive who elects to participate in our deferral program may be entitled to receive post-employment distributions from the EDCP. See “Executive Compensation – Potential Payments Upon Termination or Change in Control – Other Termination Provisions Under Equity Plan.”
The qualified retirement provisions are intended to provide a benefit for long-tenured employees. Mrs. Griffith, Mr. Sauerland, and Ms. Bailo satisfied the Rule of 70 requirements for a qualified retirement. See “Executive Compensation – Potential Payments Upon Termination or Change in Control – Qualified Retirement Provisions Under Equity Plan” for additional information.
Severance and Change-in-Control Arrangements
Severance and change-in-control arrangements are intended to provide compensation and a fair financial transition for eligible employees (including the NEOs) when an adverse change in their employment situation is required due to company needs or upon the occurrence of certain unexpected corporate events, and to recognize past contributions by those executives, who are typically long-tenured employees. These arrangements allow executives to focus on the company’s performance, and not on their personal financial situation, in the face of uncertain or difficult times or events beyond their control. Each of these programs is discussed in more detail under “Executive Compensation – Potential Payments Upon Termination or Change in Control.”
Severance Our executive separation allowance plan (ESAP) provides executives with well-defined financial payments if the executive’s employment is terminated for any reason other than resignation (including retirement), death, disability, leave of absence, or discharge for cause, if certain conditions are satisfied. Based on tenure with us, for each of our NEOs, the severance payment would equal three times the executive’s salary (i.e., excluding cash incentives and equity awards) at the time of termination, plus medical, dental, and vision benefits for up to 18 months at regular employee costs, and outplacement services following termination. These benefits are payable to the NEOs upon any qualifying separation from the company, whether in a change-in-control situation or otherwise.
In addition, if a change in control occurs and an NEO terminates employment within 24 months following the change in control for “good reason,” then the NEO will be entitled to receive the same severance benefits described above as though they had been terminated by the company.
We believe that this level of severance payment for each of our NEOs (a maximum of three times the NEO’s salary) is reasonable. The severance payments do not take into account or include the value of cash incentives or equity-based awards in determining the executive’s severance payment, which substantially limits the amount of the severance payment when compared with severance plans offered by many other companies. In addition, an executive who qualifies for a severance payment under this plan does not receive accelerated vesting of equity awards (although those awards may vest (or partially vest) separately under our 2015 Plan if the executive is eligible for a qualified retirement, discussed above, or in a change-in-control scenario, as discussed immediately below). Finally, executives will not receive any tax “gross-up” payment to compensate them for any taxes they may owe in connection with a severance payment. Management and the committee accordingly believe that the severance rights provide the NEOs with a fair, but not excessive, financial transition when an executive is asked to leave the company.

The dollar values of benefits that would be payable to NEOs upon a qualifying termination under our severance plan are summarized under “Executive Compensation – Potential Payments Upon Termination or Change in Control.”
Change-in-Control Benefits Under Equity Plan The provisions of the 2015 Plan are summarized below. Additional details regarding these provisions can be found under “Executive Compensation – Potential Payments Upon Termination or Change in Control – Change-in-Control Provisions Under Equity Plan.”
The 2015 Plan has a “double-trigger” change-in-control provision. Unless the committee determines otherwise at the time of grant of an award, no acceleration or payment will occur with respect to any outstanding award upon a change in control if the outstanding award is honored, assumed, or replaced with a new right that complies with the requirements of the change-in-control provisions in the 2015 Plan, including providing substantially identical terms and substantially equivalent economic terms. Any honored, assumed, or replacement award will be subject to accelerated vesting after the change in control if, within 24 months after the change in control, the individual is terminated by the surviving entity other than for cause (as defined in the plan) or the individual terminates employment for good reason. If vesting is accelerated, performance-based awards will be considered to be earned at the higher of target (if applicable) or a multiple based on the level of achievement through the termination date, if determinable.
If the awards are not honored, assumed, or replaced, as described above, they will vest immediately prior to the change in control and each restricted stock unit award will be cancelled in exchange for an amount equal to the fair market value of the common shares covered by the award, with any performance-based awards deemed to have been earned in full at the higher of target or a multiple of target based on the level of achievement through the date of the change in control, if determinable.
Death
Beginning with awards granted in 2021, if an NEO is employed through the end of the calendar year in which the grant is made, (i) the time-based award will vest 100% if the NEO dies; and (ii) with respect to performance-based awards, if the NEO dies (x) before the end of the performance period, then the award will vest at 100% of target; or (y) after the end of the performance period, then the award will remain outstanding and will vest if, when and to the extent that the performance measures are achieved. For additional information regarding death benefits under earlier equity awards, see “Executive Compensation
– Potential Payments Upon Termination or Change in Control.”
Health and Welfare Benefits
NEOs are also eligible to participate in our health and welfare plans, including medical and dental benefits, a 401(k) savings plan (with matching contributions by the company up to a specified annual limit), and a limited life insurance benefit (with the ability to purchase additional coverage without company contribution), among other benefits. These plans are available on the same basis to all of our regular employees who satisfy minimum eligibility requirements.
PROCEDURES AND POLICIES
Annual Compensation Committee Decisions
The Compensation Committee makes all final determinations regarding executive officer compensation, including salary and equity and non-
equity incentive compensation targets and performance goals. Committee decisions on annual executive compensation for 2022 were made in the fourth quarter of 2021 with respect to Mr. Murphy and Ms. Bailo, and during the first quarter of 2022 for the other NEOs, after considering each executive’s role and responsibilities, performance evaluations, their tenure and experience in their current role, their future potential, our business needs, recommendations presented by management, compensation data from comparable companies obtained from management’s compensation consultant and other third parties, and analyses performed by our compensation department and/or consultants. Our CEO participates in certain committee meetings to discuss significant compensation issues with the committee or to provide recommendations to the committee regarding the compensation of other executive officers. The committee’s executive compensation decisions thus represent the culmination of extensive analysis and discussion between the committee and management, including our CEO, our Chief Human Resources Officer, and members of our compensation and law departments. The committee routinely reports to the full Board on compensation and other human capital matters, generally after each regularly scheduled committee meeting.

The committee delegates to management the day-to-day implementation of compensation programs for employees who are not executive officers, subject to the terms of plans approved by the committee or the Board. Generally, however, we seek to offer a consistent compensation program across our company, and as a result, determinations made by the committee on executive compensation, such as performance goals under our Gainshare program, generally apply to other employees as well.
The committee has the authority under its charter to hire its own compensation consultants and legal advisors, at our expense. During 2022, the committee retained Semler Brossy to advise the committee with respect to certain aspects of executive officer and director compensation and to provide regular updates to the committee on general market and industry trends in executive compensation.
Compensation Comparisons
Our executive compensation program is market-based and is designed to be competitive with other compensation opportunities available to executives. However, compensation comparisons alone do not drive the committee’s decisions, which result from a number of factors described above that can be different for individual executives, can vary from year-to-year, and include a number of qualitative and quantitative judgments. Compensation comparisons are one factor in this analysis.
For annual compensation decisions made in February 2022, the following executive compensation survey data and statistical analyses, provided by management’s compensation consultant, Pay Governance LLC, were used for Mrs. Griffith and Mr. Sauerland:
•Proxy statement data for 13 publicly held insurance and financial services companies;
•Survey data published by Willis Towers Watson and Radford Global Compensation Database of companies with comparable revenues greater than $20 billion; and
•Proxy statement data for 28 public companies within close proximity to Progressive on the Fortune 500 list.
The first category included publicly held insurance and financial service companies, which represent potential competitors for our executive talent. We included companies with comparable total revenues, rather than total assets, due to significant asset size differences between insurance companies writing different types of insurance products. For 2022, the companies in this category are listed below in descending order according to total revenue for 2021.
MetLife, Inc.
Prudential Financial, Inc.
American International Group, Inc.
The Allstate Corporation
The Progressive Corporation
American Express Company
Chubb Limited
The Travelers Companies, Inc.
Capital One Financial Corporation
The Hartford Financial Services Group, Inc.
Aflac Incorporated
Lincoln National Corporation
Loews Corporation
Principal Financial Group, Inc.
The remaining two categories included a large number of companies from many industries. Similar to the Fortune 500 approach, we segment survey data based on company revenues and not total assets, given significant differences in asset requirements across various industries. Further, we do not generally recruit senior management level talent from other insurance companies, and our executives have employment opportunities with companies doing business in a variety of industries. As a result, we view the broad range of companies to be an appropriate reflection of the marketplace for the services of our executives.
With respect to Mr. Callahan, Ms. Bailo, and Mr. Murphy, published survey data was used because proxy statement data is not as readily available for these positions. For Mr. Callahan, our Personal Lines President, and Ms. Bailo, our Commercial Lines President, survey data published by Willis Towers Watson and Radford Global Compensation Database, which included public companies with revenue scopes similar to these business units was used. The comparison for Mr. Murphy, our Claims President, was obtained from survey data published by Mercer PCICS, which included property and casualty claims executives at other insurance companies with direct written premium greater than $10 billion.
In evaluating the data from these groups, we do not focus on the identity of any individual company, but are interested in the aggregate data and the range of pay. All compensation comparisons referred to in this report are based on the data for these comparison groups. The comparisons were provided to the Compensation Committee in December 2021 and supported their discussions regarding 2022 compensation decisions for the NEOs.
Use of “Tally Sheets”
When the Compensation Committee is considering annual compensation decisions for the NEOs, the committee is provided with information showing, for each NEO, the total target and maximum compensation (salary, annual cash incentive potential, and equity-based award values) proposed to be awarded to such executive for the upcoming year, along with tally sheets for each NEO summarizing recent total target and realized compensation, providing details with respect to outstanding equity awards and share ownership. These tally sheets are used by the committee to review each NEO’s current compensation level and to enable meaningful comparisons to the compensation paid to similar executives at comparable companies. This is one way that the committee monitors and assesses the reasonableness of its annual compensation decisions for each NEO.
In addition, at least annually, the committee reviews summaries of the potential payments that would be made to each NEO upon the occurrence of various events, such as termination, retirement, or a change in control. These tally sheets allow the committee to see all of the potential payouts that the NEO could be eligible to receive in addition to annual compensation awards. Such payouts may arise from a number of sources, depending on the event triggering the payments, including: the executive’s prior service and earnings (such as distributions from deferral accounts); payments triggered by an employment termination (severance); or an acceleration of a vesting event that otherwise would not have occurred, if at all, until a future date (for example, a “change in control”). The committee thus is able to understand and monitor the amount of such potential payouts in each scenario, and to distinguish the source of individual components of such payouts.
To the extent that these payments arise from an NEO’s prior earnings (such as distributions from deferral accounts), the committee generally does not factor those payments into compensation decisions, since those amounts were previously earned in full by the executive, the value of the account has increased or decreased over time based on their investment elections, and we have made no subsequent contributions to increase the value of these accounts. To the extent that these payments arise from performance measures established in prior years, the committee generally does not view such payments negatively either, since the amount and timing is dependent on whether and when the company achieves the stated performance goals and the executive’s services that helped lead to the achievements. Potential severance payments and acceleration events, on the other hand, are monitored by the committee to ensure that they are reasonable and appropriate in the applicable scenarios.
Internal Pay Equity; Wealth Accumulation
We do not use “internal pay equity” or “wealth accumulation” analyses to limit compensation paid to the CEO or other NEOs. Such systems typically put a ceiling on part or all of an executive’s compensation based on considerations such as the amount of compensation paid to another executive or employee or the value of awards previously made to the executive in question. Management and the committee believe that these types of limitations are not an appropriate way to make compensation decisions for our executives and would be contrary to the interests of the company and our shareholders.
Instead, our focus is to make appropriate executive compensation decisions annually, so that executives are paid at competitive levels with a significant “at-risk,” performance-based component that is commensurate with the executive’s responsibilities.
No Tax “Gross-Up” Payments
We do not provide tax gross-up payments in connection with an executive officer’s compensation, severance, change-in-control payments, perquisites, or other benefits provided by us. Minor exceptions to this rule may arise under terms that apply to all of our employees; for example, any employee, including an executive officer, who receives taxable benefits from us under our relocation program is entitled to receive payments to defray the related tax obligation.
Effect of Any Future Financial Restatement; Recoupment
The terms of our cash incentive programs and performance-based equity awards allow us to recoup payments and vested awards from our executive officers, including our NEOs, if the applicable operating or financial results triggering such payment or the vesting of such award are later restated, to the extent that such incentive payments or awards would not have been paid out based on the revised operating or financial results. For additional information concerning these recoupment or “clawback” rights, including limitations on those rights, see “–Elements of Compensation – 2022 Decisions and Awards – Clawback Provisions.”
Equity Ownership Guidelines for Executives
Within five years after becoming our CEO and at all times while serving as CEO thereafter, the CEO must acquire and hold Progressive common shares (or equivalent interests) with a minimum value of six times the CEO’s salary. For the purpose of this calculation, the CEO can count shares held in our 401(k) plan and share equivalent units held in our executive deferred compensation plan (EDCP), but cannot count any unvested restricted stock units.
All of the other NEOs are expected to hold meaningful amounts of Progressive equity at levels that their respective compensation and financial circumstances permit. To support this goal, each of these executive’s annual compensation is heavily weighted towards equity compensation. As a result, within five years of becoming an executive officer, each of these executives is expected to hold Progressive common shares or equivalent units with minimum of three times the NEO’s salary. For this calculation, the NEO receives credit for shares in our 401(k) plan, share equivalent units held in our EDCP and unvested time-based restricted stock units. The NEO cannot count any unvested performance-based restricted stock units.

Management and the committee believe that equity holdings under these guidelines, as well as additional, voluntary holdings by executive officers in our equity, 401(k), and deferral plans, or in their personal accounts, appropriately ensure that the interests of management will be aligned with those of our shareholders. As of January 31, 2023, Mrs. Griffith and each of the other NEOs satisfied the applicable guideline.
Prohibitions on Derivatives and Hedging Transactions
Under our insider trading policy, our executive officers and directors are prohibited from making any “short sales” of our common shares and from purchasing, selling, or writing exchange-traded or over-the-counter options (including puts and calls) on our common shares. Our executive officers and directors are also prohibited from entering into any transaction in derivatives or other instruments that are based on or relate to our common shares or any other Progressive security and from buying, selling, or trading any financial instrument (such as a variable forward contract, equity swap, credit default swap, collar, or exchange fund), or initiating or participating in any other transaction that is designed or intended to hedge against, or profit from, a decrease in the market value of our common shares or any other Progressive security.
Prohibition on Pledges
Our executive officers and directors are prohibited from pledging their Progressive common shares as collateral for any loan, including a margin loan. We are not aware of any pledge of Progressive common shares by a director or executive officer.
Timing of Annual Equity Awards
We expect that, consistent with our actions for many years, annual equity awards will be made in March of each year, unless a legal or plan requirement causes us to adopt a change for a specific year. March is considered appropriate for annual awards because it follows shortly after annual performance evaluations and salary adjustments for executives and other equity eligible employees, thus providing an administratively convenient time to calculate the awards and communicate them to the recipients. In addition, the timing in mid-March follows the publication of our annual report for the prior year and, typically, the publication of our financial results for the first two months of the year, ensuring that up-to-date public information concerning the company is available in the marketplace at that time. Historically, interim awards generally have been made to an executive officer at the time of appointment to or promotion within the executive team or in a few instances when the committee deemed a special award to be appropriate; any such interim or special award to an executive officer would require the approval of the Compensation Committee.
RELATED CONSIDERATIONS
Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code limits to $1 million per year (the deduction limit) the deduction allowed for federal income tax purposes for compensation paid to “covered employees.” That term includes the chief executive officer, the chief financial officer, and the three other most highly compensated executives, and any individual who meets the definition of “covered employee” in 2018 or any later tax year. Each of the NEOs is now a covered employee and Progressive will not be able to deduct any compensation paid to them for any taxable year in excess of $1 million. In 2022, compensation that did not qualify exceeded the deduction limit by $65.7 million, including $34.7 million related to Mrs. Griffith’s compensation.
The committee has not discontinued or changed any component of the compensation program that has a potential negative impact under Section 162(m), since it believes that the overall program is appropriate and in the interests of shareholders.
Section 409A of the Internal Revenue Code
Section 409A of the Internal Revenue Code sets forth requirements for non-qualified deferred compensation arrangements. These requirements apply to deferrals of compensation earned or vested after 2004. If deferrals do not comply with the requirements, the amount deferred is immediately included in the individual’s taxable income, and the individual is subject to an additional 20% tax plus interest, even if the actual payment of value to the individual might be delayed for years under the applicable plan or award. We seek to draft our compensation plans in a manner that provides an exemption from Section 409A or complies with Section 409A requirements.

COMPENSATION COMMITTEE REPORT
The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Progressive filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Progressive specifically incorporates this Report by reference therein.
The Compensation Committee of the Board of Directors of The Progressive Corporation has reviewed and discussed with Progressive’s management the Compensation Discussion and Analysis set forth above. Based on the review and discussions noted above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in Progressive’s Proxy Statement for 2023, and incorporated by reference into Progressive’s Annual Report on Form 10-K for the year ended December 31, 2022.

            COMPENSATION COMMITTEE

                                         Roger N. Farah, Chair
                               Pamela J. Craig
                                   Barbara R. Snyder
                         Jan E. Tighe

COMPENSATION PROGRAMS AND RISK MANAGEMENT
We believe that our compensation plans and incentives are designed so that employees are not encouraged to take inappropriate risks. We also believe our compensation plans include appropriate risk control mechanisms, along with the applicable profit margin, growth, or other performance goals. The criteria used to calculate annual cash incentive payments under our Gainshare program, as well as the goals under most of our performance-based equity awards that measure insurance results, reward the achievement of challenging growth goals, but only if our profitability is within specified levels. Under our Gainshare program, moreover, these performance measures are applied on a companywide basis, ensuring that all of our employees are motivated to pursue the same strategic goals.
In addition, we have an annual cash incentive program for our investment professionals (including our Chief Investment Officer), who actively manage our fixed-income portfolio. The primary constraints on the risks inherent in our fixed-income portfolio are our internal investment guidelines relating to credit quality, duration, issuer concentration, and other parameters, which are approved by the Board’s Investment and Capital Committee. Within this framework, our incentive plan compares the total return of our fixed-income portfolio against the results achieved by comparable firms in an investment benchmark for the current year and over the trailing three-year period to determine an indicated performance score. The Compensation Committee, in its discretion, can accept the indicated performance factor, or increase or decrease it, based on its evaluation of our fixed-income investment performance for the year; annual incentive payments for our investment professionals are then adjusted accordingly. We believe that this combination of investment guidelines and one- and three-year performance comparisons, with an overlay of Compensation Committee discretion to monitor performance and cash incentive results, appropriately addresses the risks attendant to the work of our investment professionals. We also award performance-based equity awards tied to the relative performance of our fixed-income portfolio to our CEO, CFO, Chief Investment Officer, and select portfolio managers. Under these awards, our portfolio’s three-year performance is evaluated against the total returns of comparable firms over the same periods, similar to the annual cash incentive plan for our investment professionals described above. Maximum payout under these awards occurs at performance at the 75th percentile of comparable firms to mitigate any incentive to increase investment risks to a level that would exceed the company’s overall risk tolerance. We believe that the focus on the three-year results, along with the investment constraints mentioned above and the use of the 75th percentile as the maximum payout measure, provides appropriate incentives for these executives without creating inappropriate risks.
In addition, our current cash incentive programs and performance-based equity awards allow us to recoup payments and vested awards from executive officers, if the applicable operating or financial results triggering payments or vesting of the award are later restated, to the extent that such cash incentives or awards would not have been paid out based on the revised operating or financial results. For additional information concerning these recoupment or “clawback” rights and the limitation thereon, see “Compensation Discussion and Analysis – Elements of Compensation – 2022 Decisions and Awards – Clawback Provisions.”
Based on these considerations, among others, we do not believe that our compensation policies and practices create risks that are likely to have a material adverse effect on the company.

EXECUTIVE COMPENSATION
The following information sets forth compensation of our named executive officers (NEOs) for 2022: our Chief Executive Officer (CEO); our Chief Financial Officer (CFO); and our three other most highly compensated executive officers.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary[1] ($)	Stock Awards[2] ($)	Non-Equity Incentive Plan Compensation[3] ($)	All Other Compensation[4] ($)	Total ($)
Susan Patricia Griffith	2022	$950,000	$9,500,203	$2,042,501	$256,122	$12,748,826
President and Chief Executive Officer	2021	950,000	9,500,212	3,847,502	165,247	14,462,961
	2020	980,770	9,500,037	4,707,694	32,022	15,220,523
John P. Sauerland	2022	672,116	2,531,445	867,029	12,000	4,082,590
Vice President and Chief Financial Officer	2021	650,000	2,437,643	1,579,500	12,000	4,679,143
	2020	672,115	2,275,137	1,935,692	12,750	4,895,694
Patrick K. Callahan	2022	622,115	2,343,838	802,529	12,500	3,780,982
Personal Lines President	2021	594,231	2,100,095	1,443,981	12,000	4,150,307
	2020	565,384	1,650,123	1,628,307	12,000	3,855,814
John Murphy	2022	550,000	1,375,024	473,000	12,750	2,410,774
Claims President	2021	496,154	1,125,128	803,769	12,000	2,437,051
	2020	461,539	1,012,572	886,154	12,000	2,372,265
Karen B. Bailo	2022	550,000	1,375,024	473,000	12,000	2,410,024
Commercial Lines President	2021	400,000	900,157	648,000	12,000	1,960,157
	2020	375,309	620,652	694,591	12,750	1,703,302
1 Amounts may differ from the salary amounts reported in “Compensation Discussion and Analysis – Elements of Compensation – 2022 Decisions and Awards – Salaries” as salary changes are typically implemented in January or February of each year. In addition, Progressive pays employees on a bi-weekly basis, in an amount for salaried employees equal to 1/26th of their then-current annual salary rate. Typically, employees receive 26 paychecks in a calendar year. Every 10 to 12 years, however, the bi-weekly payment schedule results in an additional paycheck for each employee, including our NEOs, as was the case in 2020. Accordingly, 2020 salary figures in the table above include an additional paycheck for each NEO, which resulted in an increase in their respective 2020 salaries of approximately 3.8% (or 1/26) above what would have been earned in a typical 26-paycheck year. Both 2022 and 2021 are 26-paycheck years.
2 Represents grant date fair value of restricted stock unit awards for each year. Grant date fair value is measured using the closing price of our common stock on the date of grant. With regard to performance-based awards, the grant date fair value represents the target value; however, the ultimate value to the NEO can be higher or lower depending on performance. See “– Outstanding Equity Awards at Fiscal Year-End” for further discussion. The following table represents the value of performance-based awards at grant date assuming the maximum level of performance were to be achieved.

Name	Grant Year	Grant Date Fair Value (Maximum Performance)
Susan Patricia Griffith	2022	$16,150,367
	2021	16,150,288
	2020	16,150,070
John P. Sauerland	2022	4,489,006
	2021	4,322,660
	2020	3,997,763
Patrick K. Callahan	2022	4,297,017
	2021	3,750,203
	2020	2,750,148
John Murphy	2022	2,062,535
	2021	1,562,603
	2020	1,406,365
Karen B. Bailo	2022	2,062,535
	2021	1,250,263
	2020	221,433
For the terms of awards granted in 2022, see “– Grants of Plan-Based Awards” and “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below. Also, see “Compensation Discussion and Analysis,” as well as Note 9 – Employee Benefit Plans in our 2022 Annual Report to Shareholders for further discussion of the restricted stock unit awards and our recognition of expense relating to such awards.

3 For 2022, amounts were earned exclusively under The Progressive Corporation 2022 Gainshare Plan (Gainshare Plan) for all NEOs. Non-equity incentive plan compensation earned by these executives with respect to 2022 was paid (if not deferred by the NEO) in early 2023. Amounts reported include, if applicable, compensation that was deferred under our Executive Deferred Compensation Plan (EDCP). Further discussion of these plans is included in “Compensation Discussion and Analysis,” “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table,” and “– Nonqualified Deferred Compensation.”
4 All Other Compensation for 2022 is comprised of the following:

Name	401(k) Employer Contributions[a]	Perquisites[b]	Other[c]
Susan Patricia Griffith	$12,000	$244,122	$—
John P. Sauerland	12,000	—	—
Patrick K. Callahan	12,000	—	500
John Murphy	12,000	—	750
Karen B. Bailo	12,000	—	—
a         Represents employer matching contributions made during 2022 under our 401(k) plan. Amounts contributed are based on level of employee contribution, with a maximum annual employer contribution of $12,000.
b         Includes $227,373 in incremental costs for Mrs. Griffith’s personal use of our company airplane. We calculate incremental costs to include the cost of fuel and oil per flight; trip-related inspections, repairs, and maintenance; crew travel expenses; on-board catering; trip-related flight planning services; landing, parking, and hangar fees; supplies; passenger ground transportation; and other variable costs. Since the airplane is used primarily for business travel, we do not include the fixed costs that do not change based on personal usage, such as pilots’ salaries, the depreciation of the airplane, and the cost of maintenance not related to personal trips. In addition, the perquisite amount includes $16,749 in incremental costs attributable to the personal use of a company-owned vehicle by Mrs. Griffith, which is primarily used for commuting to and from work. For more information, see “Compensation Discussion and Analysis – Other Elements of Compensation – Perquisites.”
c        Reflects a service anniversary award paid for each five-year anniversary of employment with the company, under a program applicable to all employees.

GRANTS OF PLAN-BASED AWARDS
The following table summarizes annual cash incentive awards (non-equity incentive plan awards) that were eligible to be earned by our NEOs with respect to 2022 and equity awards granted to our NEOs during 2022. Each restricted stock unit is equivalent in value to one common share.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards						Grant Date Fair Value of Equity Awards[2]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Susan Patricia Griffith	NA	0	$2,375,001	$4,750,002
	3/17/2022						26,023	[3]			$2,850,039
	3/17/2022				0	[4]	60,721	[4]	147,465	[4]	6,650,164
John P. Sauerland	NA	0	1,008,173	2,016,346
	3/17/2022						6,164	[3]			675,081
	3/17/2022				0	[4]	16,950	[4]	40,988	[4]	1,856,364
Patrick K. Callahan	NA	0	933,173	1,866,346
	3/17/2022						5,707	[3]			625,031
	3/17/2022				0	[4]	15,694	[4]	39,235	[4]	1,718,807
John Murphy	NA	0	550,000	1,100,000
	3/17/2022						5,022	[3]			550,009
	3/17/2022				0	[4]	7,533	[4]	18,833	[4]	825,014
Karen B. Bailo	NA	0	550,000	1,100,000
	3/17/2022						5,022	[3]			550,009
	3/17/2022				0	[4]	7,533	[4]	18,833	[4]	825,014
NA = Not applicable
1The amount of non-equity incentive plan compensation earned by the NEOs under the Gainshare Plan with respect to 2022 is included in the “– Summary Compensation Table.” Further description of both the non-equity and equity incentive plan awards is provided in “Compensation Discussion and Analysis” and in the “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below.
2Awards were granted under the 2015 Equity Incentive Plan (the 2015 Plan) and are valued at the closing price of our common shares on the applicable date of grant, which was $109.52 for March 17, 2022. The target amount of performance-based restricted stock unit awards granted is used to determine grant date fair value.
3Represents the number of shares covered by time-based restricted stock unit awards.
4Represents the number of shares covered by performance-based restricted stock unit awards. Except as otherwise noted in this footnote 4, these awards measure growth of our vehicle insurance businesses and homeowners business against each respective market’s growth and will vest from 0-250% of the target award, only if and when pre-established performance goals are attained.
As part of their annual awards, Mrs. Griffith received 8,675 units and Mr. Sauerland received 2,774 units in the form of performance-based awards that measure the performance of our fixed-income portfolio returns against a benchmark peer group. These awards can vest from 0-200% of the target award only if and when pre-established performance goals are attained.

NARRATIVE DISCLOSURE TO SUMMARY
COMPENSATION TABLE AND GRANTS OF
PLAN-BASED AWARDS TABLE
Salary For 2022, salary comprised approximately 7% of total compensation for Mrs. Griffith, 16% for both Mr. Sauerland and Mr. Callahan, and 23% for both Mr. Murphy and Ms. Bailo. See “Compensation Discussion and Analysis – Elements of Compensation – 2022 Decisions and Awards – Salaries” above for more information.
Non-Equity Incentive Compensation Non-equity incentive compensation for the NEOs with respect to 2022 was available under the 2022 Gainshare Plan. Amounts earned under this plan are included as Non-Equity Incentive Plan Compensation in the “– Summary Compensation Table.”
Under the Gainshare Plan, the Gainshare Factor was determined for all NEOs after the end of the year based on our actual operating performance for that year, when compared to objective criteria previously established by the Compensation Committee in the first quarter of the year. The executive’s incentive payment would equal the target Gainshare amount if the applicable Gainshare Factor equaled a 1.0 for the year. Each executive had to be employed on November 30th of 2022 to receive an incentive payment for the year. Annual incentive payments to all NEOs were paid in February 2023, after the appropriate approvals and certifications were received from the Compensation Committee.
The Gainshare Factor for the core business units for 2022 was calculated by reference to separate Gainshare matrices established by the committee in the first quarter of the year for each business unit. Each matrix assigned a performance score between zero and 2.0 to various combinations of growth and profitability for the applicable business unit. In 2022, the final Gainshare Factor determined according to these criteria was 0.86. For more information about the target percentages for the NEOs and the calculation of the Gainshare Factor, see “Compensation Discussion and Analysis – Elements of Compensation – 2022 Decisions and Awards – Annual Cash Incentive Payments (Gainshare).”
Under the Gainshare Plan, incentive payments made to the NEOs are subject to recoupment by Progressive if operating or financial results that are used in the payment calculation are later restated. See “Compensation Discussion and Analysis – Elements of Compensation – 2022 Decisions and Awards – Clawback Provisions.” Further, the incentive payments will be subject to recoupment to the extent required by the rules of the SEC, NYSE, or any policy we adopt to comply with those rules.
Equity Incentive Plan Awards In 2022, all of the equity incentive awards were granted pursuant to our 2015 Plan. We granted both time-based and performance-based restricted stock unit awards to each of the NEOs.
Restricted stock units entitle the holder to receive, upon the satisfaction of all requirements for vesting and the lapse of any other restrictions, one Progressive common share in exchange for each unit vesting. Units do not have voting rights, but are entitled to dividend equivalent payments at the same rate and time dividends are paid to holders of our common shares; those dividend equivalent payments are reinvested into additional restricted stock units, which will vest only if, when, and to the extent that the underlying restricted stock unit vests.
During March 2022, each of the NEOs received a time-based restricted stock unit award. These time-based awards are scheduled to vest in equal installments in January of 2025, 2026, and 2027, provided that the executive remains an employee through that time. We also granted annual performance-based restricted stock units to these NEOs in March 2022, which were tied to the operating performance of our insurance businesses. Mrs. Griffith and Mr. Sauerland also received an additional performance-based award tied to the performance of our fixed-income investment portfolio, as further described below.
For the performance-based restricted stock unit awards tied to the operating performance of our insurance businesses, the awards have a performance goal that compares our growth to industry growth over the performance period (2022 through 2024) and includes a restriction on vesting based on a profitability requirement. For the performance-based restricted stock unit awards tied to the performance of our fixed-income portfolio, the awards have a performance goal that measures the return of our fixed-income portfolio, which is actively managed by our investment professionals, over a three-year period (2022 through 2024), against the returns of a set of comparable investment firms.
All restricted stock unit awards granted during 2022 are subject to potentially accelerated vesting pursuant to the “change in control” provisions in the 2015 Plan. See “– Potential Payments Upon Termination or Change in Control” below for further discussion of these plan provisions.
The performance-based restricted stock unit awards granted in 2022, are subject to recoupment by Progressive under certain circumstances. See “Compensation Discussion and Analysis – Elements of Compensation – 2022 Decisions and Awards – Clawback Provisions.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table summarizes the unvested restricted equity awards outstanding at year-end, all of which were granted under our 2015 Plan. The value of the equity awards was calculated using $129.71 per share, the closing price of Progressive common shares on the last business day of 2022.

	Stock or Unit Awards[1]
Name	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Susan Patricia Griffith	81,156	$10,526,745	61,258	[3]	$7,945,775
			580,668	[4]	75,318,446
John P. Sauerland	18,739	2,430,636	27,433	[3]	3,558,334
			151,277	[4]	19,622,140
Patrick K. Callahan	—	—	29,072	[3]	3,770,929
			125,825	[4]	16,320,761
John Murphy	—	—	24,164	[3]	3,134,312
			59,094	[4]	7,665,083
Karen B. Bailo	9,557	1,239,638	7,621	[3]	988,520
			36,563	[4]	4,742,587
1Amounts include restricted stock unit awards and related dividend equivalents, which are rounded to a whole unit.
2Represents time-based restricted equity awards that have been earned under the “qualified retirement” provisions of the 2015 Equity Incentive Plan (see "– Potential Payments Upon Termination or Change in Control – Qualified Retirement Provisions Under Equity Plan”); such shares will vest upon the earlier of the vesting dates defined in the restricted equity award agreements (see table below) or the NEO’s separation from the company.
3Represents time-based restricted stock unit awards for each NEO. The table below presents the applicable vesting dates for those awards (certain events may cause earned but unvested shares to vest earlier; see “– Potential Payments Upon Termination or Change in Control” for further discussion). Awards granted in 2020 and prior vest on January 1, while subsequently granted awards, which vest in 2024, 2025, 2026, and 2027, have later vesting dates in January.

Name	1/1/23	1/1/24	1/16/24	1/1/25	1/21/25	1/20/26	1/19/27
Susan Patricia Griffith	46,767	22,108	10,738	15,234	19,435	19,435	8,697
John P. Sauerland	24,104	5,066	2,449	3,475	4,509	4,509	2,060
Patrick K. Callahan	8,141	5,487	2,261	2,940	4,168	4,168	1,907
John Murphy	6,629	4,442	1,884	2,405	3,563	3,563	1,678
Karen B. Bailo	3,030	2,514	1,507	2,077	3,186	3,186	1,678

4The following table presents, as of December 31, 2022, the number of unvested performance-based restricted stock units, including reinvested dividend equivalent units, for each of the NEOs, by year of grant. The number of units shown reflects either the target amount of units, or the maximum number of units for each individual award that comprises the total that can vest, depending on the company’s expectations, as described in the applicable note below.

Name	2020	2021	2022
Susan Patricia Griffith	258,969	182,548	139,151
John P. Sauerland	64,105	48,859	38,313
Patrick K. Callahan	44,099	42,389	39,337
John Murphy	22,551	17,662	18,881
Karen B. Bailo	3,550	14,132	18,881

Following are the performance criteria that must be achieved to enable the performance-based restricted stock unit awards to vest for the year of grant indicated. Pursuant to applicable regulations, expectations above the minimum threshold level, but at or below target, are shown at target and expectations of vesting above the target level are shown at the maximum potential vesting.

Type	Measurement Period	Vesting Range	Combined Ratio	Growth Rate Over Base	Reported Value	Expiration Date
Performance versus Market[a]
2020	1/1/20-12/31/22	0-250%	96	Varies	Max	1/31/2025
2021	1/1/21-12/31/23	0-250%	96	Varies	Max	1/31/2026
2022	1/1/22-12/31/24	0-250%	96	Varies	Max	1/31/2027
Investment[b]
2020[c]	1/1/20-12/31/22	0-200%	NA	NA	Max	3/15/2023
2021	1/1/21-12/31/23	0-200%	NA	NA	Max	3/15/2024
2022	1/1/22-12/31/24	0-200%	NA	NA	Target	3/15/2025
NA = Not applicable
Note: The vesting provisions for the 2022 awards are discussed in “Compensation Discussion and Analysis – Elements of Compensation – 2022 Decisions and Awards – Equity Awards,” and the vesting provisions for the 2020 and 2021 awards (other than actual vesting dates) have the same structure.
a     At December 31, 2022, the company’s expectation for each award is based on our performance through 2022, industry growth rates for the applicable performance period to the extent available, and our estimates of each for the remainder of the performance period.
b     At December 31, 2022, the company’s expectation for each award is based on our performance through 2022, the performance of the peer group during the applicable performance period to the extent available, and our estimates of each for the remainder of the performance period.
c     This award vested at a factor of 184% out of a possible 200% in February 2023.

OPTION EXERCISES AND STOCK VESTED
The following table summarizes the vesting of restricted stock unit awards during 2022. Vesting values reflect considerable stock appreciation from the date of grant. For example, the stock price at original grant (March 2019) of the performance-based restricted stock units that vested on August 25, 2022, was $72.86 versus a stock price of $125.95 at vesting. The units that vested included dividend equivalent units valued at various other prices during the performance period; most of those prices were lower than the stock price at vesting. In addition, the maximum vesting factor was achieved under the performance-based restricted stock unit awards that vested on August 25, 2022.

	Stock Awards
	Number of Shares Acquired on Vesting[1]	Value Realized on Vesting
Name	(#)	($)
Susan Patricia Griffith	272,335	$32,794,206
John P. Sauerland	81,581	9,647,674
Patrick K. Callahan	42,175	5,102,203
John Murphy	26,501	3,160,713
Karen B. Bailo	9,537	1,071,014
1 The following table summarizes the number of time-based and/or performance-based restricted stock units, including dividend equivalent units, if applicable, that vested on various dates during the year. Our performance-based restricted stock unit awards vested either when the Compensation Committee certified that the performance criteria were achieved for the awards based on investment performance (February 17, 2022) or when the Compensation Committee certified that the company’s growth exceeded industry growth and also satisfied the predetermined profit requirement for awards based on market performance (August 25, 2022).

	Vesting Date	1/3/2022	2/17/2022	5/2/2022	8/25/2022
	Value at Vesting	$102.08	$105.20	$108.90	$125.95
	Type	TB	PB	TB	PB
Name	Performance Factor	NA	1.77	NA	2.50
Susan Patricia Griffith		42,010	24,272	—	206,053
John P. Sauerland		23,356	3,372	—	54,853
Patrick K. Callahan		8,785	—	—	33,390
John Murphy		7,421	—	—	19,080
Karen B. Bailo		3,450	—	2,806	3,281
NA = Not applicable for time-based awards
TB = Time-based
PB = Performance-based

NONQUALIFIED DEFERRED COMPENSATION
The following table summarizes amounts contributed to, earned within, and distributed from the EDCP during 2022, as well as each NEO’s aggregate balance in the EDCP at December 31, 2022. Participation in the EDCP is voluntary; deferral elections are made annually for both non-equity incentive compensation and annual restricted equity awards.

	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year[1]	Aggregate Earnings (Losses) in Last Fiscal Year	Aggregate Withdrawals/ Distributions[2]	Aggregate Balance at Last Fiscal Year End[3]
Name	($)	($)	($)	($)	($)
Susan Patricia Griffith	$—	$—	$(244,649)	$—	$1,079,474
John P. Sauerland	—	—	(76,188)	157,970	294,718
Patrick K. Callahan	—	—	2,291,495	—	12,888,343
John Murphy	—	—	(83,113)	—	409,668
Karen B. Bailo	—	—	(286,673)	—	1,831,006
1Progressive makes no supplemental contributions to the EDCP in the year of deferral or in subsequent years.
2Represents scheduled distributions based on the applicable executive’s elections made in prior years.
3     Amounts represent the accumulation of previously deferred non-equity incentive compensation awards or restricted equity awards, both time-based or performance-based, together with earnings on deemed investments. For Mr. Callahan and Mr. Murphy, the amounts recorded in our Summary Compensation Table for previous years were $2,777,037 and $443,077, respectively, which represents amounts deferred into the EDCP. A portion of the amounts may have been distributed to these executives; no other NEO had deferred amounts reported in the "Executive Compensation – Summary Compensation Table."
The NEOs employed prior to the beginning of a calendar year can defer all or part of the annual cash incentive payments earned under the Gainshare Plan, as well as all of their annual restricted equity awards (but not dividend equivalent units). Amounts equal to the deferred incentive payments or restricted equity awards are credited under the EDCP at the time that the incentive payment otherwise would be paid to the participant or the restricted equity awards otherwise would vest. The plan has 17 mutual funds, as well as Progressive common shares, as deemed investment choices. The participant selects the deemed investment choices for contributions and transfers; however, fund transfers are limited and restricted equity awards granted in or after March 2005 are automatically deemed invested in Progressive common shares until the date of distribution under the plan. We make no matching contributions or additional deposits on behalf of any participant. Any earnings are a result of an executive’s deemed investment choices.
We have established an irrevocable grantor trust to provide a source of funds to assist us in meeting our liabilities under the EDCP. To secure our future payment obligations to participants, we deposit amounts equal to deferred cash incentive payments or restricted equity awards into the trust and the trust holds investments equivalent in kind and number to the aggregate deemed investment elections selected by participants. The rights of participants and their beneficiaries under the EDCP are merely unsecured contractual rights against us. Participants have no proprietary rights or interests in the trust’s assets, including any securities that are held by the trust, all of which remain subject to the claims of our general creditors. We do not guarantee any specific rate of return to participants who defer amounts into the EDCP. For the year ended December 31, 2022, returns for the EDCP’s deemed investment choices ranged from -40.26% to 26.80%.
Distributions from the EDCP are made in accordance with an election made by the participant prior to earning the deferred award. Distributions are made in a lump-sum or in three, five, or ten annual installments, beginning at the earlier of the date selected by the participant or upon termination of employment. For deferrals made after 2004, distributions resulting from termination of employment begin six months after the participant leaves the company. In addition, distributions may be triggered by certain “change in control” events. All distributions are made in cash, with the exception of deferred restricted equity awards granted in or after March 2005, which are distributed in common shares.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table highlights the benefits that generally may be received by our NEOs, as well as other employees who participate in the applicable benefit plans, when certain events occur that result either in termination of employment or a change in control of the company.

Potential Payments The Executive is Eligible to Receive[1]:
Under Equity Plan
If This Triggering Event Occurs:	Severance Benefits	Change in Control Benefits[2]	Qualified Retirement Benefits	Other Termination Provisions	Payments under EDCP[3]
Involuntary termination (without cause)	✓	–	–	–	✓
Voluntary separation (including nonqualified retirement)	–	–	–	✓	✓
Retirement – qualified (as defined in the plan)[4]	–	–	✓	–	✓
Termination for cause	–	–	–	–	✓
Change in control, no loss of employment	–	–	–	–	✓
Change in control and involuntary termination (without cause) or resignation due to a significant job change	✓	✓	–	–	✓
Death	–	–	✓	✓	✓
1This table is intended as a general summary only. This table excludes amounts attributable to any accrued but unpaid base salary, sick leave, and/or paid time off, if applicable. An executive’s eligibility to receive any of the benefits outlined in this table may be subject to certain criteria, conditions, or other requirements as set forth in the applicable plan documents or related agreements. See below for additional discussions.
2The 2015 Plan has a double trigger provision. See “– Change-in-Control Provisions Under Equity Plan” for additional information.
3An executive will be entitled to receive payments under the EDCP only if the executive deferred compensation under the EDCP. See “– Nonqualified Deferred Compensation” for additional information.
4Under our outstanding equity awards, as discussed below, a “qualified retirement” excludes any termination of employment for cause (as defined in the 2015 Plan). However, for some awards the same event can be treated as a “qualified retirement” under our 2015 Plan and an involuntary termination without cause under our severance plan.
The significant provisions of our executive separation allowance (severance) plan, as well as the provisions of our 2015 Plan involving “change in control,” “qualified retirement,” and death benefits, are discussed in more detail below. Payments to be made under our EDCP upon an executive’s termination of employment or a “change in control” are discussed under “– Nonqualified Deferred Compensation.” We do not provide other benefits that are triggered by an NEO’s termination or retirement or by a change in control, except for our 401(k) plan (which is available to all employees) or those required by law (such as postemployment medical insurance coverage under COBRA).
Severance Plan Our executive separation allowance plan is designed to provide executives with well-defined financial payments if we ask the executive to leave under certain circumstances. The plan covers our NEOs, other executive officers, and all other equity-eligible employees.
Among other terms and conditions, we will generally pay a separation allowance (severance) payment to an eligible executive if:
•the executive’s employment terminates for reasons other than resignation (including retirement), death, disability, leave of absence, or discharge for cause (as defined in the plan), or the executive resigns within a specific period of time following any change in the executive’s job duties that is deemed significant by Progressive; and
•the employee signs a termination and release agreement as required by the plan.
The amount of the severance payment will vary among employees based on position and years of service. Based on tenure, each of our NEOs would receive severance payments equal to three times the executive’s annual base salary only at the time of termination. Cash incentive payments, bonuses, equity awards, perquisites, and other compensation are excluded from the severance calculation. In addition, under the plan, the NEO would be entitled to continue medical, dental, and vision benefits for a period not to exceed 18 months at our cost, except that they would be required to make contributions to the cost of those benefits to the same extent as the executive did prior to termination. The NEO would also be eligible to receive outplacement services following separation with an estimated value of $13,000.
In addition, the plan provides that eligible NEOs will have the right to receive a severance payment in accordance with the formula described above, if after any change in control of Progressive, either:
•the NEO’s employment is terminated for reasons other than resignation (including retirement), death, disability, leave of absence, or discharge for cause (as defined in the plan); or

•the NEO resigns due to a job change for “good reason.”
This plan defines “change in control” and “good reason” the same as those terms are defined in the 2015 Plan, which is described below.

In the event of a termination of employment of any of our NEOs due to a resignation (including retirement), death, disability, leave of absence, or discharge for cause (as defined in the plan), no separation allowance would be payable under the executive separation allowance plan.
The following table summarizes for each of the NEOs the severance payments that would have been made to the NEOs, and the estimated value of health and welfare benefits for which the NEO would have been eligible, if the executive had separated from Progressive at December 31, 2022, under circumstances requiring payments under the executive separation allowance plan:

Name	Amount of Severance Payment ($)	Estimated Value of Health Benefits ($)
Susan Patricia Griffith	$2,850,000	$24,985
John P. Sauerland	2,025,000	24,985
Patrick K. Callahan	1,875,000	24,824
John Murphy	1,650,000	24,985
Karen B. Bailo	1,650,000	21,512
Change-in-Control Provisions Under Equity Plan Benefits also may be provided under our 2015 Plan to holders of equity awards, including our NEOs, if a change in control occurs. All equity awards currently outstanding were granted under the 2015 Plan.
The 2015 Plan has a “double-trigger” change-in-control provision. Unless an award provides otherwise, the award will not accelerate or be paid out upon a change in control if the outstanding award is honored, assumed, or replaced with a new right that complies with the terms of the change-in-control provisions in the 2015 Plan, including providing substantially identical terms and substantially equivalent economic terms. If the awards are not honored, assumed, or replaced, as described above, they will vest immediately prior to a change in control and each restricted stock unit award will be cashed out, at fair market value, with any performance-based awards deemed to have been earned at the higher of target or a multiple of target based on the level of achievement through the date of the change in control, if determinable. Any honored, assumed, or replacement award will vest after a change in control if, within 24 months after the change in control, the individual is terminated by the surviving entity other than for cause (as defined in the plan) or the individual terminates employment for good reason. If vesting is accelerated, performance-based awards will be considered to be earned at the higher of target (if applicable) or a multiple based on the level of achievement through the termination date, if determinable.
The definition of “change in control” in the 2015 Plan is intended to satisfy Section 409A of the Internal Revenue Code and is defined as specific transactions or events, generally including (i) shareholder approval of a liquidation or dissolution, (ii) acquisition by an individual, entity, or group of 30% or more of the outstanding common shares or the combined voting power of the outstanding securities entitled to vote in the election of directors, unless specified exceptions are satisfied, (iii) a change in the composition of the Board such that the individuals who constituted the Board in May 2015 cease to constitute at least a majority of the Board (with new directors nominated for election by the Board generally treated as having been a director in May 2015), or (iv) the consummation of a reorganization, merger, consolidation, asset sale, or similar transaction unless the company’s shareholders retain more than 50% of the voting power of the surviving entity, no individual, entity, or group owns 30% or more of the outstanding common shares or the combined voting power of the outstanding securities entitled to vote in the election of directors of the surviving entity, and the company’s directors prior to the transaction constitute at least a majority of the board of directors of the surviving entity. “Good reason” involves an adverse employment decision affecting the NEO, such as a significant reduction in their duties or responsibilities, a decrease in their compensation, or a change in office location that would increase their commute by greater than 50 miles.
The following table quantifies the amount of each NEO’s change-in-control benefits under our equity incentive plan, assuming a change in control (within the meaning of the applicable plan) had occurred and the vesting of all outstanding equity awards and payments had been required under the applicable plan on December 31, 2022:

Name	Payments on Unvested Restricted Stock Unit Awards/Total[1] ($)
Susan Patricia Griffith	$49,950,543
John P. Sauerland	14,194,165
Patrick K. Callahan	10,299,233
John Murphy	6,200,397
Karen B. Bailo	4,125,167
1     Includes time-based and performance-based restricted stock unit awards, plus reinvested dividend equivalents. Performance-based awards are valued at their target amount.

Qualified Retirement Provisions Under Equity Plan
The 2015 Plan provides additional benefits in the event an NEO satisfies the Rule of 70 requirements (age 55 with at least 15 years of service or age 60 with at least 10 years of service). These benefits, as well as those related to death and disability, have changed over the past few years based upon the Compensation Committee’s review of applicable market data.
Beginning with awards granted in 2021, if an NEO remains employed through the end of the calendar year in which the grant is made, when the NEO retires after satisfying the Rule of 70 requirements:
•100% of the outstanding time-based award will vest, and
•100% of each unvested performance-based award will be retained and will vest if, when and to the extent that the performance measures are achieved.
With respect to awards granted in 2020, when the NEO retires after satisfying the Rule of 70 requirements:
•50% of each outstanding time-based award will vest, and
•the NEO retains 50% of any outstanding performance-based award (100% if the NEO provided 12 to 18 months advanced notice of retirement described below), which will be retained and will vest if, when and to the extent that the performance measures are achieved.
With respect to unvested time-based awards granted in 2019:
•50% of each award vested (or will vest) when the individual first satisfies the Rule of 70 requirements,
•the remaining half of each award will then vest only when the time-based vesting provisions set forth in the applicable award agreement are satisfied, and
•no portion of the award vests upon the participant’s retirement.
The rights conferred by these provisions, among other rights, may be forfeited if the Compensation Committee determines that prior to vesting the executive has engaged in any “disqualifying activity.” See “Compensation Discussion and Analysis – Elements of Compensation – 2022 Decisions and Awards – Clawback Provisions.”
As of December 31, 2022, Mrs. Griffith, Mr. Sauerland, and Ms. Bailo satisfied the Rule of 70 requirements under our 2015 Plan. Mr. Murphy and Mr. Callahan will not be able to satisfy the qualified retirement eligibility until 2024 and 2025, respectively. The table below shows the value of each of the eligible executive’s retirement benefits if they had retired on December 31, 2022, and provided the required notice of their intended retirement for certain awards, as described above.
The amounts are valued using our closing stock price on December 31, 2022, and include reinvested dividend equivalent units payable when the underlying award vests. For the performance-based equity awards, the amounts disclosed assume that all outstanding awards vest at the maximum factor; however, the actual value depends on whether, and the extent to which, the company achieves the applicable performance goals established at the time each award was made, within the time periods permitted by the award. See the “– Outstanding Equity Awards at Fiscal Year-End” table for more information.

	Value of Qualified Retirement Benefits[1] (As of 12/31/2022)
	Time-Based Equity Awards	Performance-Based Equity Awards
Name		Maximum
Susan Patricia Griffith	$7,142,476	$57,269,203
John P. Sauerland	1,629,075	14,652,587
Karen B. Bailo	586,551	2,293,466
1Awards granted in 2022 do not become a qualified retirement benefit until January 1 in the year following the calendar year in which the grant is made due to the service requirements discussed above. Had the 2022 awards been eligible for vesting as a qualified retirement benefit on December 31, 2022, Mrs. Griffith’s time-based and performance-based equity awards would have increased by $3,384,211 and $19,177,368, respectively, Mr. Sauerland’s by $801,610 and $5,330,363, respectively, and Ms. Bailo’s by $653,095 and $2,449,108, respectively.
Other Termination Provisions Under Equity Plan Under our 2015 Plan, termination of an executive for cause (as defined in the plan) will result in the forfeiture of all unvested awards. If an equity award recipient, including an NEO, ceases to be an employee prior to satisfying the Rule of 70 requirements, the employee generally would forfeit any unvested awards, both time-based and performance-based. A limited exception permits a holder of performance-based restricted stock units (including the NEOs) whose employment is terminated (other than by the company for cause) after the end of an applicable performance period but before the award vests to retain the award but only until the first opportunity for the award to vest; at that time, the award will vest only if and to the extent that all performance measures have been satisfied. If, however, the award does not vest at that time (either because the minimum growth measures are not achieved or the profitability requirement is not satisfied), the award is forfeited.

Death Beginning with awards granted in 2021, if an NEO is employed through the end of the calendar year in which the grant is made, upon the death of an NEO:
•the outstanding time-based awards will vest 100%,
•with respect to performance-based awards, if the NEO dies: (i) before the end of the performance period, then the award will vest at 100% of target; or (ii) after the end of the performance period, then the award will remain outstanding and will vest if, when and to the extent that the performance measures are achieved; and
•otherwise, the restricted stock unit awards will be forfeited.
For awards granted in 2020 and earlier, upon the death of an NEO prior to the NEO satisfying the Rule of 70 requirements:
•any outstanding time-based award will vest to the extent that it would have vested if the NEO had remained employed for the 12 months following death,
•any outstanding performance-based award will remain outstanding for 12 months following death and will vest if, when and to the extent that the performance measures are met within that 12-month period; and
•generally all other restricted stock unit awards will be forfeited.
With respect to awards granted in 2019, once an executive has reached the qualified retirement eligibility date, all eligible time-based awards that have not vested prior to the executive’s death will be forfeited, and the executive’s death will be treated as a qualified retirement with respect to performance-based awards granted in 2020.
Unless noted above, these provisions apply equally to all participants.
If an NEO had chosen to participate in our deferral plan, following the NEO’s death, the NEO’s estate or beneficiaries would also be entitled to receive distributions from the EDCP.
Disability Provisions Under Equity Plan Beginning with awards granted in 2021, if an NEO is employed through the end of the calendar year in which the grant was made and if the NEO’s employment is terminated as a result of their disability:
•the outstanding time-based awards will vest 100%,
•with respect to performance-based awards, in the event the NEO’s employment is terminated
•before the end of the performance period, then the performance-based award will vest at 100% of target;
•after the end of the performance period, then the performance-based award will remain outstanding and will vest if, when and to the extent that the performance measures are achieved; and
•generally all other restricted stock unit awards will be forfeited.
For awards granted in 2020 and earlier, no benefit was provided if an NEO’s employment was terminated as a result of their disability, unless the NEO had satisfied the Rule of 70 requirements, in which case the termination was treated as a retirement.
Non-Compete Provisions Beginning with awards granted in 2021, annual restricted stock unit awards also include a non-compete provision that will restrict the NEOs from the grant date through one year following termination of employment from engaging in any competitive business activity that would risk disclosure and/or use of our confidential information.
PAY RATIO DISCLOSURE
Our employee compensation program is designed to support, reinforce, and align our Core Values with our business strategy of growth and profitability, while ensuring we can attract, motivate, and retain talented employees, at every level, who drive our success. Our compensation program, which is the result of our review of market data for our job families, consists of:
•base pay that is competitive with the range of pay for jobs with similar duties and responsibilities at other companies, and
•an annual cash incentive payment, which we refer to as Gainshare, that is available to nearly all permanent employees. As noted above, our Gainshare program promotes a common culture and rewards employees when annual business goals and objectives are achieved. The payout can range from zero to 2.0x the target, which is a stated percentage of base pay. Under the Gainshare Plan, the target percentage is typically:
•0 - 8% for administrative support and entry level professionals;
•8 - 20% for senior professionals and managers; and
•20 - 150% for senior managers and senior executives, other than the CEO.

The SEC rules for identifying the median employee and calculating that employee’s annual total compensation allows companies to make reasonable assumptions and estimates, to apply a variety of methodologies and exclusions that reflect their compensation practices.

To identify our median employee, as of December 31, 2022, we used the Medicare taxable wages as reported on the 2022 Form W-2 for all employees (other than the CEO) that were continuously employed for the entire calendar year. For permanent employees hired during 2022, base pay and Gainshare payments were annualized to provide comparability. After we identified the median employee, we determined their total compensation in a manner consistent with the determination of the total shown for our CEO in the "Executive Compensation – Summary Compensation Table." We believe the pay ratio provides a reasonable estimate of the required information calculated in a manner consistent with the applicable SEC rules.
Total compensation in the Summary Compensation Table includes a “non-equity incentive plan compensation” component, which for us generally represents payments under our Gainshare program for our median employee, who on the last day of the year had a Gainshare target of 8%.

Gainshare payments for eligible employees are calculated in the same manner as the executive annual incentive payments described in “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Non-Equity Incentive Compensation.”
For 2022, our median employee’s total annual compensation was $64,488 and our CEO’s total annual compensation was $12,748,826, which results in a pay ratio of CEO compensation to median employee compensation of 198:1.
Given the different methodologies used by various public companies, the ratio reported above should not be used as a basis of comparison between or among companies, including companies in our peer group.

PAY VERSUS PERFORMANCE
The table below sets forth information regarding compensation for our CEO and non-CEO NEOs, along with the financial performance of Progressive for the last three completed fiscal years. The table also provides a comparison of the compensation reported in the "Executive Compensation – Summary Compensation Table" (Summary Compensation Table) and the compensation actually paid to our NEOs. The disclosure of compensation actually paid is determined in accordance with SEC rules and requires certain adjustments to the amounts reported in the Summary Compensation Table total for each NEO. It does not reflect the amount of compensation actually realized or received by our NEOs during the applicable year.
The compensation actually paid amounts include the value of our time-based and performance-based restricted stock unit awards, which is determined, in part, based on the value of Progressive common shares as of the earlier of December 31 or the vesting date, of each covered fiscal year. It also reflects the value of any reinvested dividend equivalent units applicable to these awards and changes in the projected vesting factor for performance-based awards, as described below. The values of these awards reflect considerable stock price appreciation from the date that the awards were originally granted, which is the value reported in the Summary Compensation Table. The ultimate value of unvested restricted stock unit awards remains dependent on our achievement of any applicable performance goals, the satisfaction of applicable vesting periods, and the value of our common shares at the time of vesting of such awards. Further, final values of vested stock holdings are not realized by the NEOs until disposition of their holdings.
Additionally, as a property-casualty insurance company, we have earnings from both underwriting activity and investment operations. As discussed elsewhere, despite business challenges during 2021 that continued into 2022, during 2022, we recognized an underwriting profit margin of 4.2% (exceeding our companywide profitability target of 4%), or $2.1 billion of pretax underwriting profit, and wrote $4.7 billion more in net premiums than in 2021, to end the year at $51.1 billion in net premiums written.
Our investment portfolio consists principally of fixed-maturity securities, which represented 87.1% of the fair value of the portfolio at December 31, 2022, and generated investment income, primarily interest and dividends, of $1.1 billion in 2022. The changes in the market value of our fixed-maturity securities are not reflected in net income, but rather are a component of comprehensive income. On the other hand, unlike our fixed-maturity securities, changes in the value of our equity securities are reflected in net income and, therefore, lower market valuations can overshadow profitability trends in our insurance operations. In 2022, net income included total net realized losses on securities of $1.9 billion, compared to total net realized gains on securities of $1.5 billion and $1.6 billion in 2021 and 2020, respectively. Consistent with market trends, decreases in market valuations of our equity security portfolio were primarily responsible for the total net realized losses on securities for 2022.
Pay Versus Performance Table

Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO[1]	Average Summary Compensation Table Total for Non-CEO Named Executive Officers	Average Compensation Actually Paid to Non-CEO Named Executive Officers[2]	Value of initial fixed $100 investment based on:			Net Income (in billions)	Combined Ratio[5]
						Peer Group Total Shareholder Return[4]
					Total Shareholder Return[3]	S&P 500 P/C Group	Value Line P/C Group
2022	$12,748,826	$48,474,661	$3,171,093	$9,195,384	$198.67	$148.53	NA	$0.7	95.8
2021	14,462,961	26,403,691	3,668,598	5,359,600	156.68	124.95	$142.42	3.4	95.3
2020	15,220,523	52,840,789	3,582,178	10,086,445	141.38	106.33	103.87	5.7	87.7
1 Represents amounts for Mrs. Griffith (our CEO since July 2016) as computed in accordance with Item 402(v) of Regulation S-K and includes certain adjustments to the amounts in the "Summary Compensation Table Total for CEO" column for each covered fiscal year. To determine compensation actually paid, the following adjustments were made to reflect the increase or change in fair value of Stock Awards (defined below) under the circumstances set forth below:a,b

	2022	2021	2020
Deduction of the grant date fair value of awards reported in the "Stock Awards" column of the Summary Compensation Table (Stock Awards) for the covered fiscal year	$(9,500,203)	$(9,500,212)	$(9,500,037)
Addition of the year-end fair value of all Stock Awards granted during the covered fiscal year that are outstanding and unvested	16,357,106	12,631,713	25,872,505
Change in the year-end fair value (from prior year-end) of all Stock Awards granted in any prior fiscal year that are outstanding and unvested	23,872,689	8,498,852	16,252,534
Change in the fair value (from prior year-end to vesting date) of all Stock Awards granted in any prior fiscal year that vested	4,996,243	310,377	4,995,264
Total Adjustments	$35,725,835	$11,940,730	$37,620,266
a The Stock Awards were granted under the 2015 Plan and include time-based and performance-based restricted stock unit awards. For each covered fiscal year, the additions and changes in fair value in the table above also reflect the value of any reinvested dividend equivalent units applicable to these Stock Awards in connection with dividends paid on the company’s common stock, and changes in the projected vesting factor for performance-based restricted stock unit awards. See “Executive Compensation – Summary Compensation Table,” “Executive Compensation – Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table,” “Executive Compensation – Outstanding Equity Awards at Fiscal Year-End,” and “Executive Compensation – Option Exercises and Stock Vested” for further discussion.
b The closing stock price as of the last trading day of 2022, 2021, and 2020 was $129.71, $102.65, and $98.88, respectively.
2 The non-CEO named executive officers include for (i) 2022, Mr. Sauerland, Mr. Callahan, Mr. Murphy, and Ms. Bailo; (ii) 2021, Mr. Sauerland, Mr. Callahan, Remi Kent (Ms. Kent became our Chief Marketing Officer on November 1, 2021), and Michael D. Sieger (Mr. Sieger retired in January 2022); and (iii) 2020, Mr. Sauerland, Mr. Callahan, John A. Barbagallo (Mr. Barbagallo was the Commercial Lines President until mid-January 2021), and Mr. Sieger. As described in Note 1, to determine compensation actually paid, the following adjustments (expressed as averages) were made to reflect the increase or change in fair value of Stock Awards under the circumstances set forth below:a

	2022	2021	2020
Deduction of the grant date fair value of Stock Awards for the covered fiscal year	$(1,906,333)	$(2,134,497)	$(1,609,480)
Addition of the year-end fair value of all Stock Awards granted during the covered fiscal year that are outstanding and unvested	3,359,339	2,755,577	4,507,590
Change in the year-end fair value (from prior year-end) of all Stock Awards granted in any prior fiscal year that are outstanding and unvested	3,915,370	1,061,423	2,787,532
Change in the fair value (from prior year-end to vesting date) of all Stock Awards granted in any prior fiscal year that vested	655,915	8,499	818,625
Total Adjustments	$6,024,291	$1,691,002	$6,504,267
a For additional information, see Notes a and b to Note 1.
3 Total shareholder return is cumulative for the measurement periods beginning on December 31, 2019, and ending on the last fiscal day in 2022, 2021, and 2020, respectively, assuming $100 was invested at the close of trading on December 31, 2019.
4 In 2022, we changed our peer group to the Standard & Poor's 500 Property & Casualty Index (S&P 500 P/C Group). We are disclosing our prior peer group, Value Line Property/Casualty Industry Group (Value Line P/C Group), for comparative purposes; however, we are unable to disclose 2022 due to that peer group data being not available (NA) in the current year.
5 Combined ratio is the complement of our underwriting margin. The underwriting margin is the pretax underwriting profit (loss) expressed as a percentage of net premiums earned (i.e., revenues from underwriting operations). The pretax underwriting profit (loss) is calculated as net premiums earned plus fees and other revenues less losses and loss adjustment expenses, policy acquisition costs, other underwriting expenses, and for 2020, policyholder credits.
NARRATIVE DISCLOSURE TO PAY VERSUS PERFORMANCE TABLE
The following describes the relationships between (i) the compensation actually paid to our NEOs and the performance measures set forth in the Pay Versus Performance Table and (ii) our cumulative total shareholder return (TSR) and the cumulative TSR of our chosen peer group, as disclosed in our performance graph below. For additional information on the awards described below see “Executive Compensation – Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and “Compensation Discussion and Analysis – Elements of Compensation – 2022 Decisions and Awards.”
Relationship Between Compensation Actually Paid and Performance Measures
Compensation Actually Paid As shown in the Pay Versus Performance Table, compensation actually paid decreased from the levels in 2020 to the levels in 2021 (although still meaningfully higher than the Summary Compensation Table totals), before returning again to higher levels in 2022. The variation in these amounts during the covered periods reflected changes to the fair value of our time-based and performance-based restricted stock unit awards, the additional value of any new reinvested dividend equivalent units applicable to these awards, and changes in the projected vesting factor for performance-based awards.

Combined Ratio We have selected our combined ratio as the “company-selected measure” for the Pay Versus Performance Table because it supports a strong pay-for-performance linkage and further aligns our executives’ interests with those of our shareholders. A fundamental tenet of our executive compensation program continues to be to support our long-standing companywide goal of growing as fast as we can at a 96 or better combined ratio while continuing to deliver high-quality customer service. We strongly believe that achieving our target profit margin takes precedence over growing premiums in years where we are challenged to achieve both, as was the case in 2022.
Our Gainshare program is designed to support our long-standing companywide goal. Gainshare payments each year, if any, are based in part on the profitability of our insurance businesses, on a weighted average basis, through our combined ratio performance measure. Accordingly, in years where our combined ratio is higher, the payouts under the Gainshare program are adversely impacted. During all of the covered fiscal years, we satisfied our goal of achieving a 96 or better combined ratio on a companywide basis, although not all of our insurance businesses achieved this target. The combined ratio increased in both 2021 and 2022 compared to the prior year, and the Gainshare payout for each NEO was correspondingly lower. Because Gainshare is a cash incentive program, the value applicable to Gainshare payouts is the same in both the Summary Compensation Table total and the compensation actually paid columns in the Pay Versus Performance Table.
Additionally, our annual performance-based restricted stock unit awards (performance versus market insurance results) include a profitability requirement of a combined ratio of 96 or better over the most recent 12-month period when the vesting is determined. Although our combined ratio increased in 2021 and 2022 compared to the prior year, this increase did not impact compensation actually paid because the additional profitability requirement was met for the awards that vested in those years. The vesting of these awards was included in the applicable compensation actually paid column in the Pay Versus Performance Table and reflected changes in the fair value of these awards as described above.
Cumulative TSR As shown in the Pay Versus Performance Table, our TSR increased over the covered periods from $141.38 to $198.67. During all of the covered fiscal years, our cumulative TSR outpaced the TSR of our chosen peer groups, the S&P 500 P/C Group (for 2022) and the Value Line P/C Group (for 2021 and 2020).
As noted above, the compensation actually paid amounts to our NEOs during the covered periods reflected changes in the fair value of our time-based and performance-based restricted stock unit awards. These amounts were significantly higher than the values reflected in the Summary Compensation Table totals for each NEO during each covered year.
We do not include TSR as a performance measure in our executive compensation program. Rather, we focus on our stated operating and investment goals and allow the TSR to reflect our achievement of those goals. However, we do provide a high percentage of total compensation to our NEOs in the form of equity awards. Accordingly, as our stock price increases (and TSR likewise increases), we expect that the compensation actually paid amounts to our NEOs will generally increase proportionately.
Net Income As a property-casualty insurance company, we have earnings from both underwriting activity and investment operations. We believe that our shareholder value will be increased in the long run if we continue to focus on profitable growth of our insurance operations and the relative performance of our fixed-maturity portfolio. Net income, which includes the impact of market fluctuations on our equity investments, decreased during the covered periods, from $5.7 billion in 2020, $3.4 billion in 2021, and $0.7 billion in 2022, reflecting the business challenges we faced and the volatility in the market valuations of our equity security portfolio.
Due to our long-term focus on our insurance operations, we make business decisions and set annual targets that are designed to enhance the longer-term performance of those operations. Accordingly, the trends in the compensation actually paid amounts to our NEOs do not correlate with net income as we do not use net income as a performance measure in our executive compensation program.

Relationship Between Our Cumulative TSR and our Peer Groups’ Cumulative TSR
The following graph depicts the relationship between our cumulative TSR and the cumulative TSR of our chosen peer groups for the last three years, assuming $100 was invested at the close of trading on December 31, 2019. In 2022, we changed our peer group to the Standard & Poor’s 500 Property & Casualty Insurance Index (S&P 500 P/C Group). We are disclosing our prior peer group, Value Line Property/Casualty Industry Group (Value Line P/C Group) for comparative purposes; however, we are unable to disclose all three years due to unavailability of that peer group data for 2022. The presentation is consistent with the Pay Versus Performance Table.

300
200
100
0
2019
2020
2021
2022
PGR
S&P 500 P/C Group
Value Line P/C Group

TABULAR LIST OF PERFORMANCE MEASURES
The following table lists the most important performance measures used in our executive compensation program to link the compensation actually paid to our current NEOs during 2022 to the company’s performance. For our NEOs, other than our CEO and CFO, we used fewer than three financial performance measures to link compensation actually paid for the most recently completed fiscal year, to the company’s performance. For additional information on how these performance measures are calculated and used in our executive compensation program, see “Compensation Discussion and Analysis – Elements of Compensation – 2022 Decisions and Awards.”

Name	Combined Ratio	Premium Growth	3-Year Return Fixed Income Portfolio	Policies In Force (PIF) Growth
Susan Patricia Griffith	✔	✔	✔	✔
John P. Sauerland	✔	✔	✔	✔
Patrick K. Callahan	✔	✔		✔
John Murphy	✔	✔		✔
Karen B. Bailo	✔	✔		✔
The following supplemental table shows the executive compensation program that uses these performance measures:

Program	Combined Ratio	Premium Growth	3-Year Return Fixed Income Portfolio	PIF Growth
Gainshare Program	✔			✔
Performance-Based Restricted Stock Unit Awards (Growth in Market Share)	✔	✔
Performance-Based Restricted Stock Unit Awards (Investment Results)			✔

DIRECTOR COMPENSATION

COMPENSATION OF NON-EMPLOYEE DIRECTORS AT FISCAL YEAR-END
Compensation of our non-employee directors for the year ended December 31, 2022, was as follows:

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Total ($)
Philip Bleser	$—	$325,080	$325,080
Stuart B. Burgdoerfer	140,000	210,062	350,062
Pamela J. Craig	136,000	204,025	340,025
Charles A. Davis	—	325,080	325,080
Roger N. Farah	—	340,006	340,006
Lawton W. Fitt	—	520,105	520,105
Devin C. Johnson	—	300,057	300,057
Jeffrey D. Kelly	124,000	186,026	310,026
Barbara R. Snyder	—	300,057	300,057
Jan E. Tighe	—	315,092	315,092
Kahina Van Dyke	—	315,092	315,092
1The cash fees will be earned on April 13, 2023, if the individual continues as a director until that date.
2Represents grant date fair value of restricted stock awards. Awards were granted on May 16, 2022, and valued based on that day’s closing price of $109.75 for all directors. All awards will vest on April 13, 2023, if the individual remains a director until that date. The 2022 awards are the only outstanding restricted stock awards held by directors. See “Security Ownership of Certain Beneficial Owners and Management – Security Ownership of Directors and Executive Officers” for the number of shares awarded.
NARRATIVE DISCLOSURE TO DIRECTOR COMPENSATION TABLE
Our director compensation program is market-based and is designed to be competitive with other compensation opportunities available to directors. Each year prior to the beginning of the term, the Compensation Committee reviews director compensation data from comparable companies obtained from management’s compensation consultants and other third parties, and analyses performed by our compensation department and/or consultants. With respect to compensation decisions made in May 2022 for the 2022-2023 term, and after a review of proxy data for companies similar to those reviewed in connection with 2022 executive officer compensation, the committee recommended to the Board an overall increase of $15,000 in total compensation for the Chairperson of the Board and each non-employee director.

Amount of Compensation After receiving a recommendation from the Compensation Committee, the Board establishes compensation levels for each term based primarily on committee assignments, with separate compensation provided for services as Chairperson of the Board. The following table sets forth the annual compensation levels approved by the Board for the 2022-2023 term:

Chairperson of the Board	$485,000
Non-Employee Director	300,000
Additional compensation for Committee Chair:
Audit Committee	35,000
Compensation Committee	25,000
Investment and Capital Committee	25,000
Nominating and Governance Committee	20,000
Technology Committee	25,000
Other additional compensation:
Audit Committee members	10,000
Secondary Committee assignment	15,000
No additional compensation is earned for service on the Executive Committee.

Form of Compensation For the 2022-2023 term, each non-employee director was given an opportunity to indicate a preference to receive either (1) 100% of compensation in the form of a restricted stock award or (2) 60% of compensation in the form of a restricted stock award and 40% in the form of cash. After considering such preferences, the committee provided for restricted stock awards under the Amended and Restated 2017 Directors Equity Incentive Plan (the Directors Equity Plan) and cash awards, as indicated in the table above. Cash compensation will be paid, and restricted stock awards will vest, in April 2023, or earlier if a director dies or becomes disabled, or a change in control occurs. When a new director is appointed to the Board or a director changes committee assignments during a term, a proration or other appropriate adjustment may be made.
Equity Ownership Guidelines for Directors Within five years after being elected to the Board, each director must acquire common shares having a value equal to at least three times the director’s compensation (based on primary committee assignment) for the most recently completed term, and then maintain such level of holdings throughout their tenure as a director. A director’s unvested restricted stock awards and any common share equivalent units held in The Progressive Corporation Directors Restricted Stock Deferral Plan, as amended and restated (the Directors Restricted Stock Deferral Plan) are treated as common shares held when determining whether this requirement is satisfied. As of December 31, 2022, each director who had been on our Board for more than five years satisfied this requirement.
Directors Restricted Stock Deferral Plan Directors receiving restricted stock awards under the Directors Equity Plan have the right to defer the receipt of the common shares covered by each such award under the Directors Restricted Stock Deferral Plan. If a director elects to defer a restricted stock award under this plan, immediately prior to vesting of the applicable award, the restricted shares are converted to units equivalent in value to Progressive common shares and credited to the participating director’s plan account. The participating director’s plan account will further be credited with amounts equal to any dividends and other distributions on Progressive common shares that are thereafter authorized by the Board. There are no other investment options under the Directors Restricted Stock Deferral Plan. All such accounts will be distributed in common shares (except that amounts attributable to dividend equivalent payments will be distributed in cash) in a lump sum or installments, at the time(s) designated by the participating director at the time of election (or later, if permitted); distributions may be accelerated, however, in the event of the participant’s death, the participant’s departure from our Board, or a change in control of Progressive.
Directors Deferral Plan Under The Progressive Corporation Directors Deferral Plan, as amended and restated (the Directors Deferral Plan), directors are able to elect to defer cash compensation. Deferred fees are credited into a stock unit account under which the units are equivalent in value and dividend rights to Progressive common shares. All such accounts will be distributed in cash, in a lump sum, or installments, when and as designated by the participating director at the time of election (or later, if permitted) or, if earlier, upon the death of the director or upon a change in control of Progressive.
Each participating director’s unit holdings in the Directors Deferral Plan and the Directors Restricted Stock Deferral Plan are included in the table under “Security Ownership of Certain Beneficial Owners and Management – Security Ownership of Directors and Executive Officers,” under the column titled “Total Common Shares Beneficially Owned” or under the column titled “Units Equivalent to Common Shares.”
Perquisites Consistent with our general practice, during 2022, we did not provide perquisites to any of our non-employee directors in excess of $10,000.

ITEM 2: ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION PROGRAM
This proposal presents shareholders with the opportunity to cast an advisory vote to approve our compensation program for our executive officers in accordance with Section 14A of the Securities Exchange Act of 1934 (Exchange Act). We currently conduct advisory shareholder votes on our executive compensation program annually. Our executive compensation philosophy, and our compensation program, plans, and awards for 2022 for our named executive officers, are described above in “Compensation Discussion and Analysis” and in “Executive Compensation.”
Our executive compensation program is intended to attract and retain qualified executives and motivate them to achieve both short-term and longer-term business results that management and the Compensation Committee believe will drive shareholder returns over time. While we seek to maintain a consistent compensation program from year to year (generally comprised principally of salary, annual cash incentives, and time-based and performance-based equity awards), the Compensation Committee sets the details of the applicable compensation awards for executive officers each year, including performance goals and the potential compensation levels that may be attained. The Compensation Committee also considers modifications to the program, for example in the context of external hiring. Our named executive officers’ pay is heavily weighted toward performance-based compensation and equity-based awards and is intended to align our executives’ interests with those of our shareholders. We believe that the amount of compensation paid to our executives is reasonable and competitive with similarly sized public companies, although generally above median compensation can be earned when aggressive performance goals are achieved under our various incentive plans. We provide limited perquisites to executives, while including competitive health and welfare benefits, deferral rights, and limited severance rights. We do not provide pensions or supplemental retirement benefits to our executives.
Our Board recognizes the fundamental interest you, our shareholders, have in our executive compensation practices. We value your input on these matters and encourage you to contact the Board through one of the methods outlined above under “Other Board of Directors Information – Communications with the Board of Directors” should you have specific points of view or concerns that you would like the Board or the Compensation Committee to consider. Although this is an advisory vote, and the result accordingly will not be binding on the Board, our Compensation Committee will consider the outcome of the vote and any related communications from shareholders when evaluating the effectiveness of our compensation program and determining future plans and awards.
Based on the foregoing, the Board is seeking shareholder approval of the following:
RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in the company’s Proxy Statement dated March 27, 2023, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussions, is hereby APPROVED.
VOTE REQUIRED FOR APPROVAL
If a majority of the votes cast are cast “FOR” the proposal, shareholders will have approved our current executive compensation program. Abstentions and unvoted shares, including broker non-votes, will not be considered by us as votes cast.

The Board of Directors recommends that you vote FOR this proposal.

ITEM 3: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION PROGRAM
This proposal requests shareholders to vote on whether the advisory vote to approve our executive compensation program (Item 2 above) should be held every one, two, or three years. Section 14A of the Exchange Act requires shareholders to vote on this Item at least once every six years. In 2017, the Board recommended shareholders vote for the “ONE Year” option, which shareholders approved and which was subsequently implemented by the Board. Although this vote is advisory in nature, the Board will consider the outcome of the vote and any related communications from shareholders when making a final determination, and anticipates that it will follow the shareholders’ preference regarding the frequency of the advisory vote.

The Board of Directors once again recommends that the advisory vote to approve executive compensation be held annually and, therefore, that you vote for the “ONE Year” option on your proxy card.

In arriving at this recommendation, the Board has considered that, with an annual advisory vote, shareholders would be able to continue to provide us with direct and frequent feedback on our executive compensation program. Although our executive compensation program has significant components of longer-term compensation through time-based and performance-based equity awards, our awards to NEOs are typically made annually, and improvements to our plans are often considered and adopted on an annual basis. As a result, we have determined that an annual shareholder vote would provide the Board and the Compensation Committee with valuable input on a regular basis as our executive compensation program evolves. Of course, we recognize that there may be administrative costs associated with such an annual vote, both to the company and to shareholders, and that the company has provided interested shareholders with other means to communicate with the Board on compensation matters. Accordingly, some shareholders may have different views regarding the best approach for us, and we welcome the shareholder vote on this question.

Based on the foregoing, the Board requests that shareholders vote on the following:
RESOLVED, that the company hold an advisory vote on its executive compensation program, as required under Section 14A of the Securities Exchange Act, every one, two, or three years, as indicated by the option receiving the highest number of shareholder votes.

VOTE REQUIRED FOR APPROVAL
The option for one-year, two-year, or three-year voting that receives the highest number of votes will be considered the frequency preferred by shareholders. Abstentions and unvoted shares, including broker non-votes, will not be considered by us as votes cast.

The Board of Directors recommends that you vote for ONE Year as the frequency with which shareholders should be presented with the advisory vote to approve our executive compensation program.

ITEM 4: PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023
The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (PwC) as the independent registered public accounting firm to perform an integrated audit of the consolidated financial statements of The Progressive Corporation and its subsidiaries for the year ending December 31, 2023 and the effectiveness of the company’s internal control over financial reporting as of December 31, 2023. The committee is directly responsible for the appointment, compensation, retention, and oversight of the company’s independent registered public accounting firm, and it oversees the negotiation of the fees that are paid for these services. In the course of these responsibilities, the committee periodically considers whether it would be in the company’s and shareholders’ interests to change the company’s independent registered public accounting firm. In addition, the committee ensures the regular rotation of the lead audit partner, and in connection with that rotation, the committee and its Chair were involved in the selection of a new lead audit partner for the 2022 audit.

In connection with the 2022 audit, the committee continued its practice of conducting an annual, formal review of PwC’s performance. This process involves feedback from committee members, management, and PwC concerning various dimensions of PwC’s work, including the quality of services, relevant skills, audit planning and execution, sufficiency of resources, communication and interactions, and the auditor’s independence, objectivity and professional skepticism. In evaluating PwC’s independence, the committee further considers the extent of non-audit services performed by PwC, which could adversely impact PwC’s independence and objectivity. Based on these reviews, the Audit Committee believes that the continued retention of PwC to serve as the company’s independent registered public accounting firm for 2023 is in the best interests of the company and its shareholders.
Pursuant to this proposal, we are asking shareholders to ratify the committee’s selection of PwC. If shareholders do not ratify the appointment of PwC, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee, but the committee may decide to continue the engagement of PwC for 2023, due to difficulties in making such a transition after the year has begun. In such a case, the committee would again consider such a vote in connection with the selection of the independent registered public accounting firm for 2024. PwC has been our external auditors continuously since 1998, when its predecessor merged with Coopers & Lybrand, which had been our external auditors continuously since 1984.

VOTE REQUIRED FOR APPROVAL
The affirmative vote of a majority of the votes cast on this proposal is required for approval. Abstentions and unvoted shares will not be considered by us as votes cast.

The Board of Directors recommends that you vote FOR this proposal.

OTHER INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM INFORMATION
APPROVAL OF AUDIT AND NON-AUDIT SERVICES
The Audit Committee of the Board requires that each engagement of PwC, or other appointed independent auditors, to perform any audit or permissible non-audit services must be approved by the committee or be entered into under the committee’s pre-approved authority described below. The committee expects that most engagements will be approved by the committee at the time that the independent auditor is engaged for its annual audit services. Proposed services that arise thereafter may be separately reviewed and, if appropriate, approved by the committee. In addition, the committee has authorized management, between regular committee meetings, to enter into specific categories of services on a pre-approved basis, subject to specific dollar caps. Those pre-approved categories include services relating to:

•securities offerings;
•financial statements, public disclosures for SEC and insurance regulatory filings;
•the operation or implementation of the company’s systems or processes;
•acquisitions, divestitures, or other transactions;
•state and local taxes; and
•ordinary course purchases of accounting tools, education, and similar items.

All engagements entered into under this pre-approved authority must be reported to the committee at its next regular meeting. The committee has not adopted any other policies or procedures that would permit management to engage PwC or any other appointed independent auditor for non-audit services without the specific prior approval of the committee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
Following are the aggregate fees billed by PwC for the fiscal years ended December 31:

Fees	2022	2021
Audit	$5,806,505	$5,475,144
Audit-Related	967,732	494,000
Tax	60,118	—
Other	147,494	102,500
Total	$6,981,849	$6,071,644
•Audit fees Amounts include professional services rendered for the integrated audit of Progressive’s consolidated financial statements, statutory audits, and the audit of our internal controls over financial reporting.

•Audit-Related fees Amounts include procedures in connection with the implementation of new systems and providing assurance on our internal controls for reliance by third-parties.
•Tax fees Amounts include fees for tax planning, consultation, and advice.
•Other Amounts include PwC’s attestation services, along with fees for data we purchased from them.
All of these fees were either pre-approved by the Audit Committee, or entered into under the pre-approved authority described above.
Representatives of PwC are expected to be present at the Annual Meeting. They will have the opportunity to make a statement about Progressive’s financial condition, if they desire to do so, and will be available to respond to appropriate questions.

OTHER MATTERS
PROCEDURES FOR RECOMMENDATIONS AND NOMINATIONS OF DIRECTORS AND SHAREHOLDER PROPOSALS
To Recommend a Candidate for our Board of Directors
Pursuant to the Nominating and Governance Committee’s charter, the Board has adopted procedures for Progressive’s shareholders to propose director candidates and a policy of considering such candidates. Any shareholder desiring to propose a candidate for election to the Board may do so by mailing to Progressive’s Secretary a written notice identifying the candidate. The written notice must also include the supporting information required by these procedures, the complete text of which can be found on our website at progressive.com/governance. The notice and supporting information should be sent to the Secretary at the following address:
Daniel P. Mascaro, Secretary
The Progressive Corporation
6300 Wilson Mills Road
Mayfield Village, OH 44143
Upon receipt, the Secretary will forward the notice and the other information provided to the Nominating and Governance Committee.
Shareholders may recommend candidates to the committee pursuant to these procedures at any time. However, to be considered by the committee in connection with Progressive’s 2024 Annual Meeting of Shareholders, the Secretary must receive the shareholder’s recommendation and the information required by the procedures on our website on or before November 30, 2023.
The committee’s policy is to review and evaluate each candidate for nomination properly recommended by shareholders on the same basis as all other candidates, as previously discussed in “Item 1: Election of Directors – Director Nominee Selection Process.” The committee will give strong preference to candidates who are likely to be deemed independent under SEC and NYSE rules. As to candidates recommended by a shareholder, the committee may give more weight to candidates who are unaffiliated with the shareholder recommending their nomination and to candidates who are recommended by long-standing shareholders with significant share ownership (i.e., greater than 1% of our common shares owned for more than two years). Upon the expiration of a director’s term on the Board, that director will be given preference for nomination when the director indicates their willingness to continue serving and, in the committee’s judgment, the director has made, and is likely to continue to make, significant contributions to the Board and Progressive.
We will not publicize any decision by the committee not to nominate a particular individual for election to the Board, unless required by applicable laws or NYSE rules. The committee will have no obligation to respond to shareholders who recommend candidates that the committee has determined not to nominate for election to the Board, but the committee may choose to do so.

To Nominate a Person for Election as a Director Under our Proxy Access Provision
Under the proxy access provision in our Code of Regulations, an Eligible Shareholder who complies with the provision may nominate one or more individuals for election to the Board of Directors at an annual shareholders’ meeting and have the nomination included in the company’s proxy statement for that meeting. An Eligible Shareholder is a record or beneficial owner (or group of up to 20 record and/or beneficial owners) that has owned continuously for at least three years at least 3% of our outstanding common shares. A shareholder cannot be a part of more than one group nominating individuals for any particular annual meeting. Among other technical details, the proxy access provision includes rules to determine whether a record or beneficial holder “owns” the common shares of the company for purposes of the proxy access provision and addresses the treatment of loaned shares and hedging transactions.
The number of nominees that can be nominated under the proxy access provision for any particular annual meeting cannot exceed one or 20% of the number of directors then in office (rounded down to the nearest whole number), whichever is greater, reduced by (a) the number of nominees for which the company has received nominations under a separate provision of our Code of Regulations related to shareholder nominations for director that are not intended to be included in the company’s proxy statement, (b) the number of directors or nominees that will be included in the proxy statement (as an unopposed (by the company) nominee) as a result of an agreement, arrangement or other understanding between the company and a shareholder, and (c) the number of directors then in office who were originally nominated and elected through the proxy access provision and will again be included in the company’s proxy statement (except to the extent that any such director has served continuously for two terms as a nominee of the Board). If the company receives more nominations under the proxy access provision than are permitted, then the Eligible Shareholder with the largest stock ownership will be able to nominate one individual, and the Eligible Shareholder with the second largest stock ownership will be able to nominate one individual, and so on until the number of permitted nominations is reached.
The deadline for an Eligible Shareholder to submit a shareholder nomination under the proxy access provision for the 2024 Annual Meeting of Shareholders is November 28, 2023. For any nomination to be considered timely under the proxy access provision, the company must receive by the deadline the shareholder nomination and all required information and documentation described in our proxy access provision, and any supporting statement of 500 words or less that the Eligible Shareholder wishes to be included in the proxy statement. Shareholder nominations and related documentation should be sent to the Secretary at the address set forth above.
The proxy access provision has a number of additional limitations and requirements related to director nominations by Eligible Shareholders. Interested parties should review our Code of Regulations.
To Nominate a Person for Election as a Director Under our Advance Notice Provision
A shareholder who intends to nominate one or more individuals for election to the Board of Directors at an annual shareholders’ meeting but does not want the nomination included in the company’s proxy statement for that meeting, may nominate directors if the shareholder complies with the advance notice provision in our Code of Regulations.
To nominate a director for election under the advance notice provision for the 2024 Annual Meeting of Shareholders, written notice must be received by the Secretary between January 13, 2024 and February 12, 2024, together with all required information described in the advance notice provision in our Code of Regulations. A shareholder’s notice should be sent to the Secretary at the address set forth above. In the event the date of the annual shareholders’ meeting is more than 30 days before or more than 60 days after the first anniversary of the immediately preceding year’s annual shareholders’ meeting, notice by the shareholder to be timely must be received not later than the 90th day prior to the current year’s annual meeting or, if later, the 10th day following the day on which public disclosure of the date of the current year’s annual meeting is first given to shareholders.
In addition to the requirements of our advance notice provision, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act (including a statement in the shareholder’s notice that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the company’s nominees).
To Make a Shareholder Proposal
Any shareholder who intends to present a proposal at the 2024 Annual Meeting of Shareholders for inclusion in the Proxy Statement and form of proxy relating to that meeting in compliance with SEC Rule 14a-8 is advised that the proposal must be received by the Secretary at our principal executive offices at the address set forth above, on or before November 28, 2023. Shareholder proposals that are not intended to comply with Rule 14a-8 must be submitted to us between January 13, 2024 and February 12, 2024 together with the supporting information required by our Code of Regulations, to ensure that they may be presented at our Annual Meeting in 2024. If a shareholder submits such a proposal after February 12, 2024, the presiding officer at the Annual Meeting may refuse to acknowledge the proposal. However, if the presiding officer allows the consideration of a proposal submitted after February 12, 2024, the proxies designated by the Board may exercise their discretionary voting authority with respect to any such proposal, without our discussing the proposal in our proxy materials.
HOUSEHOLDING
SEC regulations permit a single set of the Annual Report and Proxy Statement to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces our mailing and printing costs. A number of brokerage firms have also instituted householding procedures. In accordance with a notice sent to certain beneficial shareholders who share a single address, only one copy of this Proxy Statement and the attached Annual Report will be sent to that address, unless any shareholder residing at that address gives contrary instructions.
We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and the attached Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered.
A shareholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, can make that request by:
•calling toll-free: 1-866-540-7095;
•writing to: The Progressive Corporation, Investor Relations, 6300 Wilson Mills Road, Box W33, Mayfield Village, OH 44143; or
•emailing: investor_relations@progressive.com.
Shareholders sharing an address who are receiving multiple copies of these materials can request to receive a single copy of such materials in the future by contacting us at the phone number or addresses provided above.

CHARITABLE CONTRIBUTIONS
Within the preceding three years, Progressive has not made a contribution to any charitable organization in which any of our directors serves as a director, trustee, or executive officer.
The Progressive Insurance Foundation, which is a charitable foundation that receives contributions from Progressive, contributes to qualified tax-exempt organizations that are recommended by our employees through the Name Your Cause program. In honoring an employee’s recommendation, the Foundation may have contributed to charitable organizations in which one or more of our directors, nominees, or executives may be affiliated as an executive officer, director, or trustee. See “Proxy Statement Summary – Human Capital Management – Diversity, Equity, and Inclusion” for more information.
SOLICITATION
Progressive is paying the cost of this solicitation, including the reasonable expenses of brokerage firms and other record holders for forwarding these proxy materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, facsimile, other electronic means, or in person. We have engaged the firm of Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902 to assist us in the solicitation of proxies at an estimated fee of $15,000 plus expenses. Proxies may also be solicited by our directors, officers, and employees without additional compensation.
PROXY VOTING MATTERS
If any other matters properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board does not know at this time of any other matters that will be presented for action at the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why did I receive these materials?
You received these materials because you were a shareholder of The Progressive Corporation on March 17, 2023, the record date. We hold a meeting of our shareholders annually. This year, the Annual Meeting will be held entirely online via live audio-only webcast to allow for greater participation by all of our shareholders, regardless of their geographic location. We are excited to embrace the latest technology to provide expanded access. At the meeting, shareholders will be asked to vote on the matters listed in the Notice of Annual Meeting of Shareholders. Since it is not practical or convenient for all shareholders to attend the virtual Annual Meeting, our Board of Directors is seeking your proxy to vote on these matters.
What is a proxy?
A proxy is the legal authority that you give to another person to vote the shares you own at our Annual Meeting. The person you designate to vote your shares also is referred to as your proxy. If you designate someone as your proxy in a written document, that document sometimes is referred to as a proxy or proxy card. When you submit a proxy card or you submit your vote online or by calling a toll-free number, the person named as your proxy is required to vote your shares at the Annual Meeting in the manner you have instructed. Voting by proxy ensures that your vote is counted without having to attend the Annual Meeting.
Who is soliciting my proxy?
This solicitation of proxies is made by and on behalf of our Board of Directors. The Board has approved the matters to be acted upon at the Annual Meeting.
What is a proxy statement?
This document (excluding the 2022 Annual Report to Shareholders, which is attached as an appendix) is our Proxy Statement. A proxy statement is a document that SEC regulations require us to give shareholders when we are soliciting shareholders’ proxies to vote their shares. This Proxy Statement and the Annual Report contain important information about The Progressive Corporation and its subsidiaries and affiliates, and about the matters that will be voted on at the Annual Meeting. Please read these materials carefully so that you have the information you need to make informed decisions.
How do I access the live audio-only webcast option for the Annual Meeting?
Any shareholder can listen and participate in the Annual Meeting via live audio-only webcast at virtualshareholdermeeting.com/PGR2023. The audio-
only webcast will start at 10:00 a.m., eastern time. You will need your 16-digit control number that is shown on your proxy card or voting instruction form to vote and submit questions before or while attending the meeting online. If your voting instruction form does not include a 16-digit control number, you must contact your brokerage firm, bank, or other financial institution (“broker”) for instructions to access the meeting. If you do not have your 16-digit control number, you will still be able to attend the Annual Meeting as a “guest” and listen to the proceedings, but you will not be able to vote, ask questions, or otherwise participate. A replay of the audio-only webcast of our Annual Meeting will be made available on our website for approximately one year.
The virtual meeting will be fully supported across browsers (Firefox, Chrome, Microsoft Edge, and Safari) and devices (desktops, laptops, tablets, and other mobile devices) running the most updated version of applicable software and plugins. We strongly recommend that you ensure you have a strong Wi-Fi or cell phone connection.
You may log in 15 minutes before the start of the Annual Meeting. Shareholders are encouraged to log into the webcast 15 minutes prior to the start of the meeting to provide time to register, test their internet or cell phone connectivity, and download the required software, if needed.
What if I have technical or other IT problems logging into or participating in the Annual Meeting audio-only webcast?
A toll-free technical support “help line” will be available on the morning of the Annual Meeting for any shareholder who is having challenges logging into or participating in the meeting. If you encounter technical difficulties, please call the technical support line number that will be posted on the virtual Annual Meeting login page at
virtualshareholdermeeting.com/PGR2023. Technical support will be available 15 minutes before the start of the Annual Meeting and until the end of the meeting. The technical support will not be able to provide you with your 16-digit control number, however, so ensure that you have that number available prior to accessing the Annual Meeting.
Can I ask questions before or during the Annual Meeting?
Shareholders as of the record date may submit questions in advance of the Annual Meeting at proxyvote.com and shortly before or during the Annual Meeting through the virtual meeting platform at virtualshareholdermeeting.com/PGR2023. In order to submit questions online before the meeting or while attending the virtual meeting, you will need your 16-digit control number that is shown on your proxy card or voting instruction form. If you enter the meeting as a guest, you will not be able to submit questions.
Please refer to the Rules of Conduct and Procedures for the Annual Meeting that will be posted on the meeting website and our Investor Relations website at investors.progressive.com for more information.
Who is entitled to vote at the Annual Meeting?
Holders of our common shares at the close of business on March 17, 2023, the record date, are entitled to receive the Notice of Annual Meeting and Proxy Statement and to vote their shares at the Annual Meeting. Each share is entitled to one vote for each director nominee and on each other matter properly brought before the meeting.
What is the difference between a “shareholder of record” and a shareholder who holds shares in “street-name?”
If you hold Progressive common shares directly, either in stock certificate form or book-entry form, in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are a “shareholder of record” (also known as a registered shareholder). The Notice of Annual Meeting, Proxy Statement, Annual Report to Shareholders, and proxy card have been sent directly to you by us or our representative.
If you own your shares indirectly through a broker, your shares are said to be held in “street-name.” Technically, your broker votes those shares. In this case, these materials and a voting instruction form have been forwarded to you by your broker or their designated representative. Through this process, your broker collects voting instructions from all of its customers who hold Progressive common shares and then submits votes to us in accordance with those instructions.
Under NYSE rules, we expect that your broker will NOT be able to vote your shares with respect to the election of directors and Items 2 and 3, UNLESS you provide voting instructions to your broker (see the question “What are broker discretionary voting and broker non-votes?” below for more information). We strongly encourage you to exercise your right to vote.
How can I vote?
Internet or Telephone All shareholders of record can vote online or by touch-tone telephone prior to 11:59 p.m., eastern time, on Thursday, May 11, 2023, from the U.S. and Canada, following the directions on the proxy card. Online and telephone voting for street-name holders is typically made available by brokers.
If applicable to you, voting instructions will be included in the materials you receive from them.

If you vote online or by telephone, you do not have to return your proxy card or voting instruction form.
Mail All shareholders of record can vote using the enclosed proxy card. Please be sure to complete, sign, and date the proxy card and return it in the enclosed, prepaid envelope. If you are a street-name holder, you will receive from your broker information on how to submit your voting instructions.
At the Virtual Meeting All shareholders of record may vote online at the Annual Meeting. Street-name holders may vote online at the Annual Meeting if they obtain a 16-digit control number from their broker (typically on their voting instruction form). If you hold your shares in street-name and want to participate in the virtual Annual Meeting but did not receive a 16-digit control number, you must contact your broker for instructions to access the meeting. 401(k) plan participants are not eligible to vote online at the virtual Annual Meeting.
401(k) Plan Participants If you hold shares through Progressive’s 401(k) plan, you will receive separate information on how to instruct the plan trustee to vote the shares held on your behalf under the plan. If your voting instructions are received before the trustee’s deadline, your 401(k) plan shares will be voted according to the instructions that you provide. If you do not specify your voting instructions in the manner required, your shares will not be voted. To allow the trustee sufficient time to process instructions, you must submit your voting instructions by 11:59 p.m., eastern time, on Tuesday, May 9, 2023.
If I submit a proxy, may I later change or revoke it?
Yes. If you are a shareholder of record, you may revoke your proxy at any time before votes are cast at the Annual Meeting by:
•providing written notice to the Secretary of the company;
•timely delivering a valid, later-dated, and signed proxy card or a later-dated vote via the Internet or by telephone prior to 11:59 p.m., eastern time, on Thursday, May 11, 2023; or
•voting at the Annual Meeting.
If you are a street-name holder of shares, you may submit new voting instructions by contacting your broker. You may also attend the audio-only webcast for the Annual Meeting and vote at the Annual Meeting, if you obtain a 16-digit control number as described in the answer to the previous question.

If you hold shares through our 401(k) plan, you can change your voting instructions at any time prior to
11:59 p.m., eastern time, on Tuesday, May 9, 2023; voting of 401(k) plan shares at the Annual Meeting is not permitted.

Only your last vote will be counted. All shares that have been properly voted and not revoked will be voted at the Annual Meeting as instructed.
Who counts the votes?
Votes will be tabulated by, or under the direction of, the Inspector(s) of Election, who may be our regular employee(s). The Inspector(s) of Election will certify the results of the voting.

What are my voting options and what vote is needed to pass the proposals included in this Proxy Statement?
You have the right to vote FOR or AGAINST each director nominee and each other proposal, or to ABSTAIN from voting, except for proposal 3, which has the choice of ONE Year, TWO Years, THREE Years, or ABSTAIN. Assuming that at least a majority of our common shares outstanding are present at the meeting either virtually or by proxy (called a quorum), the following table summarizes the vote required for approval regarding the director elections and each other proposal, as well as the Board’s voting recommendation.

Item Number	Proposal	Board Recommendation	Affirmative Vote Required for Approval[1]	Broker Discretionary Voting Allowed?[2]
1	Elect as directors the 12 nominees identified in this Proxy Statement, each to serve for a term of one year	FOR each nominee	Majority of votes cast	No
2	Cast an advisory vote to approve our executive compensation program	FOR	Majority of votes cast	No
3	Cast an advisory vote on the frequency of the advisory vote to approve our executive compensation program	ONE Year	Option receiving the most votes	No
4	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023	FOR	Majority of votes cast	Yes
1 Abstentions and unvoted shares (including broker non-votes) will not be considered by us as votes cast.
2 See the question below entitled “What are broker discretionary voting and broker non-votes?” for additional explanation.
What are broker discretionary voting and broker non-votes?
For shares held in street-name, when a broker does not receive voting instructions from its customers, the question arises whether the broker is able to vote those shares. For us, the answer to that question depends on whether the NYSE classifies the matter being voted on as “routine” or “non-routine.”
For routine matters, the NYSE gives brokers the discretion to vote, even if they have not received voting instructions from their customers (sometimes referred to as the beneficial owners). Each broker has its own policies that control whether or not it casts votes for routine matters. In this Proxy Statement, only the ratification of our independent registered public accounting firm (Item 4) is expected to be considered routine by the NYSE.
For non-routine matters, the NYSE prohibits brokers from casting votes on behalf of the beneficial owners if the broker has not received voting instructions. When the broker is unable to vote under these rules, it reports the number of unvoted shares to us as “broker non-votes.” In this Proxy Statement, each item other than Item 4, the ratification of our independent registered public accounting firm, is expected to be considered non-routine by the NYSE. As a result, on each of those items, if you hold your shares in street-name, your shares will NOT be voted unless you give instructions to your broker.
The NYSE will make final determinations about our proposals and will inform the brokers whether each proposal is considered routine or non-routine. To ensure that your shares are voted, we strongly encourage you to provide your broker with your voting instructions.
Can I access the proxy materials on the Internet?
Yes. The proxy materials and our Annual Report to Shareholders are available on a dedicated website at progressiveproxy.com. In addition, our Annual Report on Form 10-K is available at the Investor Relations section of our website at progressive.com/sec.
If you hold your shares in street-name, your broker may also provide you copies of these documents electronically. Please check the information provided in the proxy materials delivered to you by your broker regarding the availability of this service.

AVAILABLE INFORMATION
Progressive’s Corporate Governance Guidelines, Board of Director Committee Charters, Code of Business Conduct and Ethics, and CEO/Senior Financial Officer Code of Ethics are available at
progressive.com/governance. You can also request printed copies of these documents by writing to The Progressive Corporation, Investor Relations, 6300 Wilson Mills Road, Box W33, Mayfield Village, OH 44143 or emailing investor_relations@progressive.com.
We will furnish, without charge, to each person to whom a Proxy Statement is delivered a copy of our Annual Report on Form 10-K for 2022 (other than certain exhibits). You can make that request by writing or calling us. Written requests for these documents should be sent to The Progressive Corporation, Investor Relations, 6300 Wilson Mills Road, Box W33, Mayfield Village, OH 44143 or emailed to investor_relations@progressive.com. Or you can call us at 440-395-2222 to request these documents.
By Order of the Board of Directors,
Daniel P. Mascaro, Secretary
March 27, 2023

THE PROGRESSIVE CORPORATION
6300 WILSON MILLS RD.
MAYFIELD VILLAGE, OH 44143

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions up until 11:59 p.m. eastern time on May 11, 2023, with the exception of shares held in Progressive's 401(k) plan for which voting instructions must be submitted by 11:59 p.m. eastern time on May 9, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PGR2023**

You may attend the meeting via the Internet and vote your shares, with the exception of shares held in Progressive's 401(k) plan, during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. eastern time on May 11, 2023, with the exception of shares held in Progressive's 401(k) plan for which voting instructions must be submitted by 11:59 p.m. eastern time on May 9, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V06569-P84188 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE PROGRESSIVE CORPORATION

The Board of Directors recommends you vote FOR the following nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Danelle M. Barrett	☐	☐	☐
1b. Philip Bleser	☐	☐	☐
1c. Stuart B. Burgdoerfer	☐	☐	☐
1d. Pamela J. Craig	☐	☐	☐
1e. Charles A. Davis	☐	☐	☐
1f. Roger N. Farah	☐	☐	☐
1g. Lawton W. Fitt	☐	☐	☐
1h. Susan Patricia Griffith	☐	☐	☐
1i. Devin C. Johnson	☐	☐	☐
1j. Jeffrey D. Kelly	☐	☐	☐
1k. Barbara R. Snyder	☐	☐	☐
1l. Kahina Van Dyke	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2:	**For**	**Against**	**Abstain**
2. Cast an advisory vote to approve our executive compensation program;	☐	☐	☐

The Board of Directors recommends you vote for 1 YEAR on the following proposal 3:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
3. Cast an advisory vote on the frequency of the advisory vote to approve our executive compensation program;	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4:	**For**	**Against**	**Abstain**
4. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023; and	☐	☐	☐

In their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement is hereby acknowledged.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders should sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, and Annual Report to Shareholders are available at www.proxyvote.com.

V06570-P84188

THE PROGRESSIVE CORPORATION
Annual Meeting of Shareholders
May 12, 2023 10:00 a.m. eastern time

Proxy Solicited on Behalf of the Board of Directors for the 2023 Annual Meeting of Shareholders

The undersigned hereby appoints John P. Sauerland and Daniel P. Mascaro, and both of them, with full power of substitution, as proxies for the undersigned to attend the Annual Meeting of Shareholders of The Progressive Corporation, to be held on May 12, 2023, and at that meeting, and at any adjournment or postponement of that meeting, to vote and act with respect to all of The Progressive Corporation common shares, $1.00 par value, that the undersigned is entitled to vote, with all power the undersigned would possess if present, as follows:

This proxy, when properly executed, will be voted as specified by the shareholder. If no votes are specified, this proxy will be voted FOR the election of each of the 12 nominees identified in Item 1, FOR each of the proposals described in Items 2 and 4, and for 1 YEAR in Item 3.

Continued and to be signed on reverse side